Exhibit 2.1

EXECUTION VERSION

MERGER AND DISTRIBUTION AGREEMENT

by and among

THE MOSAIC COMPANY,

GNS II (U.S.) CORP.,

GNS MERGER SUB LLC,

CARGILL, INCORPORATED

and

Solely with respect to (and for the limited purposes set forth in)

Sections 4.1(c), 4.1(d), 5.7, 7.2(e), 7.2(f), 7.3(b)-(d), 7.4, 7.5, 7.6, 11.9, 11.13(d)

and the last two sentences of Section 11.6,

THE MAC TRUSTS

Dated as of January 18, 2011

i

ii

EXHIBITS

EXHIBIT A:	Form of Certificate of Incorporation of Mosaic to be Adopted Pursuant to the Merger

EXHIBIT B:	Form of Certificate of Incorporation of M Holdings to be Effective Immediately Prior to the Merger

EXHIBIT C:	Representations and Covenants to be made by Cargill Stockholders Participating in the Split-off

iii

MERGER AND DISTRIBUTION AGREEMENT

This MERGER AND DISTRIBUTION AGREEMENT (this “Agreement”), dated as of January 18, 2011, is by and among The Mosaic Company, a Delaware corporation (“Mosaic”), Cargill, Incorporated, a Delaware corporation (“Cargill”), GNS II (U.S.) Corp., a Delaware corporation and a direct, wholly-owned subsidiary of Mosaic that will change its name to “The Mosaic Company” promptly following the Merger Effective Time (as defined below) (“M Holdings”), GNS Merger Sub LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of M Holdings (“Merger Sub”), and, solely with respect to (and for the limited purposes set forth in) Sections 4.1(c), 4.1(d), 5.7, 7.2(e), 7.2(f), 7.3(b)-(d), 7.4, 7.5, 7.6, 11.9, 11.13(d) and the last two sentences of Section 11.6, the MAC Trusts (as defined below).

WHEREAS, as of the date of this Agreement, the authorized capital stock of Mosaic consists of 715,000,000 shares, of which 700,000,000 shares are common stock, par value $0.01 per share (“Mosaic Common Stock”), and 15,000,000 shares are preferred stock, par value $0.01 per share (“Mosaic Preferred Stock,” and together with the Mosaic Common Stock, the “Mosaic Stock”);

WHEREAS, as of the date of this Agreement, Mosaic directly owns one (1) share of M Holdings Common Stock (representing 100% of the outstanding shares of M Holdings Common Stock);

WHEREAS, as of the date of this Agreement, Cargill directly owns 11,631,933 shares of Mosaic Common Stock (representing approximately 2.6 percent of the outstanding shares of Mosaic Common Stock), GNS I (U.S.) Corp., a Delaware corporation and a direct, wholly-owned subsidiary of Cargill (“GNS I”), directly owns 30,155,221 shares of Mosaic Common Stock (representing approximately 6.7 percent of the outstanding shares of Mosaic Common Stock), and Cargill Fertilizer, Inc., a Delaware corporation and a direct majority-owned (and an indirect wholly-owned) subsidiary of Cargill (“CFI”), directly owns 243,972,618 shares of Mosaic Common Stock (representing approximately 54.8 percent of the outstanding shares of Mosaic Common Stock);

WHEREAS, Cargill intends, on or prior to the Closing Date (as defined below), to cause GNS I and CFI to convert to limited liability companies and transfer to Cargill all of the shares of Mosaic Common Stock directly owned by GNS I and CFI;

WHEREAS, the parties desire to engage in a series of transactions pursuant to which on the Closing Date (defined below):

a) the certificate of incorporation of M Holdings will be amended (such amendment, the “M Holdings Charter Amendment”) to, among other things, (x) authorize the issuance of (A) four series of shares of new M Holdings Class A Common Stock (as defined below), with each share of each such series being entitled to one (1) vote with respect to all matters on which the holders of M Holdings Class A Common Stock are entitled to vote, (B) three series of shares of new M Holdings Class B Common Stock (as defined below), with each share of each such series being entitled to ten (10) votes with respect to the election of directors and one (1) vote with respect to all other matters on which the holders of M Holdings Class B Common Stock are entitled to vote, and (C) shares of M Holdings Common Stock (as defined below), each share of which will be entitled to one (1) vote with respect to all matters on which the holders of M Holdings Common Stock are entitled to vote; and (y) reclassify all of the shares of capital stock of M Holdings then held by Mosaic into shares of M Holdings Common Stock to be held by Mosaic;

b) after the effective time of the M Holdings Charter Amendment, Merger Sub will merge with and into Mosaic (the “Merger”) (with Mosaic being the surviving corporation in such Merger) pursuant to which (i) Mosaic will become a wholly-owned subsidiary of M Holdings; (ii) a portion of the outstanding shares of Mosaic Common Stock held by Cargill will be converted, on a one-for-one basis, into the right to receive shares of the different series of M Holdings Class A Common Stock and M Holdings Class B Common Stock; and (iii) each of the other outstanding shares of Mosaic Common Stock (including a portion of the shares of Mosaic Common Stock held by Cargill) will be converted, on a one-for-one basis, into the right to receive shares of M Holdings Common Stock; and

c) as promptly as practicable after the Merger Effective Time (as defined below), Cargill will consummate a split-off transaction (the “Split-off”) pursuant to which Cargill will exchange all of the shares of M Holdings Class B Common Stock, M Holdings Class A Common Stock and M Holdings Common Stock to be received by it in the Merger (other than the Cargill Retained M Holdings Shares (as defined below)) with stockholders of Cargill for outstanding shares of capital stock of Cargill held by such stockholders of Cargill;

WHEREAS, under the terms of an exchange agreement, dated as of the date hereof, by and among Cargill and the MAC Trusts (as defined below) (as such agreement may be amended from time to time (the “MAC Trusts Exchange Agreement”), the Split-off is to be effected, in part, by means of an exchange by Cargill of shares of M Holdings Class B Common Stock, M Holdings Class A Common Stock and M Holdings Common Stock with the MAC Trusts for all of the outstanding shares of capital stock of Cargill held by the MAC Trusts;

WHEREAS, under the terms of one or more exchange agreements, dated as of the date hereof, by and among Cargill and certain Exchanging Cargill Stockholders (as defined below), other than the MAC Trusts, as such agreements may be amended from time to time (the “Tender and Support Agreements”), the Split-off is to be effected, in part, by means of an exchange by Cargill of shares of M Holdings Class B Common Stock with the signatories of the Tender and Support Agreements for some or all of the outstanding shares of capital stock of Cargill held by such Exchanging Cargill Stockholders, other than the MAC Trusts;

WHEREAS, Cargill intends that, in connection with the Split-off, it will consummate the Initial Debt Exchange (as defined below), pursuant to which it will exchange with Exchanging Cargill Debt Holders (as defined below), pursuant to one or more Debt Exchange Agreements (as defined below), a portion of the Cargill Retained M Holdings Shares for indebtedness of Cargill then held by such Exchanging Cargill Debt Holders, such Initial Debt Exchange to occur on the Closing Date as promptly as practicable after the Merger Effective Time;

WHEREAS, it is intended that, on the Closing Date after the Split-off and the Initial Debt Exchange, M Holdings will consummate a public offering pursuant to the Registration

Agreement, dated as of the date hereof, by and among Cargill, Mosaic, M Holdings, the MAC Trusts, and any other parties that become signatory thereto, as such agreement may be amended from time to time (the “Registration Agreement”), pursuant to which (i) the MAC Trusts will be entitled to offer and sell certain shares of M Holdings then held by the MAC Trusts, and (ii) Exchanging Cargill Debt Holders will be entitled to offer and sell certain Cargill Retained M Holdings Shares received by the Exchanging Cargill Debt Holders pursuant to the Initial Debt Exchange; and

WHEREAS, pursuant to the Tax Agreement, dated as of the date hereof, by and among Cargill, Mosaic and M Holdings, as such agreement may be amended from time to time (the “Tax Agreement”), the parties have set forth their understanding and intentions with respect to the United States federal income tax treatment of the Transactions (as defined below), and have provided representations and indemnities relating to the Transactions.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1 General. As used in this Agreement, the following terms shall have the following meanings:

“Acorn Trust” means the Acorn Trust dated January 30, 1995, as amended.

“Action” shall mean any action, suit, arbitration, inquiry, proceeding or investigation by or before any court, any governmental or other regulatory or administrative agency, body or commission or any arbitration tribunal.

“Affiliate” shall mean, when used with respect to a specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person; provided, however, that for purposes of this Agreement, neither the Mosaic Parties and their respective Subsidiaries nor the MAC Trusts shall be considered to be “Affiliates” of Cargill and its Subsidiaries, and neither Cargill and its Subsidiaries nor the MAC Trusts shall be considered to be “Affiliates” of the Mosaic Parties and their respective Subsidiaries. As used in this definition, “control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other interests, by contract or otherwise.

“Agreement” shall have the meaning set forth in the Preamble.

“Alternative Proposal” shall mean any inquiry, proposal or offer from any Person relating to any (a) acquisition of twenty percent (20%) or more of the consolidated total assets of Mosaic and its Subsidiaries taken as a whole or (b) acquisition, tender or exchange offer, merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction or any combination of the foregoing that would result in such Person beneficially owning twenty percent (20%) or more of the outstanding shares of Mosaic Common Stock, in each case, other than any of the Transactions.

“Anne Ray Charitable Trust” means the Anne Ray Charitable Trust dated August 20, 1996, as amended.

“beneficial owner” and words of similar import (including “beneficially own” and “beneficial ownership”) shall have the meaning attributed to them under Rule 13d-3 promulgated under the Exchange Act; provided that such determination shall be made without taking into account the 60-day limitation that would otherwise apply to such determination as provided for in Rule 13d-3(d)(1)(i).

“Bring Down Tax Opinion” shall mean a written opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, dated the Closing Date, reaffirming the conclusions set forth in the Initial Tax Opinion.

“Business Day” shall mean any day, other than a Saturday, Sunday or a day on which banking institutions in the City of New York, New York are authorized or obligated by law or executive order to close.

“Capitalization Date” shall have the meaning set forth in Section 5.5(a).

“Cargill” shall have the meaning set forth in the Preamble.

“Cargill Disclosure Schedule” shall have the meaning set forth in the first paragraph of Article VI.

“Cargill ESOP” shall mean the Cargill, Incorporated Master Employee Stock Ownership Trust.

“Cargill Indemnified Parties” shall have the meaning set forth in Section 8.2.

“Cargill Material Adverse Effect” shall mean any Event (or Events) that, individually (or in the aggregate) would be reasonably expected to materially and adversely affect Cargill’s ability to perform its obligations under this Agreement or any Transaction Documents.

“Cargill Pension Fund” shall mean Cargill, Incorporated and Associated Companies Master Pension Trust.

“Cargill Required Consents” shall have the meaning set forth in Section 6.4.

“Cargill Retained M Holdings Shares” shall mean that number of shares of M Holdings Common Stock as shall be determined by Cargill; provided, however, that the number of Cargill Retained M Holdings Shares may not exceed (a) the number of shares of Mosaic Common Stock held by Cargill immediately prior to the Merger Effective Time, less (b) 40% of the Mosaic Outstanding Share Number; and the number of Cargill Retained M Holdings Shares may not be less than 50 million.

“Cargill Waiver Notice” has the meaning set forth in Section 7.10.

“Certificate of Merger” has the meaning set forth in Section 3.1(b).

“CFI” shall have the meaning set forth in the Recitals and shall also mean any corporation, limited liability company or partnership that is a successor to Cargill Fertilizer, Inc. by merger or conversion.

“Change in the Mosaic Recommendation” shall have the meaning set forth in Section 7.2(g).

“Class A Conversion Shares” shall mean a number of shares of Mosaic Common Stock held by Cargill that is equal to (w) the number of shares of Mosaic Common Stock held by Cargill immediately prior to the Merger Effective Time, less (x) the number of shares of M Holdings Common Stock being sold by the MAC Trusts pursuant to the First Formation Offering, less (y) the number of Cargill Retained M Holdings Shares less (z) the number of Class B Conversion Shares.

“Class B Conversion Shares” shall mean a number of shares of Mosaic Common Stock that is equal to the minimum number of shares of Mosaic Common Stock held by Cargill immediately before the Merger Effective Time that must be converted into shares of M Holdings Class B Common Stock in the Merger so that, immediately after the Merger Effective Time, the total shares of M Holdings Stock held by Cargill (excluding the Cargill Retained M Holdings Shares) represent at least 81% of the total voting power (for the election of directors of M Holdings) of the shares of M Holdings Stock outstanding immediately after the Merger Effective Time (treating the Reclassified Shares as voting shares for purposes of this calculation).

“Closing” shall have the meaning set forth in Section 2.1.

“Closing Condition Date” means any calendar date prior to the completion of the Closing Period upon which all of the Closing Period Conditions shall have been satisfied or waived, other than those Closing Period Conditions that by their nature are to be satisfied as of the Closing (provided that all such Closing Period Conditions could be satisfied if the Closing were scheduled on such date or, if such date is not a Business Day, such Closing Period Conditions could be satisfied if the Closing were scheduled on the next succeeding Business Day). Notwithstanding the foregoing, (i) in the event that Mosaic shall publicly announce any intention to restate any historical financial statements included in the Mosaic Recent Filings or in any of the Mosaic Parties’ SEC Reports filed or required to be filed with the SEC thereafter or that any such restatement is under consideration, no date shall constitute a Closing Condition Date until the first Business Day after the date upon which such restatement shall have been completed or Mosaic shall have publicly announced that it has concluded that no restatement is required, (ii) in the event that Mosaic shall have failed to file with the SEC when due any report that is required to be filed by Mosaic with the SEC under the Exchange Act, no date shall constitute a Closing Condition Date until the first Business Day after the date upon which such report shall have been filed with the SEC, (iii) in the event that Mosaic’s independent registered public accounting firm shall have failed (other than during a Dead Period) to confirm (within three Business Days after a request for such confirmation from Cargill or any of the joint book running managing underwriters of the First Formation Offering, which request shall be accompanied by a customary “circle-up” of items included, or incorporated by reference, in the Registration Statement for which comfort is requested) that such independent registered public accounting firm would then be prepared to issue to each underwriter in the First Formation Offering (if the First Formation Offering were to then be effected) a customary comfort letter in accordance with AU 634 (and applicable interpretations thereof), including, without limitation, customary negative assurances and covering customary change period matters, with respect to the historical financial information of Mosaic included, or incorporated by reference, in the Registration Statement, subject only to completion of customary procedures, no date shall constitute a Closing Condition Date until the first Business Day after the date upon which such independent registered public accounting firm (or another independent registered public accounting firm reasonably acceptable to Cargill) confirms that it would be prepared to then issue such comfort letter to each underwriter in the First Formation Offering (if the First Formation Offering were to then be effected), (iv) in the event that Mosaic’s independent registered public accounting firms shall have withdrawn any audit opinion with respect to any audited financial statements included in the Mosaic Recent Filings Mosaic or in any of the Mosaic Parties’ SEC Reports filed or required to be filed with the SEC thereafter, no date shall constitute a Closing Condition Date until the first Business Day after a new unqualified audit opinion is issued with respect to the consolidated financial statements for the applicable periods by such independent registered public accounting firm or another independent registered public accounting firm reasonably acceptable to Cargill, or (v) in the event that there shall be any suspension of trading in the shares of Mosaic Common Stock on the NYSE for three consecutive Trading Days, no date shall constitute a Closing Condition Date until the first Business Day after such suspension is lifted.

“Closing Date” shall have the meaning set forth in Section 2.1.

“Closing Period” shall mean the first period of sixty (60) consecutive calendar days (as such number may be increased as provided herein) that are Closing Condition Dates; provided, however, that (a) if the Closing Period includes a Dead Period, the number of consecutive calendar days of the Closing Period shall be increased by the number of calendar days included in such Dead Period, and (b) if Cargill delays the commencement of the Offer pursuant to Section 4.1(d) hereof and the Closing Period commences prior to the conclusion of the twentieth (20th) Business Day after the commencement of the Offer, the Closing Period shall be increased by that number of calendar days that is equal to the lesser of (x) the number of calendar days of the Closing Period that elapse prior to the conclusion of the twentieth (20th) Business Day after the commencement of the Offer and (y) the number of calendar days that Cargill shall have delayed the commencement of the Offer pursuant to Section 4.1(d).

“Closing Period Conditions” shall mean (i) all of the conditions to the parties’ obligations to effect the Closing set forth in Section 9.1, (ii) the condition to the Mosaic Parties’ obligation to effect the Closing set forth in Section 9.2(f) and (iii) all of the conditions to Cargill’s obligation to effect the Closing set forth in Section 9.3.

“Compensation Dead Period” means (a) if the Registration Statement contemplated by Section 2.1(a) of the Registration Agreement is filed on Form S-1, the period from May 20, 2011 through June 13, 2011 if fiscal 2011 compensation information reasonably intended to comply with the rules of the SEC is not included therein on or prior to June 13, 2011, or (b) if fiscal 2011 compensation information reasonably intended to comply with the rules of the SEC is included in such Registration Statement on or prior to June 13, 2011, the period from May 20, 2011 through the later of (x) the date the SEC elects not to issue comments relating to such compensation information and (y) the date (which may in no event be later than June 30, 2011) upon which any such comments issued by the SEC shall have been adequately resolved.

“Contract” shall mean any note, mortgage, indenture, deed of trust, pledge agreement, guarantee, loan agreement, permit, lease, license, franchise, concession, power of attorney, purchase order, or other agreement, contract, instrument, obligation, offer, commitment, arrangement or understanding, whether written or oral, in each case as amended, supplemented, waived or otherwise modified.

“Conversion Notice” shall have the meaning set forth in Section 2.2(b)(i).

“Dead Period” means (a) the period beginning on and including April 1, 2011 through and including April 15, 2011; (b) any Compensation Dead Period and the five (5) consecutive Business Days thereafter; (c) the period beginning on and including July 1, 2011 through and including the later of July 15, 2011 and the fifth (5th) Business Day following the date on which Mosaic files with the SEC its Annual Report on Form 10-K for the year ended May 31, 2011; and (d) the period beginning on and including August 20, 2011 through and including the fifth (5th) Business Day after September 5, 2011.

“Debt Exchanges” shall have the meaning set forth in Section 4.2(a).

“Debt Exchange Agreements” shall mean the agreements entered into between Cargill and an Exchanging Cargill Debt Holder for the exchange by such Exchanging Cargill Debt Holder of indebtedness of Cargill with Cargill for Cargill Retained M Holdings Shares.

“DGCL” shall mean the General Corporation Law of the State of Delaware.

“DLLCA” shall mean the Limited Liability Company Act of the State of Delaware.

“End Date” means August 18, 2011; provided that, if such date occurs on a Closing Condition Date and the Closing Period shall not have previously expired, the “End Date” shall be the fifth (5th) Business Day after the earlier of (x) the first Business Day after August 18, 2011 that is not a Closing Condition Date and (y) the expiration of the Closing Period.

“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchanging Cargill Debt Holders” shall mean those Persons who have exchanged or will exchange indebtedness of Cargill with Cargill for shares of Cargill Retained M Holdings Shares pursuant to the Initial Debt Exchange or any Follow-on Debt Exchange.

“Exchanging Cargill Stockholders” shall have the meaning set forth in Section 4.1(a).

“Event” shall mean any event, change, development, effect, condition, circumstance, occurrence or state of facts.

“First Formation Offering” shall have the meaning set forth in the Registration Agreement.

“First Formation Offering Maximum Sale Number” shall have the meaning set forth in the Registration Agreement.

“Follow-on Debt Exchange” shall mean any exchange after the Closing Date by Cargill with Exchanging Cargill Debt Holders, pursuant to one or more Debt Exchange Agreements, of a portion of the Cargill Retained M Holdings Shares for indebtedness of Cargill then held by such Exchanging Cargill Debt Holders.

“Form S-4” shall have the meaning set forth in Section 7.2(b).

“Formation Offerings” shall have the meaning set forth in the Registration Agreement.

“GAAP” shall mean U.S. generally accepted accounting principles as in effect from time to time.

“GNS I” shall have the meaning set forth in the Recitals and shall also mean any corporation, limited liability company or partnership that is a successor to GNS I (U.S.) Corp. by merger or conversion.

“Governance Agreement” shall mean that certain Governance Agreement, dated as of the date hereof, entered into by and among Mosaic, M Holdings, the MAC Trusts and the other Exchanging Cargill Stockholders from time to time party thereto, including any other Exchanging Cargill Stockholder who, to the knowledge of Cargill at the time of the Closing, is reasonably expected to be a Significant Stockholder immediately after the consummation of the Split-off.

“Governmental Authority” shall mean any nation or government, any foreign or domestic federal, state, county, municipal or other political instrumentality or subdivision thereof and any foreign or domestic entity or body exercising executive, legislative, judicial, regulatory, administrative, supervisory or taxing functions of or pertaining to government, including any court.

“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Indemnified Party” shall have the meaning set forth in Section 8.4(a).

“Indemnifying Party” shall have the meaning set forth in Section 8.4(a).

“Initial Debt Exchange” shall mean an exchange on the Closing Date by Cargill with Exchanging Cargill Debt Holders, pursuant to one or more Debt Exchange Agreements, of a portion of the Cargill Retained M Holdings Shares for indebtedness of Cargill then held by such Exchanging Cargill Debt Holders.

“Initial Tax Opinion” shall mean the written tax opinion as to certain consequences of the Split-off rendered by Fried, Frank, Harris, Shriver & Jacobson LLP to Cargill as of the date of this Agreement.

“Intervening Event” shall have the meaning set forth in Section 7.2(g).

“IRS” shall mean the Internal Revenue Service.

“IRS Ruling Submission” shall mean the request for rulings submitted by Cargill to the IRS, dated December 21, 2009, including the exhibits and supplements thereto and all other submissions, documents, materials or other information submitted to the IRS in connection with such request for rulings or any supplemental rulings related to the Transactions.

“knowledge of Cargill” means the actual knowledge of any of Messrs. Gregory R. Page, David W. MacLennan and Scott Naatjes and Ms. Linda Cutler.

“knowledge of Mosaic” means the actual knowledge of any of Messrs. James T. Prokopanko, Lawrence W. Stranghoener, Richard L. Mack and Todd Madden. It is agreed and acknowledged that each of the foregoing persons shall be deemed to have actual knowledge of all information contained in Schedules 13G and 13D, and amendments thereto, filed with the SEC in respect of the shares of Mosaic Common Stock.

“Law” shall mean all laws, Orders, statutes, codes, regulations, ordinances, decrees, rules, or other requirements with similar effect of any Governmental Authority.

“Letter of Transmittal” shall have the meaning set forth in Section 3.4(d).

“Lilac Trust” means the Lilac Trust dated August 20, 1996, as amended.

“Losses” shall mean all losses, costs, charges, expenses (including interest and penalties due and payable with respect thereto and reasonable attorneys’ and other professional fees and expenses in connection with any Action whether involving a third-party claim or any claim solely between the parties hereto), obligations, liabilities, settlement payments, awards, judgments, fines, penalties, damages, demands, claims, assessments or deficiencies.

“M Holdings” shall have the meaning set forth in the Preamble.

“M Holdings Charter Amendment” shall have the meaning set forth in the Recitals.

“M Holdings Class A Common Stock” shall mean collectively, the M Holdings Series A-1 Common Stock, the M Holdings Series A-2 Common Stock, the M Holdings Series A-3 Common Stock and the M Holdings Series A-4 Common Stock.

“M Holdings Class B Common Stock” shall mean collectively, the M Holdings Series B-1 Common Stock, the M Holdings Series B-2 Common Stock and the M Holdings Series B-3 Common Stock.

“M Holdings Common Stock” shall mean the common stock, par value $0.01 per share, of M Holdings, having the relative powers, preferences, rights, qualifications, limitations and restrictions attaching to such series of common stock as specified in the certificate of incorporation of M Holdings, as it may be amended from time to time.

“M Holdings Series A-1 Common Stock” shall mean the Class A Common Stock, Series A-1, par value $0.01 per share, of M Holdings, having the relative powers, preferences, rights, qualifications, limitations and restrictions attaching to such series of common stock as specified in the certificate of incorporation of M Holdings, as it may be amended from time to time.

“M Holdings Series A-2 Common Stock” shall mean the Class A Common Stock, Series A-2, par value $0.01 per share, of M Holdings, having the relative powers, preferences, rights, qualifications, limitations and restrictions attaching to such series of common stock as specified in the certificate of incorporation of M Holdings, as it may be amended from time to time.

“M Holdings Series A-3 Common Stock” shall mean the Class A Common Stock, Series A-3, par value $0.01 per share, of M Holdings, having the relative powers, preferences, rights, qualifications, limitations and restrictions attaching to such series of common stock as specified in the certificate of incorporation of M Holdings, as it may be amended from time to time.

“M Holdings Series A-4 Common Stock” shall mean the Class A Common Stock, Series A-4, par value $0.01 per share, of M Holdings, having the relative powers, preferences, rights, qualifications, limitations and restrictions attaching to such series of common stock as specified in the certificate of incorporation of M Holdings, as it may be amended from time to time.

“M Holdings Series B-1 Common Stock” shall mean the Class B Common Stock, Series B-1, par value $0.01 per share, of M Holdings, having the relative powers, preferences, rights, qualifications, limitations and restrictions attaching to such series of common stock as specified in the certificate of incorporation of M Holdings, as it may be amended from time to time.

“M Holdings Series B-2 Common Stock” shall mean the Class B Common Stock, Series B-2, par value $0.01 per share, of M Holdings, having the relative powers, preferences, rights, qualifications, limitations and restrictions attaching to such series of common stock as specified in the certificate of incorporation of M Holdings, as it may be amended from time to time.

“M Holdings Series B-3 Common Stock” shall mean the Class B Common Stock, Series B-3, par value $0.01 per share, of M Holdings, having the relative powers, preferences, rights, qualifications, limitations and restrictions attaching to such series of common stock as specified in the certificate of incorporation of M Holdings, as it may be amended from time to time.

“M Holdings Equity Linked Securities” shall have the meaning set forth in Section 5.5(b).

“M Holdings Stock” shall mean the M Holdings Common Stock, the M Holdings Class A Common Stock and the M Holdings Class B Common Stock.

“MAC Trusts” shall mean the Margaret A. Cargill Foundation, the Acorn Trust, the Lilac Trust and the Anne Ray Charitable Trust.

“MAC Trusts Exchange Agreement” shall have the meaning set forth in the Recitals.

“MAC Trusts Registration Agreement” shall mean the Registration Agreement, dated as of the date hereof, by and among Mosaic, M Holdings and the MAC Trusts, as such agreement may be amended from time to time.

“Margaret A. Cargill Foundation” means the Margaret A. Cargill Foundation established under the Acorn Trust dated January 30, 1995, as amended.

“Market Event Notice” has the meaning set forth in Section 7.10.

“Material Market Event” means (i) any material disruption in, or material adverse change to, U.S. or international financial, political or economic conditions or U.S. or international capital markets the effect of which is such as to make it impractical to proceed with an offering in the First Formation Offering in which the number of shares of M Holdings Common Stock offered for sale is equal to the minimum number of shares entitled to be sold by the MAC Trusts in the First Formation Offering pursuant to the Registration Agreement plus 30.75% of the number of shares of Mosaic Common Stock held by CFI as of the date of this Agreement, (ii) any general suspension of trading in, or material limitations on prices for, securities generally on the NYSE for three or more consecutive Business Days; (iii) any banking moratorium declared by any United States, Minnesota or New York Governmental Authorities for three or more consecutive Business Days; (iv) any major disruption of settlements of securities, payment or clearance services in the United States for three or more consecutive Business Days; (v) any attack on, outbreak or material escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international security event or similar crisis if the effect of any such attack, outbreak, escalation, act, declaration, event or crisis is to cause a material disruption in, or material adverse change to, the United States capital markets for a period of three or more consecutive Business Days such that it is impractical to proceed with an offering in the First Formation Offering in which the number of shares of M Holdings Common Stock offered for sale is equal to the number of shares entitled to be sold by the MAC Trusts in the First Formation Offering pursuant to the Registration Agreement plus 30.75% of the number of shares of Mosaic Common Stock held by CFI as of the date of this Agreement; (vi) any decline in the Standard & Poor’s 500 Index by an amount in excess of twenty percent (20%) measured from the date of this Agreement; or (vii) any increase in the Standard & Poor’s 500 Index by an amount in excess of twenty percent (20%) measured from the date of this Agreement.

“Merger” shall have the meaning set forth in the Recitals.

“Merger Effective Time” shall have the meaning set forth in Section 3.1(b).

“Merger Sub” shall have the meaning set forth in the Preamble.

“Mosaic” shall have the meaning set forth in the Preamble.

“Mosaic Awards” shall have the meaning set forth in Section 3.5.

“Mosaic Book-Entry Shares” shall have the meaning set forth in Section 3.3(b).

“Mosaic Certificates” shall have the meaning set forth in Section 3.3(b).

“Mosaic Common Stock” shall have the meaning set forth in the Recitals.

“Mosaic Disclosure Schedule” shall have the meaning set forth in the first paragraph of Article V.

“Mosaic Equity Linked Securities” shall have the meaning set forth in Section 5.5(a).

“Mosaic Indemnified Parties” shall have the meaning set forth in Section 8.3.

“Mosaic Material Adverse Effect” shall mean any Event (or Events) that, individually (or in the aggregate) (a) is (or are) or would be reasonably expected to be materially adverse to the financial condition, assets, liabilities, business or results of operations of Mosaic and its Subsidiaries, or, after the Closing, M Holdings and its Subsidiaries, taken as a whole; provided, however, that a Mosaic Material Adverse Effect shall not be deemed to include Events relating to or resulting from: (A) changes generally affecting the economy, financial or securities markets or political or regulatory conditions, to the extent such changes do not, and would not be reasonably expected to, adversely affect Mosaic and its Subsidiaries or, after the Closing, M Holdings and its Subsidiaries in a disproportionate manner relative to other participants in the fertilizer industry; (B) changes in the fertilizer industry, to the extent such changes do not, and would not be reasonably expected to, adversely affect Mosaic and its Subsidiaries or, after the Closing, M Holdings and its Subsidiaries in a disproportionate manner relative to other participants in the fertilizer industry; (C) any change in Law or the interpretation thereof, to the extent such changes do not, and would not be reasonably expected to, adversely affect Mosaic and its Subsidiaries or, after the Closing, M Holdings and its Subsidiaries in a disproportionate manner relative to other participants in the fertilizer industry; (D) any change in GAAP or the interpretation thereof; (E) acts of war, armed hostility or terrorism, to the extent such changes do not adversely affect Mosaic and its Subsidiaries or, after the Closing, M Holdings and its Subsidiaries in a disproportionate manner relative to other participants in the fertilizer industry; (F) any failure by Mosaic to meet any internal or published industry analyst projections or forecasts or estimates of revenues or earnings for any period (it being understood and agreed that the facts and circumstances giving rise to such failure that are not otherwise excluded from the definition of Mosaic Material Adverse Effect may be taken into account in determining whether there has been a Mosaic Material Adverse Effect); and (G) any change resulting from the negotiation, execution or announcement of the Merger or other Transactions; or (b) would be reasonably expected to materially and adversely affect the Mosaic Parties’ ability to consummate the Merger.

“Mosaic Options” shall have the meaning set forth in Section 3.5.

“Mosaic Outstanding Share Number” shall have the meaning set forth in Section 2.2(a).

“Mosaic Parties” shall mean Mosaic, M Holdings and Merger Sub.

“Mosaic Parties’ SEC Reports” shall have the meaning set forth in Section 5.7.

“Mosaic Plans” shall have the meaning set forth in Section 3.5.

“Mosaic Preferred Stock” shall have the meaning set forth in the Recitals.

“Mosaic Recommendation” shall have the meaning set forth in Section 7.2(c).

“Mosaic Recent Filings” shall have the meaning set forth in the first paragraph of Article V.

“Mosaic Required Consents” shall have the meaning set forth in Section 5.4.

“Mosaic Shareholder Approval” shall have the meaning set forth in Section 5.2(b).

“Mosaic Shareholders” shall mean the holders of Mosaic Common Stock.

“Mosaic Shareholders Meeting” shall have the meaning set forth in Section 7.2(a).

“Mosaic Special Committee” shall mean the special committee of independent directors of Mosaic established to consider and approve this Agreement and the Transactions and related matters, or any successor committee established by the Mosaic Board of Directors and designated for such purpose.

“Mosaic Stock” shall have the meaning set forth in the Recitals.

“Mosaic Tax Certificate” shall have the meaning set forth in the Tax Agreement.

“Mosaic Transaction Documents” shall have the meaning set forth in Section 7.2(d).

“Mosaic Underwriting Failure” means the failure of Mosaic or the joint book-running underwriter selected by Mosaic for the First Formation Offering to agree, promptly (and in any event within five (5) Business Days) after a request therefor from Cargill, to a First Formation Offering Maximum Sale Number equal to at least the minimum number of shares entitled to be sold by the MAC Trusts in the First Formation Offering pursuant to the Registration Agreement plus 30.75% of the number of shares of Mosaic Common Stock held by CFI as of the date of this Agreement (and the joint book-running underwriter selected by Mosaic for the First Formation Offering is willing to enter into an underwriting agreement to underwrite the sale of at least 28,875,000 shares of M Holdings Common Stock to the public in the First Formation Offering) if Cargill has stated in such request that it and the joint book-running underwriter selected by Cargill for the First Formation Offering are willing at such time to agree to a First Formation Offering Maximum Sale Number equal to at least the minimum number of shares entitled to be sold by the MAC Trusts in the First Formation Offering pursuant to the Registration Agreement plus 30.75% of the number of shares of Mosaic Common Stock held by CFI as of the date of this Agreement (and the joint book-running underwriter selected by Cargill for the First Formation Offering is willing at such time to enter into an underwriting agreement to underwrite the sale of at least 28,875,000 shares of M Holdings Common Stock to the public in the First Formation Offering).

“Mosaic Waiver Request” has the meaning set forth in Section 7.10.

“Non-Compete Agreement” shall mean the Non-Competition Agreement, dated as of the date hereof, between Cargill and M Holdings.

“NYSE” shall mean the New York Stock Exchange.

“Offer” shall mean any exchange offer by Cargill to all or some of the holders of the shares of capital stock of Cargill to effect the Split-off.

“Offer Documents” shall mean any offer documents, including form of transmittal letter, pursuant to which Cargill and/or one of its Subsidiaries makes any Offer (together with any supplements and amendments thereto).

“Order” shall mean all judgments, orders, writs, injunctions, decisions, rulings, decrees and awards of any Governmental Authority.

“Party” or “party” shall mean each of the Mosaic Parties and Cargill.

“Person” shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, governmental entity or agency or other entity of any kind or nature.

“Private Letter Ruling” shall mean the private letter ruling issued by the IRS, dated November 15, 2010 and any supplemental rulings issued by the IRS pursuant to the IRS Ruling Submission.

“Proxy Statement” shall have the meaning set forth in Section 7.2(b).

“Public Merger Consideration” shall have the meaning set forth in Section 3.4(d).

“Publicly Held Shares” shall have the meaning set forth in Section 3.4(d).

“Reclassified Share Number” shall have the meaning set forth in Section 2.2(a)(ii).

“Reclassified Shares” shall have the meaning set forth in Section 2.2(a)(ii).

“Registrable Securities” shall have the meaning set forth in the Registration Agreement.

“Registration Agreement” shall have the meaning set forth in the Recitals.

“Registration Statement” shall have the meaning set forth in the Registration Agreement.

“Released Share Offering” shall have the meaning set forth in the Registration Agreement.

“Representatives” shall have the meaning set forth in Section 7.3(b).

“Requisite Response Period” has the meaning set forth in Section 7.10.

“Sarbanes-Oxley Act” shall have the meaning set forth in Section 5.7.

“S&P 500 Index Inclusion Offering” shall have the meaning set forth in the Registration Agreement.

“SEC” shall mean the U.S. Securities and Exchange Commission.

“Securities Act” shall mean the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Series A-1 Conversion Shares” shall mean a number of Class A Conversion Shares equal to (x) the total number of Class A Conversion Shares less (y) the aggregate number of Series A-2 Conversion Shares, Series A-3 Conversion Shares and Series A-4 Conversion Shares.

“Series A-2 Conversion Shares” shall mean a number of Class A Conversion Shares equal to one-third of (x) the total number of Class A Conversion Shares less (y) the number of Series A-4 Conversion Shares, rounded down to the nearest whole number.

“Series A-3 Conversion Shares” shall mean a number of Class A Conversion Shares equal one-third of (x) the total number of Class A Conversion Shares less (y) the number of Series A-4 Conversion Shares, rounded down to the nearest whole number.

“Series A-4 Conversion Shares” shall mean a number of Class A Conversion Shares that is equal to 49,500,000 less the number of shares of M Holdings Common Stock being sold by the MAC Trusts on or about the Closing Date pursuant to the First Formation Offering.

“Series B-1 Conversion Shares” shall mean a number of Class B Conversion Shares equal to one-third of the total number of Class B Conversion Shares, rounded down to the nearest whole number.

“Series B-2 Conversion Shares” shall mean a number of Class B Conversion Shares equal one-third of the total number of Class B Conversion Shares, rounded down to the nearest whole number.

“Series B-3 Conversion Shares” shall mean a number of Class B Conversion Shares equal one-third of the total number of Class B Conversion Shares, rounded down to the nearest whole number.

“Share Number Date” shall have the meaning set forth in Section 2.2(a).

“Significant Stockholder” shall mean any stockholder or a group (as defined in Section 13(d)(3) of the Exchange Act) of stockholders of Cargill who will beneficially own shares of M Holdings Stock representing five percent (5%) or more of the outstanding voting power of M Holdings for the election of directors immediately after giving effect to the Split-off; provided, that, for purposes of this definition, (a) if shares of M Holdings Stock are owned by a trust having three (3) or more trustees and voting and investment decisions are based on a simple majority vote of such trustees, then none of the trustees of such trust shall be deemed to beneficially own the shares held by such trust, and (b) any trusts with over-lapping trustees shall not be deemed to be considered part of a “group” solely as a result of the over-lapping trustees.

“Split-off” shall have the meaning set forth in the Recitals.

“Subsidiary” shall mean any corporation, limited liability company, partnership or other entity of which another entity (i) owns, directly or indirectly, ownership interests sufficient to elect a majority of the board of directors (or persons performing similar functions) or (ii) is a general partner or an entity performing similar functions; provided, however, that, unless the context otherwise requires, none of the Mosaic Parties nor any of their respective Subsidiaries shall be considered to be “Subsidiaries” of Cargill or any of its Subsidiaries (other than Mosaic Parties and their respective Subsidiaries).

“Tax” or “Taxes” shall mean taxes of any kind, levies or other like assessments, customs, duties, imposts, charges or fees, including income, gross receipts, ad valorem, value added, excise, real or personal property, asset, sales, use, license, payroll, transaction, capital, net worth and franchise taxes, withholding, employment, social security, workers compensation, utility, severance, production, unemployment compensation, occupation, premium, windfall profits, transfer and gains taxes or other governmental taxes imposed or payable to the United States, or any state, county, local or foreign government or subdivision or agency thereof, and in each instance such term shall include any interest, penalties, additions to tax or additional amounts attributable to any such tax.

“Tax Agreement” shall have the meaning set forth in the Recitals.

“Tender and Support Agreements” shall have the meaning set forth in the Recitals.

“Termination Fee” shall have the meaning set forth in Section 10.2(b)(ii).

“Third-Party Claim” shall have the meaning set forth in Section 8.4(b).

“Trading Day” means a day on which the Mosaic Common Stock (x) has traded at least one share on the NYSE and (y) is not suspended from trading on the NYSE.

“Transaction Documents” shall mean this Agreement, the Registration Agreement, the MAC Trusts Exchange Agreement, the MAC Trusts Registration Agreement, the Governance Agreement, the Non-Compete Agreement, the Tax Agreement and the Tender and Support Agreements.

“Transactions” shall mean the transactions contemplated by this Agreement and the other Transaction Documents, including the Merger, the Offer, the Split-off, the Debt Exchanges, the Formation Offerings, the S&P 500 Index Inclusion Offering and the Released Share Offerings.

“Transfer” means (with its cognates having corresponding meanings), with respect to any Mosaic, M Holdings or Cargill securities (“applicable securities”), (i) any direct or indirect sale, exchange, issuance, transfer, redemption, grant, pledge, hypothecation or other disposition, whether voluntary or involuntary, by operation of law or otherwise, and whether or not for value, of any of the applicable securities, or any securities, options, warrants or rights convertible into or exercisable or exchangeable for, or for the purchase or other acquisition of, any applicable securities or any contract or other binding arrangement or understanding (in each case, whether written or oral) to take any of the foregoing actions or (ii) entering into any swap or other agreement, arrangement or understanding, whether or not in writing, that, directly or indirectly, transfers, conveys or otherwise disposes of, in whole or in part, any of the economic or other risks or consequences of ownership of any applicable securities, including short sales of applicable securities, offsetting notional principal contracts with respect to applicable securities, forward contracts to sell with respect to applicable securities, option transactions with respect to applicable securities, use of equity or other derivative financial instruments relating to applicable securities and other hedging arrangements with respect to applicable securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of the applicable securities, other securities, cash or otherwise; provided, however, that (a) a grant of a proxy in connection with a solicitation of proxies as provided for in the Governance Agreement or subject to the provisions of Section 14 of the Exchange Act shall not constitute a “Transfer” and (b) the conversion of any shares of M Holdings Class B Common Stock into shares of M Holdings Common Stock or M Holdings Class A Common Stock and the conversion of any shares of M Holdings Class A Common Stock into shares of M Holdings Common Stock in accordance with the certificate of incorporation of M Holdings shall not constitute a “Transfer”.

“Undetermined Event” shall mean a material Event that occurs after the date of this Agreement in respect of which, in the opinion of counsel to Mosaic, disclosure would need to be included in the Offer Documents in order for the Offer Documents not to include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading but in respect of which the Mosaic Parties do not yet have sufficient facts regarding such Event or the potential impact of such Event on the Company to make such disclosure.

“Undetermined Event Period” shall mean a period ending upon the earlier of (i) the twentieth (20th) calendar day after the Mosaic Parties become aware of the occurrence of the Undetermined Event and (ii) the second Business Day after the Mosaic Parties make disclosure regarding the applicable Undetermined Event (or otherwise notify Cargill that no additional disclosure is necessary) so that the Offer Documents do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

SECTION 1.2 References; Interpretation.

(a) When a reference is made in this Agreement to an Article, a Section, Exhibit or Schedule, such reference shall be to an Article or a Section of, or an Exhibit or Mosaic Disclosure Schedule or Cargill Disclosure Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” Unless otherwise specified, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole (including the Exhibits and Schedules hereto), and not to any particular provision of this Agreement. References to “parties” or “parties hereto” in this Agreement refer to Mosaic, Cargill, M Holdings and Merger Sub. All terms defined in this Agreement shall have the defined meanings when used in any document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to cover all genders. All references in this Agreement to the number of shares of any securities shall be appropriately adjusted to reflect any stock split, stock dividend, reverse stock split or similar change in such securities which may be made by the issuer thereof after the date of this Agreement. Any statute, rule, order or regulation defined or referred to in this Agreement or in any agreement or instrument that is referred to in this Agreement shall mean such statute, rule, order or regulation as from time to time amended, updated, modified, supplemented or superseded, including by succession of comparable successor statutes, rules, orders or regulations and references to all attachments thereto and instruments incorporated therein, to the extent that such amendment, update, modification, supplement or superseding statute, rule, order or regulation is applicable to the Transactions. References to a Person are also to its permitted successors and assigns.

(b) The parties have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

ARTICLE II

THE CLOSING

SECTION 2.1 The Closing. Unless this Agreement shall have been terminated in accordance with Article X, the closing of the Merger (the “Closing”) shall occur on such date (the “Closing Date”) after the satisfaction or (subject to any applicable restrictions) waiver of all of the conditions to the Closing set forth in Article IX (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or (subject to any applicable restrictions) waiver of those conditions) as shall be determined by Cargill in its sole discretion by delivery of written notice to Mosaic, such notice to specify the date selected for the Closing and to be delivered at least five (5) Business Days prior to the Closing Date (it being agreed and understood that, notwithstanding the delivery of any such notice by Cargill, Cargill may, prior to the Closing, delay the Closing Date by delivery of a further written notice to Mosaic, and each of Cargill and Mosaic retain any right it may have to terminate this Agreement prior to the Closing pursuant to Section 10.1). The Closing shall be held at 9:00 a.m. New York City time on the Closing Date at the offices of Fried, Frank, Harris, Shriver & Jacobson LLP or at such other time on the Closing Date and place as shall be agreed by Cargill and Mosaic.

SECTION 2.2 Certain Deliveries.

(a)	Mosaic Deliveries.

(i) Four (4) Business Days prior to the Closing, Mosaic shall furnish Cargill with a certificate, dated as of such date, signed on its behalf by its Chief Executive Officer, Chief

Financial Officer or General Counsel, certifying, as of the close of business on the Business Day prior to the date of such certificate (such Business Day, the “Share Number Date”), (A) the number of shares of Mosaic Common Stock issued and outstanding on the Share Number Date, (B) that, other than the Mosaic Common Stock set forth in clause (A), there are no shares of capital stock of Mosaic outstanding as of the Share Number Date, and (C) without limiting the restrictions set forth in Section 7.1(a)(iii), the number of shares of Mosaic Common Stock that Mosaic is expected to be required to issue on or after the Share Number Date and through the Closing Date under the terms of any Mosaic Awards (other than Mosaic Options). Prior to Closing, Mosaic shall promptly notify Cargill of any shares of Mosaic Common Stock issued by Mosaic following the Share Number Date and immediately prior to the Closing (the aggregate number of shares of Mosaic Common Stock set forth in clause (A) of the preceding sentence plus any shares of Mosaic Common Stock set forth in a notice pursuant to this sentence, the “Mosaic Outstanding Share Number”).

(ii) Four (4) Business Days prior to the Closing, (A) the value of M Holdings, and (B) the number of shares of M Holdings Common Stock (the “Reclassified Shares”) that Mosaic will own upon the reclassification of the capital stock of M Holdings pursuant to the amendment and restatement of the certificate of incorporation of M Holdings in accordance with Section 3.2(c) (such number of shares, the “Reclassified Share Number”) shall be determined by Mosaic and Cargill in accordance with Section 7.13.

(b)	Cargill Deliveries.

(i) After the Share Number Date and prior to the Closing, Cargill shall deliver to Mosaic a notice (the “Conversion Notice”) setting forth Cargill’s calculation and determination of (x) the number of Class A Conversion Shares (and the number of Series A-1 Conversion Shares, Series A-2 Conversion Shares, Series A-3 Conversion Shares and Series A-4 Conversion Shares), (y) the number of Class B Conversion Shares (and the number of Series B-1 Conversion Shares, Series B-2 Conversion Shares and Series B-3 Conversion Shares), and (z) the number of Cargill Retained M Holdings Shares, each of which shall be calculated based on the Mosaic Outstanding Share Number, the Reclassified Share Number and the number of shares of Mosaic Common Stock then owned by Cargill. The determination of Cargill as to the number of Class A Conversion Shares (and the number of Series A-1 Conversion Shares, Series A-2 Conversion Shares, Series A-3 Conversion Shares and Series A-4 Conversion Shares), the number of Class B Conversion Shares (and the number of Series B-1 Conversion Shares, Series B-2 Conversion Shares and Series B-3 Conversion Shares), and the number of Cargill Retained M Holdings Shares, as set forth in such Conversion Notice, shall be binding on the parties, absent manifest error.

(ii) At least two Business Days prior to the Closing, Cargill shall deliver to Mosaic a notice setting forth the names of each Person that, to the knowledge of Cargill, is reasonably expected to be a Significant Stockholder.

(iii) At the Closing, Cargill shall deposit, or cause to be deposited, with Mosaic, certificates representing all of the shares of Mosaic Common Stock then owned by Cargill and its Subsidiaries. Such shares of Mosaic Common Stock, when converted pursuant to Article III at the Merger Effective Time, shall be cancelled.

ARTICLE III

THE MERGER

SECTION 3.1 The Merger.

(a) Upon the terms and subject to the conditions of this Agreement and in accordance with the applicable provisions of the DGCL and the DLLCA at the Merger Effective Time, Merger Sub shall be merged with and into Mosaic. As a result of the Merger, the separate existence of Merger Sub shall cease and Mosaic shall continue as the surviving corporation of the Merger and shall become a wholly-owned Subsidiary of M Holdings.

(b) At the Closing, Mosaic shall file a certificate of merger with respect to the Merger (the “Certificate of Merger”) with the Secretary of State of the State of Delaware and make all other filings or recordings required by the DGCL and the DLLCA in connection with the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or at such later time on the Closing date as shall be specified in the Certificate of Merger with the prior written approval of Cargill and Mosaic (the time and date that the Merger is effective being the “Merger Effective Time”).

(c) The Merger shall have the effects set forth in this Agreement and in Section 259 of the DGCL and Section 18-209(g) of the DLLCA. Without limiting the generality of the foregoing, and subject thereto, from and after the Merger Effective Time, all property, rights, privileges, immunities, powers, franchises, licenses and authority of Merger Sub and Mosaic shall continue to be vested or vest, as applicable, in Mosaic, and all debts, liabilities, obligations, restrictions and duties of each of Merger Sub and Mosaic shall continue to be or become, as applicable, the debts, liabilities, obligations, restrictions and duties of Mosaic.

SECTION 3.2 Organizational Documents; Directors and Officers.

(a) At the Merger Effective Time, by virtue of the Merger, the certificate of incorporation of Mosaic shall be amended and restated to read in its entirety as set forth in Exhibit A and, as so amended and restated, shall continue to be the certificate of incorporation of Mosaic until amended in accordance with the terms of such certificate of incorporation and applicable Law.

(b) The directors and officers of Mosaic immediately prior to the Merger Effective Time shall be the directors and officers of Mosaic as of the Merger Effective Time and following the Merger Effective Time, each to continue to hold office in accordance with the certificate of incorporation and bylaws of Mosaic and applicable Law.

(c) Prior to the Closing, Mosaic and M Holdings shall take such action as is necessary to ensure that the certificate of incorporation of M Holdings shall be amended and restated effective immediately prior to the Merger Effective Time to read substantially in the form set forth in Exhibit B (pursuant to which the outstanding shares of Old Common Stock (as defined therein) held by Mosaic will be reclassified into a number of Reclassified Shares equal to the Reclassified Share Number). Prior to the Closing, Mosaic and M Holdings shall take such action as is necessary to ensure, as of the Merger Effective Time, that (i) the bylaws of M

Holdings at and immediately after the Merger Effective Time shall contain provisions identical to the bylaws of Mosaic immediately prior to the Merger Effective Time (with such changes as may be agreed to by the parties hereto); and (ii) the directors of Mosaic immediately prior to the Merger Effective Time shall be the directors of M Holdings at and immediately after the Merger Effective Time. Prior to the Closing, Mosaic and M Holdings shall take such action as is necessary to approve the amended and restated certificate of incorporation described in this Section 3.2(c) and in Section 3.2(d).

(d) At or immediately following the Merger Effective Time, M Holdings shall file an amended and restated certificate of incorporation with the Secretary of State of the State of Delaware for the purpose of changing the name of M Holdings to “The Mosaic Company”; such amended and restated certificate of incorporation shall be identical in all other respects to the certificate of incorporation set forth on Exhibit B (other than Section 1.(C) of Article IV thereof, which shall be omitted); and such amended and restated certificate of incorporation shall have been approved by the Board of Directors of M Holdings and adopted by Mosaic as the sole stockholder of M Holdings prior to the Merger Effective Time.

SECTION 3.3 Conversion of Capital Stock.

(a) At the Merger Effective Time, automatically and without necessity of any action on the part of Mosaic, Merger Sub or their respective equity holders:

(i) each of the Series A-1 Conversion Shares, Series A-2 Conversion Shares, Series A-3 Conversion Shares and Series A-4 Conversion Shares shall be converted into the right to receive one share of M Holdings Series A-1 Common Stock, M Holdings Series A-2 Common Stock, M Holdings Series A-3 Common Stock and M Holdings Series A-4 Common Stock, respectively;

(ii) each of the Series B-1 Conversion Shares, Series B-2 Conversion Shares and Series B-3 Conversion Shares shall be converted into the right to receive one share of M Holdings Series B-1 Common Stock, M Holdings Series B-2 Common Stock and M Holdings Series B-3 Common Stock, respectively;

(iii) each share of Mosaic Common Stock issued and outstanding immediately prior to the Merger Effective Time (other than the Series A-1 Conversion Shares, Series A-2 Conversion Shares, Series A-3 Conversion Shares, Series A-4 Conversion Shares and the Series B-1 Conversion Shares, Series B-2 Conversion Shares and Series B-3 Conversion Shares) shall be converted into the right to receive one share of M Holdings Common Stock, and each share of Mosaic Common Stock that immediately prior to the Merger Effective Time was held in the treasury of Mosaic, if any, shall remain in the treasury of Mosaic; and

(iv) all of the limited liability company interests in Merger Sub shall be converted into one hundred (100) shares of Mosaic Common Stock (representing 100% of the outstanding shares of the capital stock of Mosaic).

(b) As of the Merger Effective Time, all of the shares of Mosaic Stock outstanding immediately prior to the Merger Effective Time, upon the cancellation or conversion thereof in accordance with Section 3.3(a), shall no longer be outstanding and shall automatically be cancelled and cease to exist and each certificate (or evidence of uncertificated book-entry shares) previously representing any such shares shall thereafter represent only the right to receive the consideration set forth in clause (a) of this Section 3.3 in respect of such shares upon the delivery of the certificate representing such shares (“Mosaic Certificates”), or, in the case of uncertificated book-entry shares of Mosaic Stock (“Mosaic Book-Entry Shares”), an “agent’s message” (or such other evidence, if any, of transfer as M Holdings may reasonably require), to M Holdings in accordance with Section 3.4 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit and agreement to indemnify (and bond, if required) in the manner provided in Section 3.4).

SECTION 3.4 Exchange of Certificates.

(a) Immediately after the Merger Effective Time (and subject to the Mosaic Certificates representing the shares of Mosaic Common Stock owned by Cargill and its Subsidiaries having been deposited with Mosaic in accordance with Section 2.2(b)), M Holdings shall issue and deliver, or shall cause to be issued and delivered, to Cargill, share certificates registered in the name of Cargill (in such denominations as shall be requested by Cargill) representing the shares of M Holdings Common Stock, M Holdings Series A-1 Common Stock, M Holdings Series A-2 Common Stock, M Holdings Series A-3 Common Stock, M Holdings Series A-4 Common Stock, M Holdings Series B-1 Common Stock, M Holdings Series B-2 Common Stock and M Holdings Series B-3 Common Stock issued to Cargill in the Merger.

(b) Upon delivery by Cargill to M Holdings of Mosaic Certificates representing any Cargill Retained M Holdings Shares in proper form for transfer, M Holdings shall immediately reissue and deliver, or cause to be reissued and delivered, such Cargill Retained M Holdings Shares, in certificated or book entry form, without any legends (except, in the case of any such shares issued in certificated form, as required by Section 151(f) of the DGCL), in such denominations, to such Person or Persons and registered in such name or names and otherwise as shall be reasonably requested by Cargill.

(c) After receiving the share certificates of M Holdings Stock referred to in Section 3.4(a), Cargill shall deliver, in proper form for transfer, such share certificates to M Holdings (other than share certificates representing any Cargill Retained M Holdings Shares) and M Holdings shall reissue and deliver, or cause to be reissued and delivered, to Cargill, new certificates representing, or other evidence of ownership of, such shares in accordance with Sections 4.1(e) and (f).

(d) Promptly after the Merger Effective Time, M Holdings shall send to each holder of record of shares of Mosaic Common Stock (other than Cargill) (such shares, the “Publicly Held Shares”) immediately prior to the Merger Effective Time whose shares were converted into the right to receive the consideration set forth in Section 3.3(a)(iii) (the “Public Merger Consideration”), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to Mosaic Certificates shall pass, only upon delivery of the Mosaic Certificates to M Holdings and shall be in such form and have such other provisions (including customary provisions with respect to delivery of an “agent’s message” with respect to Mosaic Book-Entry Shares) as M Holdings may reasonably require) (the “Letter of Transmittal”) and (ii) instructions to effect the surrender of the Publicly Held Shares in exchange for the Public Merger Consideration.

(e) Upon (i) the surrender of any Mosaic Certificate to M Holdings for cancellation, or (ii) in the case of Mosaic Book-Entry Shares, the receipt of an “agent’s message” by M Holdings (or such other evidence, if any, of transfer as M Holdings may reasonably require), in each case together with the Letter of Transmittal, duly, completely, and validly executed in accordance with the instructions thereto, and such other documents as may reasonably be required by M Holdings, the holder of such shares shall be entitled to receive in exchange therefor (A) the Public Merger Consideration into which such shares of Mosaic Stock have been converted pursuant to Section 3.3(a)(iii) and (B) any cash in respect of any dividends or other distributions which the holder of such shares has the right to receive pursuant to Section 3.4(i).

(f) In the event that a transfer of ownership of Publicly Held Shares is not registered in the stock transfer books or ledger of Mosaic, or if any certificate (or uncertificated book-entry shares) for the Public Merger Consideration is to be issued in a name other than that in which the Mosaic Certificate representing such Publicly Held Shares (or the Mosaic Book-Entry Shares) surrendered in exchange therefor is registered, it shall be a condition to the issuance thereof that the certificate or certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer (or, if such Publicly Held Shares are Mosaic Book-Entry Shares, other proper evidence of transfer is presented) and that the Person requesting such exchange shall have paid to M Holdings any transfer or other Taxes required as a result of the issuance of a certificate representing shares of M Holdings Stock (or uncertificated book-entry shares of M Holdings Stock) in any name other than that of the registered holder of such Publicly Held Shares, or establish to the satisfaction of M Holdings that such Tax has been paid or is not payable.

(g) None of the Mosaic Parties or any of their respective Subsidiaries or affiliates shall be liable to any holder of Publicly Held Shares for any Public Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

(h) In the event any certificates representing Publicly Held Shares shall have been lost, stolen or destroyed, M Holdings shall issue in exchange for such lost, stolen or destroyed certificates, upon the making of a lost certificate affidavit and agreement reasonably acceptable to M Holdings to indemnify M Holdings and the transfer agent (if M Holdings does not serve as its own transfer agent) (and if requested by M Holdings or the transfer agent (if applicable), the posting of a surety bond in customary amount and upon customary terms) against any claim that may be made against M Holdings and/or the transfer agent on account of the alleged loss, theft or destruction of such certificate, by the holder thereof, the applicable Public Merger Consideration in accordance with Section 3.3(a).

(i) No dividends or other distributions declared or made with respect to M Holdings Stock with a record date before the Merger Effective Time that has not been paid prior to the Merger Effective Time shall be paid to the holder of any unsurrendered Mosaic Certificate (or Mosaic Book-Entry Shares) with respect to the shares of M Holdings Stock issuable upon surrender thereof, until the surrender of such Mosaic Certificate (or Mosaic Book-Entry Shares) in accordance with this Article III. Subject to escheat, tax, or other applicable Law, following surrender of any such Mosaic Certificate (or Mosaic Book-Entry Shares), there shall be paid to the holder of the certificate representing whole shares of M Holdings Stock (or whole uncertificated book-entry shares of M Holdings Stock) issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date before the Merger Effective Time and paid with respect to such whole shares of M Holdings Stock prior to such surrender and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date before the Merger Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of M Holdings Stock.

(j) The shares of M Holdings Stock issued in accordance with the terms of this Article III upon conversion of any shares of Mosaic Stock shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such shares of Mosaic Stock. If, after the Merger Effective Time, any Mosaic Certificates (or Mosaic Book-Entry Shares) which formerly represented shares of Mosaic Stock, are presented to M Holdings for any reason, they shall be cancelled and exchanged as provided in this Article III.

SECTION 3.5 Mosaic Equity Awards. All outstanding unexercised and unexpired options to purchase shares of Mosaic Common Stock (“Mosaic Options”) or outstanding restricted stock units with respect to Mosaic Common Stock and other equity awards with respect to Mosaic Common Stock (collectively with Mosaic Options, “Mosaic Awards”) outstanding under The Mosaic Company 2004 Omnibus Stock and Incentive Plan, as amended, the IMC Global Inc. 1998 Stock Option and Award Plan, as amended, and the IMC Global Inc. 1998 Stock Option Plan for Non-Employee Directors, as amended (collectively, the “Mosaic Plans”), whether or not exercisable or vested, at the Merger Effective Time will be assumed by M Holdings. Mosaic and M Holdings agree that each Mosaic Award so assumed by M Holdings under this Agreement will continue to have, and be subject to, the same terms and conditions as set forth in the applicable Mosaic Plan and any agreements thereunder immediately prior to the Merger Effective Time (including the vesting schedule (without acceleration thereof by virtue of the Merger and the other Transactions) and per share exercise prices), except that each Mosaic Award will be exercisable (or will become exercisable in accordance with its terms) for, or shall be denominated with reference to, that number of shares of M Holdings Common Stock equal to the number of shares of Mosaic Common Stock that were subject to such Mosaic Award immediately prior to the Merger Effective Time. Effective as of the Merger Effective Time, Mosaic hereby assigns to M Holdings, and M Holdings hereby assumes and agrees to perform, all obligations of Mosaic pursuant to the Mosaic Plans and each stock option agreement, restricted stock agreement and/or restricted stock unit agreement entered into pursuant to the Mosaic Plans, and each outstanding Mosaic Award granted thereunder.

SECTION 3.6 Closing of Mosaic Transfer Books. As of the close of business on the day on which the Merger Effective Time occurs, the stock transfer books of Mosaic shall be closed and there shall be no further registration of transfers on Mosaic’s stock transfer books of shares of Mosaic Stock that were outstanding immediately prior to the Merger Effective Time.

ARTICLE IV

SPLIT-OFF; DEBT EXCHANGES

SECTION 4.1 The Split-off.

(a) On the Closing Date, as promptly as practicable following the Merger Effective Time, Cargill shall consummate the Split-off by exchanging with stockholders of Cargill (the “Exchanging Cargill Stockholders”), for outstanding shares of capital stock of Cargill held by such stockholders, all of the shares of M Holdings Class A Common Stock, M Holdings Class B Common Stock and M Holdings Common Stock (excluding the Cargill Retained M Holdings Shares) received by Cargill in the Merger. Cargill shall use its reasonable best efforts to commence the Offer, and to disseminate to its stockholders all applicable Offer Documents, as soon as reasonably practicable after the date upon which Mosaic first mails the Proxy Statement to the Mosaic Shareholders. Subject to the foregoing, Cargill may, in its sole and absolute discretion, determine the terms and conditions of the Split-off, including the form, structure and terms and conditions of any transaction(s) and any Offer pursuant to which Cargill may effect the Split-off; provided, however, that (w) Cargill may not exchange M Holdings Stock with any stockholder of Cargill as part of the Split-off unless such stockholder shall have made and agreed to (for the benefit of Mosaic, M Holdings and Cargill) representations regarding such stockholder’s sophistication and qualification as an accredited investor and covenants substantially on the terms set forth on Exhibit C hereto, (x) Cargill may not exchange M Holdings Stock with any stockholder of Cargill who, to the knowledge of Cargill at the time of the Closing, is reasonably expected to be a Significant Stockholder immediately following the Split-off unless such Significant Stockholder shall have entered into the Governance Agreement, (y) any Offer made by Cargill to effect the Split-off shall comply in all material respects with Regulation 14E under the Exchange Act, to the extent applicable (it being understood that Cargill shall not be deemed to have failed to comply with its obligations under this clause (y) to the extent that its failure to comply with Regulation 14E under the Exchange Act shall have resulted from a breach by the Mosaic Parties of their obligations under Section 4.1(c)), and (z) the terms and conditions of the Split-off shall in all material respects be consistent with the terms and conditions of the Split-off set forth in the Private Letter Ruling, the IRS Ruling Submission, the Initial Tax Opinion and the Bring Down Tax Opinion. It is agreed and acknowledged that Cargill may, pursuant to the terms of the Offer, provide that all or a portion of the shares of M Holdings Class A Common Stock or M Holdings Class B Common Stock to be transferred to any or all of the Exchanging Cargill Stockholders pursuant to the Split-off may be placed in escrow for the benefit of the such stockholders on terms set forth in the Offer Documents, except that shares to be transferred to the MAC Trusts may be placed in escrow only to the extent as directed by Cargill in accordance with the terms of the MAC Exchange Agreement.

(b) To the extent reasonably requested by Cargill, the Mosaic Parties shall use their reasonable best efforts to assist Cargill in connection with the Split-off, including using reasonable best efforts to assist Cargill in connection with the preparation by Cargill of the Offer Documents and making all filings with, and obtaining all consents, approvals or authorizations of, any Governmental Authority reasonably requested by Cargill in order to consummate the Split-off. Without limiting the generality of the foregoing, the Mosaic Parties shall, to the extent reasonably requested by Cargill, (x) promptly provide to Cargill all information concerning the Mosaic Parties that is required or reasonably requested by Cargill in connection with the Split-off and the preparation of the Offer Documents and (y) make officers and employees of Mosaic reasonably available to participate in meetings, presentations and sessions with Cargill stockholders and to answer questions from, and provide information to, stockholders of Cargill concerning Mosaic and M Holdings; provided that, except for information provided pursuant to Section 4.1(c), no material, non-public information shall be provided by the Mosaic Parties to any stockholder of Cargill unless, in the good faith judgment of Cargill, the provision of such information is necessary or advisable in connection with the Offer and such stockholder agrees, in a manner reasonably acceptable to Mosaic, to keep such information confidential.

(c) The Mosaic Parties and the MAC Trusts and their respective counsel shall be given a reasonable opportunity to review and comment on the Offer Documents sufficiently in advance of any such document being disseminated to stockholders of Cargill, and Cargill shall give reasonable and good-faith consideration to any comments made by the Mosaic Parties, the MAC Trusts and their respective counsel. Cargill shall ensure that the Offer Documents do not contain, and that it does not otherwise make to any stockholder of Cargill in connection with the Split-off, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that no covenant, agreement, representation or warranty is made by Cargill with respect to statements or omissions based on information supplied in writing by, or on behalf of, any of the Mosaic Parties for inclusion in the Offer Documents, including information incorporated into the Offer Documents by reference to the documents filed by Mosaic or M Holdings with the SEC or (with the prior consent of Mosaic) furnished with the SEC. The Mosaic Parties shall ensure that the information supplied by them for inclusion in the Offer Documents does not contain (and the information incorporated into any of the Offer Documents by reference to the documents filed or (with the prior consent of Mosaic) furnished by Mosaic or M Holdings with the SEC does not contain), and that any statements otherwise made by any Mosaic Party to any stockholder of Cargill in connection with the Split-off do not contain, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each party agrees promptly to correct any information provided by it for use in any of the Offer Documents (or, in the case of Mosaic or M Holdings, information incorporated into any of the Offer Documents by reference to the documents filed or (with the prior consent of Mosaic) furnished by Mosaic or M Holdings with the SEC) if and to the extent that any such information or statement shall have become false or misleading in any material respect, and Cargill agrees to take all steps necessary to cause the Offer Documents as so corrected to be timely disseminated to the stockholders of Cargill to which the Offer is being made to the extent required by applicable Law.

(d) Notwithstanding anything in this Section 4.1 to the contrary, in the event that an Undetermined Event occurs, upon written notice delivered by Mosaic to Cargill and the MAC Trusts prior to the commencement of the Offer (and describing in reasonable detail the facts known to Mosaic regarding the Undetermined Event) requesting that Cargill delay the commencement of the Offer, Cargill shall delay the Offer until the completion of the Undetermined Event Period. In the event that an Undetermined Event occurs, Mosaic shall keep Cargill and the MAC Trusts reasonably informed during the Undetermined Event Period of the facts that become known to Mosaic regarding such Undetermined Event and, prior to the conclusion of the Undetermined Event Period, Mosaic shall provide Cargill and the MAC Trusts with information regarding such Undetermined Event as is necessary so that upon the disclosure of the information regarding such Undetermined Event in the Offer Documents, such Offer Documents would not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Mosaic shall be entitled to cause Cargill to delay the Offer pursuant to this Section 4.1(d) on no more than one occasion.

(e) The Mosaic Parties shall cooperate with Cargill in connection with the delivery of certificates representing, or other evidence of ownership of, the shares of M Holdings Stock being transferred to the Exchanging Cargill Stockholders. Without limiting the generality of the foregoing, subject to Section 4.1(f), M Holdings shall deliver or cause to be delivered to Cargill new certificates representing the shares of M Holdings Stock being transferred to such Exchanging Cargill Stockholders. Such certificates that represent shares of M Holdings Stock being delivered to the MAC Trusts pursuant to the Split-off shall be delivered by M Holdings to Cargill immediately upon request following the Merger and all other certificates shall be delivered by M Holdings to Cargill as promptly as practicable thereafter. Such certificates shall be issued in such denominations and registered in such name or names as specified in writing by Cargill and, except as provided in Section 4.1(f), shall contain the following (or a substantially similar) legends:

THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS ON SALE, TRANSFER, GRANT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION (ANY SUCH ACTION, A “TRANSFER”) SET FORTH IN THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THE CORPORATION AND PURSUANT TO THE TERMS OF AGREEMENTS BETWEEN THE HOLDER OF SUCH SECURITIES AND THE CORPORATION AND/OR CARGILL, INCORPORATED, A COPY OF WHICH MAY BE OBTAINED FROM THE CORPORATION OR CARGILL, INCORPORATED, RESPECTIVELY. ANY PURPORTED TRANSFER OR ATTEMPT TO TRANSFER THE SECURITIES REPRESENTED HEREBY OTHER THAN IN ACCORDANCE WITH THE TERMS OF THE RESTATED CERTIFICATE OF INCORPORATION AND SUCH AGREEMENTS SHALL BE NULL AND VOID AND OF NO EFFECT.

THE CORPORATION IS AUTHORIZED TO ISSUE MORE THAN ONE CLASS OF STOCK, INCLUDING A CLASS OF PREFERRED STOCK THAT MAY BE ISSUED IN ONE OR MORE SERIES. THE CORPORATION WILL FURNISH TO ANY STOCKHOLDER, UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, AND WITHOUT CHARGE, A FULL STATEMENT OF THE POWERS, DESIGNATIONS, PREFERENCES, AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF THE SHARES OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS, AND RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. THE SECURITIES REPRESENTED HEREBY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

(f) Notwithstanding anything to the contrary set forth in Section 4.1(e), (i) shares of M Holdings Common Stock being transferred by Cargill to the MAC Trusts in the Split-off and to be sold by the MAC Trusts on or about the Closing Date in the First Formation Offering shall be issued and delivered by M Holdings in certificated or book entry form, without any legends (except, in the case of any such shares issued in certificated form, as required by Section 151(f) of the DGCL), in such denominations, to such Persons or Persons and registered in such name or names and otherwise as shall be reasonably requested by the managing underwriters for the First Formation Offering in order to facilitate such offering and (ii) M Holdings shall remove all legends (except, in the case of any such shares issued in certificated form, as required by Section 151(f) of the DGCL) from shares of M Holdings Stock being Transferred in any Formation Offering, S&P 500 Index Inclusion Offering, Private Sale (as defined in the Registration Agreement), Market Sale (as defined in the Registration Agreement) or Permitted MAC Trust Redemption (as defined in the Registration Agreement).

(g) Notwithstanding any other provision of this Agreement, no fractional shares of M Holdings Common Stock, M Holdings Class A Common Stock or M Holdings Class B Common Stock shall be assigned, transferred, conveyed or delivered to any Exchanging Cargill Stockholder pursuant to the Split-off. In lieu of any such fractional share, Cargill shall pay to each Exchanging Cargill Stockholder that otherwise would be entitled to receive such fractional share an amount in cash determined pursuant to the terms of the Offer.

(h) From and after the consummation of the Split-off, M Holdings shall regard the Exchanging Cargill Stockholders as the record holders of M Holdings Stock (for purposes of rights to dividends, voting rights and otherwise), subject to any transfers of such shares, without requiring any action on the part of such Persons.

(i) At any time from and after the six (6) month anniversary of the Closing Date, any Exchanging Cargill Stockholder or MAC Trust may request replacement certificates omitting the legend contained in the third paragraph of Section 4.1(e) hereto, provided that such request is accompanied by a certification that (1) such requesting Exchanging Cargill Stockholder or MAC Trust has held the M Holdings Stock represented by such certificates for a period of at least six (6) months, as determined in accordance with Rule 144(d)(3) under the Securities Act (or any successor provision) and (2) as of such date such requesting Exchanging Cargill Stockholder or MAC Trust is not an “affiliate” of M Holdings as such term is used by Rule 144 under the Securities Act.

SECTION 4.2 Debt Exchanges.

(a) Cargill shall consummate, on the Closing Date, as promptly as practicable after the Merger Effective Time, the Initial Debt Exchange. After the Closing Date, Cargill may also consummate one or more Follow-on Debt Exchanges (together with the Initial Debt Exchange, the “Debt Exchanges”). Subject to Section 4.2(c), Cargill may, in its sole and absolute discretion, determine the terms and conditions, and the structure, of the Initial Debt Exchange and the terms and conditions, and the structure of any Follow-on Debt Exchanges; provided, however, that the terms and conditions, and the structure, of the Initial Debt Exchange and any Follow-on Debt Exchange shall be (x) in all material respects consistent with the terms and conditions, and the structure, of the Debt Exchanges described in any of the Private Letter Ruling, the IRS Ruling Submission, the Initial Tax Opinion or the Bring Down Tax Opinion, (y) conducted in a manner that is not required to be registered under the Securities Act and (z) to the extent applicable, in accordance with the terms of the Registration Agreement.

(b) Subject to Section 4.2(c), (i) to the extent reasonably requested by Cargill, the Mosaic Parties shall use their reasonable best efforts to assist Cargill in connection with the Initial Debt Exchange or any Follow-on Debt Exchange, including using reasonable best efforts to assist Cargill in making all filings with, and obtaining all consents, approvals or authorizations of, any Governmental Authority reasonably requested by Cargill in order to consummate the Initial Debt Exchange or any Follow-on Debt Exchange, and (ii) M Holdings shall take such other actions as shall otherwise be reasonably requested by Cargill to facilitate the delivery to the Exchanging Cargill Debt Holders of the Cargill Retained M Holdings Shares being transferred by Cargill to the Exchanging Cargill Debt Holders on the Closing Date pursuant to the Initial Debt Exchange and/or after the Closing Date pursuant to any Follow-on Debt Exchange, including to the extent reasonably requested by Cargill (A) making officers and employees of Mosaic and M Holdings reasonably available to participate in meetings, presentations and sessions with Exchanging Cargill Debt Holders or potential Exchanging Cargill Debt Holders and to answer questions from, and provide information to, Exchanging Cargill Debt Holders or potential Exchanging Cargill Debt Holders concerning Mosaic and M Holdings (provided that no Mosaic Party shall have any obligation pursuant to this clause (A) to provide any material, non-public information to any Exchanging Cargill Debt Holder or potential Exchanging Cargill Debt Holder unless in the good faith judgment of Cargill the provision of such information is necessary or advisable to facilitate the Initial Debt Exchange or any Follow-on Debt Exchange and such Exchanging Cargill Debt Holder or potential Exchanging Cargill Debt Holder agrees, in a manner reasonably acceptable to Mosaic, to keep such information confidential) and (B) executing and delivering Debt Exchange Agreements in a form reasonably acceptable to Mosaic and Cargill.

(c) Notwithstanding anything herein to the contrary, Cargill shall consult in advance with the Mosaic Parties regarding the terms, structure and legal documents relating to any such Debt Exchange and obtain the consent of Mosaic to any documentation relating to any such Debt Exchange to which any Mosaic Party (or any of their Subsidiaries) is a party and/or pursuant to which such Mosaic Party has any potential liability or obligation (other than any de minimis liability or obligation), which consent shall not be unreasonably withheld or delayed.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE MOSAIC PARTIES

Except as set forth (a) in the Annual Report on Form 10-K for the year ended May 31, 2010 filed by Mosaic with the SEC on July 23, 2010, the Quarterly Report on Form 10-Q for the quarter ended August 31, 2010 filed by Mosaic with the SEC on October 12, 2010 and Amendment No. 1 thereto filed on October 29, 2010, the Quarterly Report on Form 10-Q for the quarter ended November 30, 2010 filed by Mosaic with the SEC on January 6, 2011 and the Current Reports on Form 8-K filed by Mosaic with the SEC after May 31, 2010 and prior to the date of this Agreement (collectively, the “Mosaic Recent Filings”) (other than any forward-looking statements in the Risk Factors sections and other forward-looking statements set forth in such Mosaic Recent Filings) (provided that this clause (a) shall apply only to the extent that the nature and content of the disclosure in the Mosaic Recent Filings is reasonably apparent on the face of the text of such disclosure to be applicable to the subject matter of the representation or warranty intended to be qualified thereby), or (b) in the disclosure schedule delivered by the Mosaic Parties to Cargill (the “Mosaic Disclosure Schedule”) simultaneously with the execution of this Agreement, the Mosaic Parties jointly and severally represent and warrant to Cargill (and, with respect solely to Section 5.7, the MAC Trusts), on the date of this Agreement and on the Closing Date (or as of such specific date in the case of any representation or warranty expressly made as of a specific date), as follows:

SECTION 5.1 Organization and Power. Each Mosaic Party is duly organized, validly existing and in good standing under the Laws of the state of its incorporation or organization, as the case may be, and has all requisite corporate or other organizational power and authority necessary to execute and deliver this Agreement and the other Transaction Documents to which it is or will be a party, to perform its obligations hereunder and thereunder and to consummate the Transactions.

SECTION 5.2 Authorization and Enforceability.

(a) The execution, delivery and performance by each Mosaic Party of this Agreement and the other Transaction Documents to which it is or will be a party, and the consummation of the Transactions, have been duly authorized and approved by all necessary corporate action on the part of each Mosaic Party, except that (v) Mosaic’s ability to consummate the Merger is subject to receipt of the Mosaic Shareholder Approval, (w) Merger Sub’s ability to consummate the Merger is subject to the adoption and/or approval of this Agreement and the Merger by M Holdings as the sole member of Merger Sub, (y) the amendment and restatement of the certificate of incorporation of M Holdings contemplated by Section 3.2(c) is subject to the approval of the M Holdings Board of Directors and adoption by Mosaic as the sole stockholder of M Holdings in each case prior to the Closing Date and (z) the amendment and restatement of the certificate of incorporation of M Holdings contemplated by Section 3.2(d) is subject to the approval of the M Holdings Board of Directors and the adoption by Mosaic as the sole stockholder of M Holdings in each case prior to the Closing Date. This Agreement has been duly executed and delivered by each Mosaic Party, and the other Transaction Documents to which any of the Mosaic Parties is or will be a party has been or will be duly executed and delivered by each Mosaic Party that is or will be a party thereto, and assuming due authorization, execution and delivery of this Agreement and such other Transaction Documents by Cargill and the other parties thereto (other than the Mosaic Parties), this Agreement and each of such other Transaction Documents is or will be a valid and binding obligation of each Mosaic Party that is or will be a party thereto, enforceable against each such Mosaic Party in accordance with its terms, except (i) as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent transfer or similar laws now or hereinafter in effect relating to or affecting creditors’ rights generally and by general principles of equity, and (ii) with respect to the rights of indemnification and contribution hereunder, where enforcement hereof may be limited by federal or state securities Laws or the policies underlying such Laws.

(b) The affirmative votes (in person or by proxy) of both (i) the holders of a majority of the outstanding shares of Mosaic Common Stock and (ii) the holders of a majority of the outstanding shares of Mosaic Common Stock not held by Cargill or any of its Subsidiaries, in favor of the adoption of this Agreement (the “Mosaic Shareholder Approval”) are the only votes or approvals of the holders of any class or series of capital stock of Mosaic that is necessary to consummate the Merger and the other Transactions.

(c) The Mosaic Special Committee, at a meeting duly called and held, unanimously (i) determined that this Agreement, the Transaction Documents and the Transactions are advisable and fair to, and in the best interests of, the Mosaic Shareholders (other than Cargill or any of its Subsidiaries), (ii) recommended that the Board of Directors approve this Agreement, the Transaction Documents and the Transactions, and (iii) resolved to recommend that the Mosaic Shareholders vote to adopt this Agreement. The Board of Directors of Mosaic, at a meeting duly called and held, (i) approved this Agreement, the other Transaction Documents and the Transactions, (ii) determined that this Agreement, the Transaction Documents and the Transactions are advisable and fair to, and in the best interests of, the Mosaic Shareholders (other than Cargill or any of its Subsidiaries), (iii) resolved to recommend that the Mosaic Shareholders vote to adopt this Agreement, and (iv) directed that this Agreement be submitted to the Mosaic Shareholders for their adoption at a meeting duly called and held for such purpose.

(d) The Board of Directors of Mosaic and the Board of Directors of M Holdings have each approved the Transactions for purposes of Section 203 of the DGCL.

SECTION 5.3 Non-Contravention. The execution, delivery and performance by each Mosaic Party of this Agreement and the other Transaction Documents to which it is or will be a party and the compliance by the Mosaic Parties with the provisions hereof and thereof and the consummation of the Transactions will not conflict with, violate or result in any breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the right of termination or acceleration under, or require any notice or consent under (i) any provision of the certificate of incorporation, bylaws or similar organizational documents of any Mosaic Party; or (ii) any Contract or Law applicable to any Mosaic Party or their Subsidiaries or any of their respective properties or assets, assuming that all consents, approvals, orders, authorizations, registrations and declarations contemplated by Section 5.4 have been obtained and all filings described therein have been made, other than any such conflict, violation, breach, default, termination and acceleration under clause (ii) that, individually or in the aggregate, would not reasonably be expected to have a Mosaic Material Adverse Effect. Except as specifically contemplated by Section 3.5, none of the Transactions will result in any adjustment of the number of shares subject to, or the terms of, including exercise price, any outstanding Mosaic Awards or result in the acceleration of the vesting of, or enhancement of any of the benefits under, any such outstanding Mosaic Awards.

SECTION 5.4 Governmental Approvals. Except for filings required under, and compliance with other applicable requirements of, (a) the Securities Act or the Exchange Act, and any applicable foreign or state securities laws, (b) the rules and regulations of the NYSE, (c) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and the filing with the Secretary of State of the State of Delaware of an amended and restated certificate of incorporation of M Holdings as contemplated by Section 3.2(c) and an amended and restated certificate of incorporation of M Holdings as contemplated by Section 3.2(d), (d) filings (if any) required under, and compliance with other applicable requirements of the HSR Act (clauses (a)-(d) collectively, the “Mosaic Required Consents”), and (e) any consent, approval, action or filing the absence of which would not have, or reasonably be expected to have, individually or in the aggregate, a Mosaic Material Adverse Effect, no consents, approvals or orders of, or filings, declaration or registrations with, any Governmental Authority are required on the part of any Mosaic Party or any of its Subsidiaries in connection with the execution, delivery and performance by each Mosaic Party of this Agreement and the other Transaction Documents to which it is or will be a party and the compliance by the Mosaic Parties with the provisions hereof and thereof and the consummation of the Transactions.

SECTION 5.5 Capital Stock.

(a) As of the date of this Agreement, the authorized capital stock of Mosaic consists of 715,000,000 shares of which 700,000,000 shares are Mosaic Common Stock and 15,000,000 shares are Mosaic Preferred Stock. As of the close of business on January 14, 2011 (the “Capitalization Date”), there were 446,178,085 shares of Mosaic Common Stock outstanding. As of the date of this Agreement, there are no shares of Mosaic Preferred Stock outstanding or held in treasury. As of the Capitalization Date, there were (i) 2,807,6558 shares of Mosaic Common Stock subject to outstanding and unexercised Mosaic Options with a weighted average exercise price of $35.72 per share and (ii) 532,762 restricted stock units with respect to Mosaic Common Stock. Since the Capitalization Date through the date of this Agreement, Mosaic has not issued any shares of Mosaic Common Stock other than pursuant to the vesting or exercise of Mosaic Awards in accordance with their terms and has not issued or granted any Mosaic Awards. All of the issued and outstanding shares of Mosaic Common Stock are duly authorized, validly issued in compliance with applicable Law, fully paid and non-assessable and not entitled to pre-emptive rights. Other than the Mosaic Awards, neither Mosaic nor any of its Subsidiaries has outstanding, or is under any obligation, contingent or otherwise, with respect to, any preemptive or other rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interests in Mosaic, or any other security or right that may entitle its holder to vote, or participate with respect to dividends or upon liquidation of Mosaic, with the holders of shares of capital stock or other equity interests of Mosaic (any such securities or rights, “Mosaic Equity Linked Securities”), or any Contract of any kind relating to the issuance of any capital stock of or other equity interest in Mosaic, any such convertible or exchangeable securities, any such rights, warrants or options, or any Mosaic Equity-Linked Securities. Immediately after the Merger Effective Time, Mosaic will be a wholly-owned Subsidiary of M Holdings.

(b) As of the date of this Agreement, the authorized capital stock of M Holdings consists of 1,000 shares of common stock, par value $0.01 per share, of which one share is issued and outstanding and such issued and outstanding share of common stock is owned of record and beneficially solely by Mosaic. Such issued and outstanding share of common stock of M Holdings is, and when shares of M Holdings Common Stock are issued pursuant to the reclassification pursuant to the amendment and restatement of the certificate of incorporation of M Holdings contemplated by Section 3.2(c) of this Agreement and when shares of M Holdings Common Stock, M Holdings Class A Common Stock and M Holdings Class B Common Stock are issued in connection with the Merger, such shares will be, duly authorized, validly issued in compliance with applicable Law, fully paid and non-assessable, not entitled to pre-emptive rights. Neither M Holdings nor any of its Subsidiaries has outstanding, or is under any obligation, contingent or otherwise, with respect to, any preemptive or other rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interests in M Holdings, or any other security or right that may entitle its holder to vote, or participate with respect to dividends or upon liquidation of M Holdings, with the holders of shares of capital stock or other equity interests of M Holdings (any such securities or rights, “M Holdings Equity Linked Securities”), or any Contract relating to the issuance of any shares of capital stock or other equity interests in M Holdings, any such convertible or exchangeable securities, any such rights, warrants or options or any M Holdings Equity Linked Securities.

(c) As of the date of this Agreement, M Holdings is the sole member of Merger Sub. All limited liability company interests of Merger Sub issued and outstanding are duly authorized, validly issued in compliance with applicable Law, fully paid and non-assessable, and not entitled to pre-emptive rights. As of the date of this Agreement, Merger Sub does not have authorized or outstanding any membership interests or voting securities of Merger Sub, or any securities of Merger Sub convertible into or exchangeable for shares of capital stock or other securities of Merger Sub, other than the limited liability company interests held by M Holdings. Merger Sub was organized solely for the purposes of effectuating the Merger upon the terms and subject to the conditions of this Agreement. Merger Sub has no liabilities, commitments or obligations of any kind (known or unknown, fixed or contingent) other than the obligations set forth in or arising from this Agreement and has not entered into any Contracts other than this Agreement.

SECTION 5.6 Brokers and Other Advisors. Except for JPMorgan Securities Inc. and Lazard Frères & Co. LLC, the fees and expenses of which will be paid by Mosaic (except as otherwise provided in this Agreement or as determined in accordance with the Registration Agreement), no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, or reimbursement of expenses, in connection with the Merger or the Split-off based upon arrangements made by or on behalf of any Mosaic Party or any of their respective Subsidiaries.

SECTION 5.7 SEC Reports. Mosaic (and, to the extent applicable, M Holdings) has timely filed with or otherwise furnished to the SEC all forms, reports, schedules, statements and other documents required to be filed or furnished by it under the Securities Act or the Exchange Act since January 1, 2009, together with all certifications required pursuant to the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) (these documents, as supplemented or amended since the time of filing, and together with all information incorporated by reference therein and the schedules and exhibits thereto, the “Mosaic Parties’ SEC Reports”). The Mosaic Parties’ SEC Reports filed or furnished with or to the SEC prior to the date of this Agreement, at the time filed or furnished (or, if amended or superseded by a filing prior to the date of this Agreement, then as of the date of such filing), (i) complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, and the rules and regulations of the SEC promulgated thereunder applicable to the Mosaic Parties’ SEC Reports and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Mosaic Parties’ SEC Reports to be filed or furnished with or to the SEC from the date of this Agreement through the Closing Date (other than the Mosaic Transaction Documents, which shall be subject to the provisions set forth in Sections 7.2(d) and (e)), at the time filed or furnished, (i) will comply in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, and the rules and regulations of the SEC promulgated thereunder applicable to the Mosaic Parties’ SEC Reports and (ii) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

SECTION 5.8 Financial Statements. The audited consolidated financial statements and the other financial statements of Mosaic and its consolidated Subsidiaries included in the Mosaic Parties’ SEC Reports (including in each case any related notes and schedules) filed with the SEC prior to the date of this Agreement, at the time filed fairly present, and any audited consolidated financial statements and the other financial statements of Mosaic and its consolidated Subsidiaries to be included in the Mosaic Parties’ SEC Reports (including in each case any related notes and schedules) to be filed with the SEC from the date of this Agreement through the Closing Date will fairly present, in all material respects, the consolidated financial position of Mosaic and its consolidated Subsidiaries as of the dates set forth therein and the consolidated results of their operations and their consolidated cash flows for the periods set forth therein, and in each case (A) were, or will be, as applicable, prepared from, and in accordance with, the books and records of Mosaic and its Subsidiaries in all material respects, and (B) were, or will be, as applicable, prepared in conformity with GAAP consistently applied during the periods involved (except as otherwise disclosed in the notes thereto and subject, in the case of financial statements for quarterly periods, to normal and recurring year-end adjustments).

SECTION 5.9 Internal Control. (a) Mosaic has established and maintains (and as of the Closing Date M Holdings will have established and maintained) a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the Sarbanes-Oxley Act and the Exchange Act and the rules promulgated thereunder and has been designed by Mosaic’s (or M Holdings’) Chief Executive Officer and Chief Financial Officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP; and (b) except as disclosed as required in the Mosaic Parties’ SEC Reports filed by Mosaic with the SEC prior to the date of this Agreement, Mosaic’s (or M Holdings’, as applicable) internal control over financial reporting is effective, and Mosaic (or M Holdings, as applicable) is not aware of any material weaknesses in its internal control over financial reporting.

SECTION 5.10 Disclosure Controls and Procedures. Mosaic has established and maintains (and as of the Closing Date M Holdings will have established and maintained) disclosure controls and procedures (as such terms are defined in Rule 13a-15(e) of the Exchange Act) in accordance with the Sarbanes-Oxley Act and the Exchange Act and the rules promulgated thereunder; such disclosure controls and procedures are designed to provide reasonable assurance that material information relating to Mosaic (or M Holdings, as applicable) and its Subsidiaries is made known to Mosaic’s (or M Holdings’, as applicable) Chief Executive Officer and its Chief Financial Officer by others within Mosaic (or M Holdings, as applicable); and except as disclosed as required in the Mosaic Parties’ SEC Reports filed by Mosaic with the SEC prior to the date of this Agreement, such disclosure controls and procedures are effective to provide such reasonable assurance.

SECTION 5.11 No Material Adverse Change. Since May 31, 2010, there has not been any Event or Events that have had or would be reasonably expected to have, either individually or in the aggregate, a Mosaic Material Adverse Effect.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF CARGILL

Except as disclosed in the disclosure schedule delivered by Cargill to Mosaic (the “Cargill Disclosure Schedule”) simultaneously with the execution of this Agreement, Cargill hereby represents and warrants to Mosaic, on the date of this Agreement and on the Closing Date (or as of such specific date in the case of any representation or warranty expressly made as of a specific date), as follows:

SECTION 6.1 Organization and Power. Cargill is duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and has all requisite corporate power and authority necessary to execute and deliver this Agreement and the other Transaction Documents to which it is or will be a party, to perform its obligations hereunder and thereunder and to consummate the Transactions.

SECTION 6.2 Authorization and Enforceability. The execution, delivery and performance by Cargill of this Agreement and the other Transaction Documents to which it is or will be a party, and the consummation of the Transactions, have been duly authorized and approved by all necessary corporate action on the part of Cargill. Subject to compliance with, or receipt of waivers of, the notice and option to purchase provisions set forth in Article IV, Section 10 of the certificate of incorporation of Cargill, or the adoption of amendments to the certificate of incorporation of Cargill to otherwise permit the transactions contemplated hereby, no other corporate action or proceedings on the part of Cargill is necessary to authorize the execution, delivery and performance by Cargill of this Agreement and the other Transaction Documents to which it is or will be a party or the consummation of the Transactions. Subject to compliance with, or receipt of waivers of, the notice and option to purchase provisions set forth in Article IV, Section 10 of the certificate of incorporation of Cargill, or the adoption of amendments to the certificate of incorporation of Cargill to otherwise permit the transactions contemplated hereby, no vote or consent of the stockholders of Cargill is necessary to adopt or approve this Agreement or the other Transaction Documents or approve the Transactions under applicable Law or otherwise. This Agreement has been duly executed and delivered by Cargill, and the other Transaction Documents to which it is or will be a party has been or will be duly executed and delivered by Cargill, and assuming due authorization, execution and delivery of this Agreement and such other Transaction Documents by the other parties thereto, this Agreement and each of such other Transaction Documents is or will be a valid and binding obligation of Cargill, enforceable against Cargill in accordance with its terms, except (i) as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent transfer or similar laws now or hereinafter in effect relating to or affecting creditors’ rights generally and by general principles of equity, and (ii) with respect to the rights of indemnification and contribution hereunder, where enforcement hereof may be limited by federal or state securities Laws or the policies underlying such Laws. The Board of Directors of Cargill, at a meeting duly called and held, has approved the Transaction Documents and the Transactions.

SECTION 6.3 Non-Contravention. The execution, delivery and performance by Cargill of this Agreement and the other Transaction Documents to which it is or will be a party and the compliance by Cargill with the provisions hereof and thereof and the consummation of the Transactions, will not conflict with, violate or result in any breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the right of termination or acceleration under, or require any notice or consent under (a) any provision of the certificate of incorporation or bylaws of Cargill (subject to compliance with, or receipt of waivers of, the notice and option to purchase provisions set forth in Article IV, Section 10 of the certificate of incorporation of Cargill, or the adoption of amendments to the certificate of incorporation of Cargill to otherwise permit the transactions contemplated hereby); or (b) any Contract or Law applicable to Cargill or any of its Subsidiaries or any of their respective properties or assets, assuming that all consent, approvals, orders, authorizations, registrations and declarations contemplated by Section 6.4 have been obtained and all filings described therein have been made, other than any such conflict, violation, breach, default, termination and acceleration under clause (b) that, individually or in the aggregate, would not reasonably be expected to have a Cargill Material Adverse Effect.

SECTION 6.4 Governmental Approvals. Except for filings required under, and compliance with other applicable requirements of, (a) the Securities Act or the Exchange Act, and any applicable foreign or state securities laws, (b) filings (if any) required under, and compliance with other applicable requirements of the HSR Act (collectively, the “Cargill Required Consents”), (c) the Private Letter Ruling, the IRS Ruling Submission and related filings and declarations and (d) any consent, approval, action or filing the absence of which would not have, or reasonably be expected to have, individually or in the aggregate, a Cargill Material Adverse Effect, no consents, approvals or orders of, or filings, declaration or registrations with, any Governmental Authority are required on the part of Cargill or any of its Subsidiaries in connection with the execution, delivery and performance by Cargill of this Agreement and the other Transaction Documents to which it is or will be a party and the compliance by the Cargill with the provisions hereof and thereof and the consummation of the Transactions. As of the date of this Agreement, Cargill has no knowledge or reason to believe that it will not be able to obtain the Cargill Required Consents.

SECTION 6.5 Title to Shares of Mosaic Common Stock. As of the date of this Agreement, Cargill directly owns 11,631,933 shares of Mosaic Common Stock, GNS I, a direct wholly-owned Subsidiary of Cargill, directly owns 30,155,221 shares of Mosaic Common Stock, and CFI, a direct majority-owned Subsidiary of Cargill, directly owns 243,972,618 shares of Mosaic Common Stock.

SECTION 6.6 Brokers and Other Advisors. Except for Credit Suisse Securities (USA) LLC, the fees and expenses of which will be paid by Cargill (or as determined in accordance with the Registration Agreement), no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, or reimbursement of expenses, in connection with any of the Transactions based upon arrangements made by or on behalf of Cargill or any of its Subsidiaries or similar rights.

SECTION 6.7 Initial Tax Opinion. As of the date of this Agreement Cargill has received the Initial Tax Opinion.

ARTICLE VII

COVENANTS

SECTION 7.1 Interim Covenants.

(a) From the date of this Agreement through the earlier of the Closing Date and the termination of this Agreement in accordance with its terms, except as otherwise expressly contemplated by this Agreement or the other Transaction Documents, required by Law or the regulations or requirements of any stock exchange applicable to the Mosaic Parties, disclosed in Section 7.1 of the Mosaic Disclosure Schedule, without Cargill’s written consent (which consent shall not be unreasonably withheld or delayed):

(i) none of the Mosaic Parties shall approve, amend or propose to amend the certificate of incorporation or by-laws or equivalent organizational documents of any of the Mosaic Parties in a manner that would adversely affect the rights of the Mosaic Shareholders in any material respect or that would reasonably be expected to delay or impair the Transactions or the parties’ ability to comply with their obligations under the Transaction Documents;

(ii) none of the Mosaic Parties shall enter into or adopt a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation or conversion or effect any partial liquidation, dissolution, merger, consolidation or conversion;

(iii) neither Mosaic nor M Holdings shall, nor shall Mosaic or M Holdings permit any of their respective Subsidiaries to, sell, issue, transfer, redeem, grant, pledge, hypothecate, distribute or otherwise dispose of any shares of capital stock, or any other voting securities, of any Mosaic Party, or any rights, options, warrants or securities convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for, any shares of capital stock or other voting securities of, any Mosaic Party (whether or not then convertible, exchangeable, exercisable or then entitling the holder to subscribe), other than (x) the issuance by Mosaic of shares of Mosaic Common Stock pursuant to the exercise or vesting of Mosaic Awards outstanding under the Mosaic Plans and (y) the grant by Mosaic of Mosaic Awards (other than shares of Mosaic Common Stock) prior to the Share Number Date in the ordinary course of business consistent with past practice, so long as no such Mosaic Awards shall vest or become exercisable in the ordinary course until after the earlier of the Closing Date and the termination of this Agreement;

(iv) neither Mosaic nor M Holdings shall, nor shall Mosaic or M Holdings permit any of their respective Subsidiaries to, accelerate the vesting or exercisability of any of the Mosaic Awards, except as may be required by the terms thereof;

(v) Mosaic shall not, and Mosaic shall not permit any of its Subsidiaries to, change the principal business of Mosaic and its Subsidiaries, taken as a whole, from the business of mining, producing, marketing and selling phosphate and potash fertilizer and phosphate- and potash-based animal feed products to any different line of business, or enter into any line of business that is not reasonably related or complementary to the business of mining, producing, marketing and selling phosphate and potash fertilizer and phosphate- and potash-based animal feed products;

(vi) Mosaic shall not, and Mosaic shall not permit any of its Subsidiaries to, acquire, or enter into any agreement to acquire any businesses, assets, product lines, business units, business operations, equity securities or other properties, including by way of merger or consolidation or otherwise, other than acquisitions (a) that would not give rise to a requirement on the part of Mosaic to file with the SEC financial statements for any acquired businesses on a Current Report on Form 8-K or in connection with any proxy statement or registration statement of Mosaic or M Holdings, and (b) that are not material to Mosaic (or, following the Merger, M Holdings) and its Subsidiaries, taken as a whole;

(vii) Mosaic shall not, and Mosaic shall not permit any of its Subsidiaries to, sell, transfer or otherwise dispose of, “hold for sale, transfer or other disposition” or discontinue the operations of, any businesses, assets, product lines, business units, business operations, equity securities or other properties, including by way of merger or consolidation or otherwise, unless such action or actions (a) would not give rise to a requirement on the part of Mosaic or M Holdings to file with the SEC pro forma or restated financial statements and (b) would not be material to Mosaic (or, following the Merger, M Holdings) and its Subsidiaries, taken as a whole;

(viii) none of the Mosaic Parties shall, nor shall any of them permit any of their respective Subsidiaries to, redeem, purchase or otherwise acquire any of the outstanding shares of shares of capital stock, or any other voting securities, of any Mosaic Party, or any right, options, warrants or securities convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for, any shares of capital stock, or other voting securities of, any Mosaic Party (whether or not then convertible, exchangeable, exercisable or then entitling the holder to subscribe), except for the acquisition by any Mosaic Party of any shares of capital stock in the ordinary course in connection with the exercise or vesting of equity-based awards granted under any employee or director benefit plan or arrangement of any Mosaic Party (including in order to pay taxes or satisfy withholding obligations in respect of such taxes in connection with such exercises or vesting);

(ix) neither Mosaic nor Mosaic Holdings shall (A) declare, set aside for payment or pay any dividend on, or make any other distribution (whether in cash, stock or other form) in respect of, any shares of its capital stock (other than ordinary course quarterly cash dividends by Mosaic to its stockholders (including any ordinary course increases in such quarterly dividends)) or (B) adjust, split, combine, subdivide or reclassify any shares of its capital stock; and

(x) none of the Mosaic Parties shall authorize any of, or commit to do or enter into any Contract with respect to any of, the foregoing actions referenced in clauses (i) through (ix) of this Section 7.1(a) or publicly announce an intention to take any of the actions referenced in clauses (i) through (ix) of this Section 7.1(a).

(b) Immediately following the execution and delivery of this Agreement, M Holdings, in its capacity as the sole member of Merger Sub, will adopt and approve this Agreement and approve the Merger, and such adoption and approval is the only vote or approval of the holders of any class or series of the equity securities of Merger Sub that is necessary to adopt and approve this Agreement and the Merger and consummate the Merger and the other Transactions.

(c) From the date of this Agreement through the earlier of the Closing Date and the termination of this Agreement in accordance with its terms, each of Mosaic and M Holdings shall timely file the reports required to be filed by it under the Exchange Act and the rules and regulations adopted by the SEC thereunder.

(d) From the date of this Agreement through the earlier of the Closing Date and the termination of this Agreement in accordance with its terms, except as otherwise expressly contemplated by this Agreement or the other Transaction Documents (including with respect to any action taken in connection with the First Formation Offering) or required by Law, without Cargill’s written consent (which consent shall not be unreasonably withheld or delayed), Mosaic and M Holdings shall not, nor shall any Mosaic Party authorize, permit or direct any of its Subsidiaries or any of their respective Representatives to:

(i) knowingly facilitate the acquisition of shares of Mosaic Common Stock by any Person or coordinating group (as defined in Treasury Regulation § 1.355-7(h)(4)) other than Cargill and its Subsidiaries, including by furnishing any material, non-public information concerning any Mosaic Party to any such Person or coordinating group, if, to the knowledge of Mosaic, such acquisition would result in any Person beneficially owning, directly or indirectly, ten percent (10%) or more of the outstanding shares of Mosaic Common Stock; or

(ii) knowingly facilitate the participation in the management or operation of Mosaic (including by becoming a director of Mosaic) by a Person or coordinating group (as defined in Treasury Regulation § 1.355-7(h)(4)) other than Cargill and its Subsidiaries who, to the knowledge of Mosaic, beneficially owns, directly or indirectly, five percent (5%) or more of the outstanding shares of Mosaic Common Stock.

SECTION 7.2 Mosaic Shareholder Meeting; Preparation of Proxy Statement and Registration Statement; Mosaic Board Recommendation.

(a) Mosaic shall, in accordance with applicable Law and its certificate of incorporation and bylaws, duly call, give notice of, convene and hold a meeting of the Mosaic

Shareholders (the “Mosaic Shareholders Meeting”) as promptly as reasonably practicable following the date hereof for the purpose of obtaining the Mosaic Shareholder Approval and shall take all reasonable action to solicit the Mosaic Shareholder Approval. Notwithstanding any Change in the Mosaic Recommendation, unless this Agreement has been terminated pursuant to the terms hereof, this Agreement shall be submitted to the Mosaic Shareholders at the Mosaic Shareholder Meeting and nothing contained herein shall be deemed to relieve Mosaic of such obligation.

(b) As soon as reasonably practicable after the date of this Agreement, (x) Mosaic and M Holdings shall prepare and M Holdings shall file with the SEC a registration statement on Form S-4 to register all shares of M Holdings Stock that will be issued in connection with the Merger (such registration statement, as it may be amended and supplemented, the “Form S-4”), which shall include a proxy statement (as it may be amended and supplemented, the “Proxy Statement”) to be used to obtain the Mosaic Shareholder Approval at the Mosaic Shareholders Meeting and (y) Mosaic shall file with the SEC the Proxy Statement. Mosaic and M Holdings shall take, or cause to be taken, all actions and do, or cause to be done, all things necessary, including filing all necessary amendments and supplements to have the Form S-4 declared effective, and the Proxy Statement cleared by the SEC for mailing in definitive form, as promptly as practicable after the filing thereof and to keep the Form S-4 effective as long as is necessary to consummate the Merger.

(c) The Proxy Statement shall state that (i) the Mosaic Special Committee and the Board of Directors of Mosaic determined that this Agreement, the applicable Transaction Documents and the Transactions are advisable and fair to and in the best interests of the Mosaic Shareholders (other than Cargill or any of its Subsidiaries); (ii) the Mosaic Special Committee recommended that the Board of Directors approve this Agreement, the applicable Transaction Documents and the Transactions; and (iii) the Mosaic Special Committee and the Board of Directors of Mosaic recommends that the Mosaic Shareholders vote to adopt this Agreement (such recommendation described in clause (iii), the “Mosaic Recommendation”) (except to the extent that the Mosaic Special Committee or the Board of Directors of Mosaic effects a Change in the Mosaic Recommendation in accordance with Section 7.2(g)).

(d) Mosaic and M Holdings shall take all steps necessary on the part of Mosaic and M Holdings for the Form S-4, the Proxy Statement and any other documents relating to the Merger filed with or furnished to the SEC, or disclosed to the Mosaic Shareholders, by Mosaic or M Holdings, in connection with the Merger (collectively, the “Mosaic Transaction Documents”), in each case to the extent applicable, to be timely filed with the SEC, to comply in all material respects with the Securities Act and the Exchange Act (it being understood that Mosaic and M Holdings shall not be deemed to have failed to comply with its obligations under this paragraph (d) to the extent that its failure to so comply shall have resulted from a breach by Cargill of its obligations under Section 7.2(e)).

(e) Cargill shall provide to the Mosaic Parties all information concerning Cargill, its Subsidiaries and its stockholders that is required or reasonably requested by Mosaic and M Holdings in connection with the preparation of the Mosaic Transaction Documents. Cargill and the MAC Trusts and their respective counsel shall be given a reasonable opportunity to review and comment on the Mosaic Transaction Documents, in each case and each time, sufficiently in advance of any such document being filed with or furnished to the SEC or disseminated to Mosaic Shareholders, and Mosaic and M Holdings shall give reasonable and good faith consideration to any comments made by Cargill, the MAC Trusts or their respective counsel. The Mosaic Parties agree that at the time of filing of the Mosaic Transaction Documents with the SEC, on the date of the dissemination the Mosaic Transaction Documents to Mosaic Shareholders and at the time of the Mosaic Shareholders Meeting, (i) none of the information included or incorporated by reference in the Mosaic Transaction Documents shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that (for the avoidance of doubt) no covenant, agreement, representation or warranty is made by the Mosaic Parties with respect to statements or omissions based on information supplied in writing by, or on behalf of, Cargill for inclusion in the Mosaic Transaction Documents. Cargill agrees that at the time of filing of the Mosaic Transaction Documents with the SEC, on the date of the dissemination of the Mosaic Transaction Documents to Mosaic Shareholders and at the time of the Mosaic Shareholders Meeting, the information supplied by it in writing for inclusion in the Mosaic Transaction Documents shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each party agrees promptly to correct any information provided by it for use in any of the Mosaic Transaction Documents (or, in the case of Mosaic or M Holdings, information incorporated into any of the Mosaic Transaction Documents by reference) if and to the extent that any such information shall have become false or misleading in any material respect, and Mosaic and M Holdings agree to take all steps necessary to cause the Mosaic Transaction Documents as so corrected to be timely filed with or furnished to the SEC, and/or disseminated to the Mosaic Shareholders, to the extent required by applicable Law.

(f) Mosaic and M Holdings shall provide Cargill and the MAC Trusts and their respective counsel with (A) any comments or other communications, whether written or oral, that such party or its counsel may receive from time to time from the SEC or its staff with respect to the Mosaic Transaction Documents promptly after receipt of those comments or other communications and (B) a reasonable opportunity to participate in the response of such party to those comments and to provide comments on that response (to which reasonable and good faith consideration shall be given), including by participating with such party or its counsel in any discussions or meetings with the SEC.

(g) The Mosaic Special Committee and the Board of Directors of Mosaic shall not fail to make, and shall not withdraw, qualify, amend or modify or publicly propose to withdraw, qualify, amend or modify the Mosaic Recommendation (any of the foregoing, a “Change in the Mosaic Recommendation”). Notwithstanding the foregoing, the Mosaic Special Committee and/or the Board of Directors of Mosaic may, prior to receipt of the Mosaic Shareholder Approval, effect a Change in the Mosaic Recommendation in response to one or more Intervening Events if (a) the Mosaic Special Committee or the Board of Directors of Mosaic shall have determined in good faith, after considering advice from outside legal counsel that its failure to effect a Change in the Mosaic Recommendation would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law, and (b) the Mosaic Special Committee or the Board of Directors of Mosaic promptly notifies Cargill, in writing, at least three (3) Business Days before effecting a Change in Mosaic Recommendation, of its intention to do so, describing the applicable Intervening Event. To the extent Cargill proposes changes to the terms of the Transactions during the three (3) Business Day period referred to above, the Mosaic Parties shall negotiate in good faith with Cargill with respect to such changes during such period, and the Mosaic Special Committee or the Board of Directors of Mosaic shall not effect a Change in Mosaic Recommendation unless the Mosaic Special Committee or the Board of Directors of Mosaic shall have determined in good faith, after considering advice from outside legal counsel that, notwithstanding any modifications to the terms of the Transactions proposed by Cargill, its failure to effect a Change in the Mosaic Recommendation would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law. “Intervening Event” means a material Event that was not known by the Mosaic Special Committee on the date of this Agreement (or if known, the consequences of which were not known to the Mosaic Special Committee as of the date hereof), which Event (or consequences) becomes known to the Mosaic Special Committee before the receipt of the Mosaic Shareholder Approval.

(h) Nothing contained in Section 7.2(g) or otherwise shall prohibit (x) the Mosaic Special Committee or the Board of Directors of Mosaic from taking and disclosing to the Mosaic Shareholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or making a statement contemplated by Item 1012(a) of Regulation M-A or Rule 14d-9 promulgated under the Exchange Act; provided, however, that any disclosure of a position contemplated by Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act other than a “stop, look and listen” or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act, an express rejection of any applicable proposal or an express reaffirmation of its recommendation to its stockholders of the Mosaic Recommendation shall be deemed to be a Change in the Mosaic Recommendation or (y) accurate disclosure (and such disclosure shall not be deemed a Change in Mosaic Recommendation) of factual information regarding the business, financial condition, results of operations or otherwise of Mosaic or any of its Subsidiaries to the extent Mosaic in good faith determines that such disclosure of such information is required to be disclosed under applicable Law or the regulations or requirements of any stock exchange or regulatory organization applicable to the Mosaic Parties.

SECTION 7.3 Efforts; Cooperation.

(a) Subject to Section 7.3(d), each of the Mosaic Parties and Cargill shall use their reasonable best efforts to cooperate with each other and to cause the Merger, the Split-off, the Initial Debt Exchange and the First Formation Offering to be consummated as promptly as practicable after the date hereof in accordance with the terms hereof and the other Transaction Documents, including using its reasonable best efforts (i) to make promptly any filings that may be required by such party under applicable Law or by any Governmental Authority, and to supply promptly any additional information or documentary material that may be requested by a Governmental Authority, if any, (ii) to obtain all other consents, approvals and authorizations that are required to be obtained by such party under any federal, state, local or foreign Law, (iii) to lift or rescind any Order prohibiting the consummation of the Merger, the Split-off, the Initial Debt Exchange, any Follow-on Debt Exchange or any Formation Offering, (iv) to effect as promptly as practicable all necessary registrations, filings and responses to requests for additional information or documentary material from a Governmental Authority, if any, and (v) to satisfy all conditions to this Agreement. In furtherance of the foregoing, each of the parties shall take all such action as may be reasonably necessary or appropriate under the securities or “blue sky” laws of the United States (and any comparable laws under any non-U.S. jurisdiction as the parties may mutually agree) in connection with the Merger, the Split-off, the Initial Debt Exchange and the First Formation Offering (provided that neither Mosaic nor M Holdings shall be required to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject or to qualify in any non-U.S. jurisdictions without its prior consent), and Mosaic and M Holdings shall prepare and file, and shall use its reasonable best efforts to have approved prior to the Closing Date, an application for the listing on the NYSE of the M Holdings Common Stock issuable pursuant to the Merger and the M Holdings Common Stock issuable upon conversion of the M Holdings Class A Common Stock and M Holdings Class B Common Stock issuable in the Merger, subject to official notice of issuance.

(b) Further, and without limiting the generality of the rest of this Section 7.3, but subject to Section 7.3(d), each of the parties hereto and the MAC Trusts shall promptly (i) furnish to the other parties hereto such necessary information and reasonable assistance as the other parties hereto may request in connection with their obligations under this Section 7.3, (ii) inform the parties hereto and the MAC Trusts, as applicable, of any communication from any Governmental Authority regarding any of the Merger, the Split-off, the Initial Debt Exchange, any Follow-on Debt Exchange or any Formation Offering or related filings or approvals, and (iii) provide counsel for the parties hereto and counsel for the MAC Trusts, as applicable, with copies of all filings made by such party, and all correspondence between such party (and its advisors) with any Governmental Authority and any other information supplied by such party hereto and such party’s Subsidiaries or any MAC Trust to a Governmental Authority or received from such a Governmental Authority in connection with this Agreement or the Merger, the Split-off, the Initial Debt Exchange, any Follow-on Debt Exchange or any Formation Offering; provided, however, that materials so provided may be redacted (x) to remove references concerning any valuation, (y) as necessary to comply with contractual arrangements and (z) as may be necessary to address any reasonable concerns relating to classified, proprietary, privileged or confidential information. Each party hereto and the MAC Trusts and their respective counsel shall, subject to applicable Law, (i) promptly notify the other parties hereto and the MAC Trusts of any material communication between that party and any Governmental Authority and, subject to applicable Law, discuss with and permit the other party to review in advance any proposed written communication to or with any of the foregoing, (ii) consult with the other parties hereto and the MAC Trusts, to the extent practicable, in advance of participating in any substantive meeting or discussion with any Governmental Authority with respect to any filings, investigation or inquiry concerning the Merger, the Split-off, the Initial Debt Exchange, any Follow-on Debt Exchange or the First Formation Offering and, to the extent permitted by such Governmental Authority, give the other parties hereto and the MAC Trusts the opportunity to attend and participate thereat, and (iii) to the extent practicable and subject to applicable Law, furnish the other parties hereto and the MAC Trusts with copies of all written correspondence and communications between it and its Affiliates and their respective directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other advisor, agent or representative (collectively, “Representatives”) on the one hand, and any Governmental Authority or members of its respective staff on the other hand, with respect to the Merger, the Split-off, the Initial Debt Exchange, any Follow-on Debt Exchange or any Formation Offering.

Subject to Section 7.3(d) and upon the terms and conditions set forth herein, each of the parties hereto and the MAC Trusts shall use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties hereto and the MAC Trusts, as applicable, in doing, all things, necessary, proper or advisable to make effective as promptly as practicable the Transactions, including obtaining HSR clearance and other approvals, if any, from any Governmental Authority.

(c) In the event that any Action is instituted (or threatened to be instituted) by a Governmental Authority or private party challenging any of the Merger, the Split-off, the Initial Debt Exchange, any Follow-on Exchange or any Formation Offering, each of the parties hereto and the MAC Trusts shall cooperate with each other and use its respective reasonable best efforts to contest and resist any such Action and to have vacated, lifted, reversed or overturned any Order that is in effect and that prohibits, prevents or restricts consummation of the Transactions.

(d) The parties hereto and the MAC Trusts agree and acknowledge that the obligations of the parties hereto and the MAC Trusts pursuant to this Section 7.3 shall be subject to, and without prejudice to, (i) the right of Cargill to delay the Closing Date or (ii) the right of Cargill or Mosaic to terminate this Agreement, in each case pursuant to the terms hereof.

SECTION 7.4 Access. Except for in circumstances in which indemnification or contribution is sought pursuant to Article VIII, until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, the Mosaic Parties shall afford the MAC Trusts, Cargill and their respective Representatives, upon reasonable notice, reasonable access, subject to appropriate restrictions to comply with contractual arrangements or as may be necessary to address any reasonable concerns relating to classified, privileged or confidential information, and consistent with applicable Law and in accordance with the procedures established by Mosaic, to the books, records, properties and personnel of the Mosaic Parties during normal business hours insofar as such access is reasonably required by Cargill or the MAC Trusts in connection with Cargill’s or the MAC Trusts’ respective obligations under the Transaction Documents.

SECTION 7.5 Confidentiality. Each of the parties hereto and the MAC Trusts shall keep confidential all information concerning the other parties hereto in its possession, its custody or under its control (except to the extent that (a) such information is then in the public domain through no fault of such party or any of the MAC Trusts, as applicable, or (b) such information has been lawfully acquired from other sources by such party hereto or the MAC Trusts, as applicable) and no party hereto or the MAC Trusts shall release or disclose such information to any other Person without the prior written consent of the other parties hereto or the MAC Trusts, as applicable (not to be unreasonably withheld or delayed); provided that such disclosures may be made by each party hereto or the MAC Trusts to its respective Affiliates and Representatives (and, in the case of Cargill, any of Cargill’s stockholders, the Cargill ESOP, and the Cargill Pension Fund), provided the disclosing party or the MAC Trusts, as applicable, shall be responsible for ensuring such Persons agree to keep such information confidential. Notwithstanding the foregoing, the parties hereto and the MAC Trusts may disclose information related to the Transactions and the other parties hereto to the extent (i) required by Law or in connection with any filings with the SEC, the IRS or any other Governmental Authority relating to the Transactions or (ii) such party or any of the MAC Trusts, as applicable, is compelled to disclose such information by judicial or administrative process, provided that in the case of clauses (i) and (ii) such party or the MAC Trusts, as applicable, has used all commercially reasonable efforts to consult with the other affected party or parties or the MAC Trusts, as applicable, prior to such disclosure, and shall exercise reasonable best efforts to obtain reliable assurance that such information will be accorded confidential treatment.

SECTION 7.6 Public Announcements. The initial press release with respect to the execution of this Agreement shall be a joint press release to be reasonably agreed upon by Cargill and Mosaic. No public release, announcement or other public disclosure concerning the Transactions shall be issued by Cargill, on the one hand, or the Mosaic Parties, on the other hand, without the prior written consent of the other party (which shall not be unreasonably withheld or delayed) (and, if the announcement or other public disclosure refers to the MAC Trusts, without the prior written consent of the MAC Trusts (which shall not be unreasonably withheld or delayed)), except in the event that such release or announcement may be required by Law or the rules or regulations of any U.S. securities exchange, in which case the party required to make the release or announcement shall use its reasonable best efforts to allow the other party (and, if the announcement or other public disclosure refers to the MAC Trusts, allow the MAC Trusts), reasonable time to comment on each release or announcement in advance of such issuance and shall consider in good faith the views and comments made by such other party (or the MAC Trusts, as applicable) regarding any such release, announcement or other public disclosure.

SECTION 7.7 Voting of Mosaic Common Stock by Cargill.

(a) Cargill agrees that it shall, and shall cause any of its Subsidiaries holding shares of Mosaic Common Stock to, be present, in person or by proxy, at the Mosaic Shareholder Meeting, and otherwise to cause all shares of Mosaic Common Stock held by Cargill or any of its Subsidiaries to be counted as present for purposes of establishing a quorum at such meeting, and to vote, or cause to be voted, all shares of Mosaic Common Stock owned by Cargill or its Subsidiaries in favor of (x) the adoption of this Agreement, (y) such other matters as may be included in the Proxy Statement and necessary to consummate the Transactions and (z) the amendments to the Mosaic certificate of incorporation as set forth in Exhibit A hereto, provided, however, that in the case of clauses (y) and (z), unless otherwise agreed by Cargill, any of such other matters or amendments shall be implemented only if the Closing shall have occurred.

(b) The obligations of Cargill and any of its Subsidiaries under this Section 7.7 shall terminate upon a Change in the Mosaic Recommendation.

SECTION 7.8 Transfers of Mosaic Common Stock by Cargill; Agreements by Cargill.

(a) From the date of this Agreement through the earlier of the Closing Date and the termination of this Agreement in accordance with its terms, except as otherwise expressly contemplated by this Agreement or the other Transaction Documents or required by Law, without Mosaic’s written consent (which consent shall not be unreasonably withheld or delayed), Cargill shall not, and shall not permit any of its Subsidiaries to, Transfer any shares of Mosaic Common Stock owned by Cargill or any of its Subsidiaries other than Transfers to Cargill or its Subsidiaries. Cargill shall cause all shares of Mosaic Common Stock held by Subsidiaries of Cargill to be transferred to Cargill on or prior to the Closing Date.

(b) Except as set forth in Section 7.8(c) and as otherwise contemplated or permitted by this Agreement, during the period commencing on the date of this Agreement and continuing to the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, Cargill shall not, and it shall not authorize, permit or direct any of its Subsidiaries, or authorize or direct its or their respective Representatives to, without the prior approval of the Mosaic Special Committee, directly or indirectly: (a) effect or seek, offer or propose (whether publicly or otherwise) to effect, or cause or participate with or in any way knowingly assist any other Person to effect or seek, offer or propose (whether public or otherwise) to initiate, effect or participate in or support, (i) any acquisition of any securities (or beneficial ownership thereof) or material assets of Mosaic or any of its Subsidiaries, (ii) any tender or exchange offer or merger or other business combination involving Mosaic or any of its Subsidiaries, (iii) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to Mosaic or any of its Subsidiaries, or (iv) any “solicitation” of “proxies” (as such terms are defined or used in Regulation 14A under the Exchange Act) with respect to the voting of any shares of Mosaic Common Stock; (b) form, join or in any way participate in any “group” (other than with respect to Cargill’s Affiliates) with respect to any of the shares of Mosaic Common Stock; (c) submit any written consent or proposal to the Mosaic Shareholders in furtherance of the foregoing or call a special meeting of Mosaic Shareholders; (d) publicly disclose any intention, proposal, plan or arrangement with respect to any of the foregoing; or (e) take any action, or request any amendment or waiver hereof, that would reasonably be expected to require Mosaic to make a public announcement with respect to the matters set forth in (a) or (c) above.

(c) During the period commencing on the date of this Agreement and continuing to the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, Cargill shall not, and it shall not authorize, permit or direct any of its Subsidiaries, or authorize or direct its or their respective Representatives to, directly or indirectly through another Person, except as otherwise provided in this Section 7.8(c), (i) solicit, initiate, or knowingly encourage any inquiries or the making of any proposal that constitutes or is reasonably likely to lead to an Alternative Proposal or (ii) other than informing Persons of the provisions contained in this Section 7.8(c), participate in any discussions or negotiations with, or furnish any information concerning Cargill, Mosaic and their respective Subsidiaries to, any Person in connection with any Alternative Proposal; provided, however, that, notwithstanding any provision in this Section 7.8, if at any time after the date of this Agreement Cargill receives a bona fide written Alternative Proposal from a third party that did not result from a breach of this Section 7.8(c), then Cargill may (x) furnish information regarding Cargill, Mosaic and their respective Subsidiaries to the Person or Persons making such Alternative Proposal and their respective financing sources (and their respective Representatives), (y) participate in discussions or negotiations with the Person or Persons making such Alternative Proposal and their respective financing sources (and their respective Representatives) and (z) enter into a definitive agreement with respect to such Alternative Proposal; provided that Cargill will not, and will not allow its Representatives to, disclose any non-public information regarding the Mosaic Parties or their respective Subsidiaries to any Person or Persons making such Alternative Proposal or any of their respective financing sources unless the Person or Persons making the Alternative Proposal enters into a confidentiality agreement with Cargill in form and substance reasonably acceptable to Mosaic. Cargill agrees that it shall promptly (and in any event, within 48 hours) notify the Mosaic Special Committee if any proposals or offers with respect to an Alternative Proposal are received by, any non-public information is requested from, or any discussion or negotiations are sought to be initiated or continued with, it or any of its Representatives indicating, in connection with such notice, the identity of the parties and the material terms and conditions of any proposals or offers (including, if applicable, copies of any written request, proposals or offers, including proposed agreements) and thereafter shall keep the Mosaic Special Committee reasonably informed of the status and terms of any such proposal or offers (including any amendments thereto) and the status of any such discussions or negotiations. None of Cargill or any of its Subsidiaries shall, after the date of this Agreement, enter into any confidentiality or similar agreement that would prohibit it from providing such information to the Mosaic Special Committee.

SECTION 7.9 Further Assurances; Post-Closing Cooperation.

(a) Each of the parties agrees that, from time to time, whether before, at or after the Closing Date, each of them will execute and deliver such further instruments of conveyance and transfer and take such other action as may be necessary (x) to effect the Merger, the Split-off, the Initial Debt Exchange and the First Formation Offering as promptly as practicable after the date hereof in accordance with the terms hereof and the other applicable Transaction Documents, and (y) to effect the orderly separation of the business and operations of the parties following the Closing. In furtherance of the foregoing, and except for in circumstances in which indemnification or contribution is sought pursuant to Article VIII, from and after the Closing Date (A) the Mosaic Parties, on the one hand, and Cargill, on the other hand, shall provide all cooperation, assistance and information reasonably necessary or requested from time to time by the other party following the Closing and (B) the Mosaic Parties shall, upon reasonable notice and otherwise consistent with applicable Law and in accordance with the procedures established by Mosaic, provide Cargill and its Representatives with the reasonable assistance of applicable personnel and reasonable access to the books, records, properties and similar information within its possession or control insofar as such information is required by Cargill for, without limitation, any audit, financial reporting, accounting, claims, litigation or tax purposes as well as for the purposes of fulfilling Cargill’s disclosure and reporting obligations. Each of the parties shall keep all information provided by any other party pursuant to this Section 7.9(a) confidential in accordance with Section 7.5.

(b) Notwithstanding anything to the contrary set forth in Section 7.9(a), (i) the covenants contained in Section 7.9(a) shall not be in lieu of or otherwise limit (x) the indemnification obligations of the parties pursuant to Article VIII hereof or (y) the right of Cargill or Mosaic to terminate this Agreement pursuant to the terms hereof and (ii) Cargill’s obligations pursuant to Section 7.9(a) shall be subject to, and without prejudice to the right of Cargill to delay the Closing Date pursuant to the terms hereof.

SECTION 7.10 Material Market Event Notice. In the event that a Material Market Event has occurred, Cargill shall deliver to Mosaic a certificate (the “Market Event Notice”) to that effect signed by an officer of Cargill, describing in reasonable detail the nature of the Material Market Event. At any time following its receipt of the Market Event Notice, Mosaic may request (by delivery of a written notice to Cargill to such effect (a “Mosaic Waiver

Request”)) that Cargill fully and irrevocably waive its right to invoke the condition set forth in Section 9.3(g) with respect to such Material Market Event. In the event that Cargill delivers to Mosaic a written notice that Cargill so waives its right (a “Cargill Waiver Notice”), then such Material Market Event shall cease to be a basis for Cargill not effecting the Closing, and the condition set forth in Section 9.3(g) shall no longer exist with respect to such Material Market Event. In the event Cargill fails to deliver a Cargill Waiver Notice with respect to a Material Market Event within ten (10) Business Days after Cargill’s receipt of the corresponding Mosaic Waiver Request (the “Requisite Response Period”), then Mosaic shall be entitled to terminate this Agreement pursuant to Section 10.1(c)(iv).

SECTION 7.11 Exemption from Liability Under Section 16(b). Prior to the Effective Time, the Mosaic Parties shall each take all such steps as may be necessary or appropriate to cause the disposition of shares of capital stock of Mosaic (or of derivative securities in respect of any shares of capital stock of Mosaic) by each director (including by deputization) or officer of Mosaic in connection with the consummation of the Merger, and the acquisition of capital stock of M Holdings (or of derivative securities in respect of any shares of capital stock of M Holdings) by each director (including by deputization) or officer of Mosaic in connection with the consummation of the Merger, to be exempt under Rule 16b-3 promulgated under the Exchange Act, including any such actions specified in the No-Action Letter dated January 12, 1999, issued by the SEC to Skadden, Arps, Slate, Meagher & Flom, LLP.

SECTION 7.12 MAC Trusts Exchange Agreement. From the date of this Agreement through the earlier of the Closing Date and the termination of this Agreement in accordance with its terms, Cargill shall not exercise its right to terminate the MAC Trusts Exchange Agreement pursuant to Section 6.1(a) thereof or pursuant to the comparable provision of any Tender and Support Agreement without the prior approval of Mosaic, such approval not to be unreasonably withheld or delayed.

SECTION 7.13 M Holdings Valuation. As soon as reasonably practicable after the date of this Agreement, Mosaic shall engage an independent, third party valuation expert acceptable to Cargill to provide at least four (4) Business Days prior to the Share Number Date a valuation of M Holdings as of the Share Number Date and determine the Reclassified Share Number. The scope of analyses to be performed by the valuation firm (including the methodologies and any related assumptions, limitations or qualifications) shall be set forth in a written agreement between the valuation firm and Mosaic in form and substance acceptable to Cargill, and Mosaic and Cargill shall participate equally in all substantive discussions and all meetings with the valuation firm, receive simultaneously and jointly review and provide comments on all drafts of the valuation report, and such valuation firm shall be instructed to consider in good faith all comments provided by Cargill and Mosaic. Cargill and Mosaic shall agree on the valuation of M Holdings and the Reclassified Share Number by the date described in Section 2.2(a)(ii).

ARTICLE VIII

SURVIVAL AND INDEMNIFICATION

SECTION 8.1 Survival. Except as otherwise expressly contemplated by this Agreement, all covenants, representations, warranties and agreements of the parties contained in this Agreement, or in any certificate delivered in connection with this Agreement, shall survive the consummation of the Merger and the Split-off.

SECTION 8.2 Indemnification by the Mosaic Parties. Mosaic and M Holdings shall, jointly and severally, indemnify, defend and hold harmless Cargill and its Subsidiaries, Affiliates, each of their respective directors, officers, employees and agents, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the “Cargill Indemnified Parties”) from and against:

(a) any and all Losses to the extent arising out of, attributable to or resulting from any breach or inaccuracy of any representation or warranty of any Mosaic Party contained in this Agreement or in any certificate delivered pursuant to this Agreement; and

(b) any and all Losses to the extent arising out of, attributable to or resulting from any breach of any covenant or agreement to be performed by any Mosaic Party contained in this Agreement or in any certificate delivered pursuant to this Agreement.

SECTION 8.3 Indemnification by Cargill. Cargill shall indemnify, defend and hold harmless the Mosaic Parties and their Subsidiaries, Affiliates, each of their respective directors, officers, employees and agents, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the “Mosaic Indemnified Parties”) from and against:

(a) any and all Losses to the extent arising out of, attributable to or resulting from any breach or inaccuracy of any representation or warranty of Cargill contained in this Agreement or in any certificate delivered pursuant to this Agreement; and

(b) any and all Losses to the extent arising out of, attributable to or resulting from any breach of any covenant or agreement to be performed by Cargill contained in this Agreement or in any certificate delivered pursuant to this Agreement.

SECTION 8.4 Notice; Procedure for Third-Party Claims.

(a) Any Person that may be entitled to indemnification under this Agreement (an “Indemnified Party”) may seek indemnification for any Loss or potential Loss by giving written notice to the applicable party or parties from whom indemnification is sought (the “Indemnifying Party”), specifying (i) the representation, warranty, covenant or other agreement that is alleged to have been inaccurate, to have been breached or to have given rise to indemnification, (ii) the basis for such allegation and (iii) if known, the aggregate amount of the Losses for which a claim is being made under this Article VIII or, to the extent that such Losses are not known or have not been incurred at the time such claim is made, an estimate, prepared in good faith, of the aggregate potential amount of such Losses. Written notice to such Indemnifying Party of the existence of a claim shall be given by the Indemnified Party as soon as practicable after the Indemnified Party first receives notice of the potential claim; provided that any failure to provide such prompt notice of the existence of a claim to the applicable Indemnifying Party shall not affect the Indemnified Party’s right to seek indemnification pursuant to this Article VIII except and only to the extent that such failure results in a lack of actual notice to the Indemnifying Party and such Indemnifying Party has been materially prejudiced as a result of such delay.

(b) In the case of any claim asserted by a Person that is not a party to this Agreement against an Indemnified Party (a “Third-Party Claim”), the Indemnified Party shall permit the Indemnifying Party (at the expense of such Indemnifying Party) to assume the defense of such Third-Party Claim and any litigation or proceeding resulting therefrom; provided that (i) counsel for the Indemnifying Party who shall conduct the defense of such claim or litigation shall be reasonably satisfactory to the Indemnified Party and (ii) the Indemnified Party may participate in such defense at such Indemnified Party’s expense. Except with the prior written consent of the Indemnified Party (which consent shall not be unreasonably delayed or withheld), no Indemnifying Party, in the defense of any Third-Party Claim, shall consent to entry of any judgment or enter into any settlement. In the event that the Indemnified Party shall in good faith determine that the conduct of the defense of any Third-Party Claim subject to indemnification hereunder or any proposed settlement of any such claim by the Indemnifying Party might be expected to impair the ability of Cargill, the Mosaic Parties or their respective Affiliates to conduct their businesses or impair their respective reputations or business, or that the Indemnified Party may have available to it one or more defenses or counterclaims that are inconsistent with one or more of those that may be available to the Indemnifying Party in respect of such claim or any litigation relating thereto, the Indemnified Party shall have the right at all times to take over and assume control over the defense, settlement, negotiations or litigation relating to any such claim at the sole cost of the Indemnifying Party; provided that, if the Indemnified Party does so take over and assume control, the Indemnified Party shall not settle such claim or litigation without the written consent of the Indemnifying Party, such consent not to be unreasonably withheld or delayed. In the event that the Indemnifying Party does not accept the defense of any matter as above provided, the Indemnified Party shall have the right to defend against any such claim or demand, and shall be entitled to settle or agree to pay in full such claim or demand. In any event, Cargill and the Mosaic Parties shall reasonably cooperate in the defense of any Third-Party Claim subject to this Article VIII, and the records of each shall be made reasonably available to the other with respect to such defense, subject to reasonable restrictions for classified, privileged or confidential information and consistent with applicable Law and in accordance with the procedures established by such party.

SECTION 8.5 Contribution. If the indemnification provided for in this Article VIII shall for any reason be unavailable or insufficient to hold harmless any Cargill Indemnified Party or any Mosaic Indemnified Party in respect of any Losses, or any Action in respect thereof, other than to the extent that such indemnification is unavailable or insufficient due to a failure to provide prompt notice in accordance with Section 8.4(a), then each Indemnifying Party shall, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of such Losses or Action in respect thereof, in such proportion as shall be appropriate to reflect the relative fault of the Mosaic Parties, on the one hand, and Cargill, on the other hand, with respect to the misrepresentation or breach or alleged misrepresentation or alleged breach that resulted in such Losses, or Action in respect thereof, as well as any other relevant equitable considerations. The Mosaic Parties and Cargill agree that it would not be just and equitable if the amount of contributions pursuant to this Section 8.5 were to be determined by pro rata allocation or by any other method of allocation, which does not take into account the equitable considerations referred to above. The amount paid or payable by an Indemnified Party as a result of the Losses referred to above in this Section 8.5 shall be deemed to include, for purposes of this Section 8.5, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such Action or claim.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

SECTION 8.6 Exclusive Remedy. Other than in the case of claims based on fraud, bad faith or willful misconduct or the availability of equitable remedies, following the Closing, the remedies provided in this Article VIII shall be the sole and exclusive remedy available to any Person for any breach or inaccuracy of any representation, warranty or covenant or other agreement contained in this Agreement of any party. Any remedy provided in this Article VIII shall be without duplication of any remedy provided for in any of the other Transaction Documents.

SECTION 8.7 Limitations on Indemnifiable Losses. Notwithstanding anything to the contrary in this Agreement or at law or in equity, no Indemnified Party will, in any event, be entitled to indemnification or contribution from an Indemnifying Party for Losses arising out of, attributable to or resulting from, any incidental, indirect, consequential, special, exemplary or punitive damages (including damages for loss of business profits) however caused, under any theory of liability, including in contract or in tort, arising in any way under this Agreement (other than in the case of fraud, bad faith or willful misconduct or in the case of any such Losses payable to third parties, including any Governmental Authority or shareholder).

SECTION 8.8 Insurance. Each Indemnified Party shall use reasonable best efforts to recover all losses, costs, damages and expenses from the insurers of such Indemnified Party under applicable insurance policies so as to reduce the amount of Losses hereunder; provided that actual recovery of any insurance shall not be a condition to the applicable Indemnifying Party’s obligation to make indemnification payments to such Indemnified Party in accordance with the terms of this Agreement. For purposes of this Agreement, Losses shall be calculated after giving effect to any amounts recovered under insurance policies with respect to such Losses, net of any costs to recover such amounts. If the Indemnified Party or any of its Affiliates receives any amounts under applicable insurance policies for such Losses after an indemnification payment by the Indemnifying Party has been made for such Losses, then the Indemnified Party shall promptly reimburse the Indemnifying Party for such indemnification payment in an amount equal to the amount so received or realized by the Indemnified Party or its Affiliates with respect to any such indemnification payment.

SECTION 8.9 Taxes. The foregoing shall not apply to indemnification with respect to Taxes, which shall be governed solely by the Tax Agreement.

ARTICLE IX

CONDITIONS TO CLOSING

SECTION 9.1 Conditions to the Obligations of each Party. The obligations of each of the parties to effect the Closing is subject to the satisfaction or, to the extent permitted under applicable Law, but other than with respect to the condition set forth in Section 9.1(a), waiver by each of Mosaic and Cargill, of the following conditions:

(a) Mosaic Shareholder Approval. The Mosaic Shareholder Approval shall have been obtained;

(b) No Injunctions. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated or entered any Law which is in effect and which prohibits consummation of the Merger, the Split-off, the Initial Debt Exchange or any Formation Offering;

(c) Registration Statement. The Registration Statement contemplated by Section 2.1(a) of the Registration Agreement shall have been filed with the SEC and shall be effective under the Securities Act (and not be the subject of a stop order suspending the effectiveness of such registration statement or a proceeding initiated by the SEC seeking any such stop order), and shall include (or incorporate by reference) all, and shall not omit any, information, including financial information, necessary to effect the First Formation Offering in accordance with the requirements of the Securities Act and the terms of the Registration Statement; provided, however, that for purposes of determining if any date is a Closing Condition Date, (x) such Registration Statement may omit information customarily provided in a prospectus supplement for a “shelf takedown” offering (including the public offering price, the underwriting discounts or commissions, discounts or commissions to dealers, the amount of proceeds, and other items dependent upon the offering price, delivery dates, the identities of the selling security holders and amounts of securities to be registered on their behalf, the plan of distribution and the underwriters)) and (y) if the Registration Statement is filed on Form S-1, such Registration Statement (A) need not be effective so long as at the time of such determination, either the SEC shall have elected not to review the Registration Statement or all material outstanding comments issued by the SEC in the course of its review shall have been adequately resolved (other than comments with respect to fiscal 2011 compensation disclosure added to the Registration Statement during a Compensation Dead Period) and (B) may omit information regarding fiscal 2011 compensation during a Compensation Dead Period.

(d) Form S-4. The Form S-4 shall have been filed and shall be effective and the Form S-4 shall not be the subject of a stop order suspending the effectiveness of the Form S-4 or a proceeding initiated by the SEC seeking any such stop order;

(e) NYSE Listing. The shares of M Holdings Common Stock to be issued in the Merger shall have been approved for listing on the NYSE, and the M Holdings Common Stock to be issued upon the conversion of the M Holdings Class A Common Stock and M Holdings Class B Common Stock to be issued in the Merger shall have been approved for listing on the NYSE, in each case subject only to official notice of issuance;

(f) Other Transaction Documents. Each of the Registration Agreement and the Tax Agreement shall be in full force and effect.

SECTION 9.2 Conditions to the Obligations of the Mosaic Parties. The obligation of the Mosaic Parties to effect the Closing are subject to the satisfaction or, to the extent permitted under applicable Law, waiver by Mosaic of the following conditions:

(a) Representations and Warranties. The representations and warranties of Cargill set forth in this Agreement shall be true and correct (without giving effect to any limitation as to

“materiality” or “Cargill Material Adverse Effect” set forth therein), in each case, as of the date of the Agreement and as of the Closing Date as though made on and as of each such date (except to the extent that such representations and warranties expressly relate to a specified date, in which case as of such specified date), except where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to “materiality” or “Cargill Material Adverse Effect” set forth therein) would not, individually or in the aggregate, reasonably be expected to have a Cargill Material Adverse Effect;

(b) Covenants. Cargill shall have performed in all material respects its obligations, agreements and covenants required to be performed by it prior to or as of the Closing under this Agreement or any other Transaction Document;

(c) Officer’s Certificate. Cargill shall have furnished Mosaic with a certificate dated as of the Closing Date signed on its behalf by its Chief Executive Officer or Chief Financial Officer to the effect that the conditions set forth in clauses (a) and (b) of this Section 9.2 shall have been satisfied;

(d) Split-off. Stockholders of Cargill shall have agreed with Cargill to exchange, and/or shall have tendered into the Offer and not withdrawn, a sufficient number of shares of Cargill capital stock to allow Cargill to deliver to such stockholders, pursuant to the Split-off, all of the shares of M Holdings Class B Common Stock, M Holdings Class A Common Stock and M Holdings Common Stock (excluding the Cargill Retained M Holdings Shares) to be received by Cargill pursuant to the Merger in exchange for outstanding shares of Cargill common stock, all the conditions to such exchanges and/or the Offer shall have been satisfied or will be satisfied after consummation of the Merger, and Cargill shall have irrevocably confirmed to Mosaic that it will consummate the Split-off pursuant to such exchanges and/or the Offer on the Closing Date immediately following the Merger Effective Time;

(e) Governance Agreement. Each Exchanging Cargill Stockholder who, to the knowledge of Cargill at the time of the Closing, is reasonably expected to be a Significant Stockholder immediately after the consummation of the Split-off shall have duly executed and delivered to Mosaic the Governance Agreement; and

(f) No Change in Private Letter Ruling or Law. There shall be no change in, revocation of, or amendment to the Private Letter Ruling or change in Law that could, in the reasonable judgment of counsel to Mosaic, affect the validity of the Private Letter Ruling in a manner adverse to Mosaic, the Mosaic Shareholders (other than Cargill and its Subsidiaries), M Holdings or the holders of M Holdings Common Stock.

SECTION 9.3 Conditions to the Obligations of Cargill. The obligation of Cargill to effect the Closing is subject to the satisfaction or, to the extent permitted under applicable Law, waiver by Cargill of the following conditions:

(a) Representations and Warranties. (i) The representations and warranties of the Mosaic Parties set forth in Section 5.5(a) and Section 5.5(b) of this Agreement shall be true and correct in all respects (except for any de minimis inaccuracy) as of the date of this Agreement and as of the Closing Date as though made on and as of each such date (except to the extent that such representations and warranties expressly relate to a specified date, in which case as of such specified date); (ii) the representations and warranties of the Mosaic Parties set forth in Section 5.11 shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of each such date; and (iii) the other representations and warranties of the Mosaic Parties set forth in this Agreement shall be true and correct (without giving effect to any limitation as to “materiality” or “Mosaic Material Adverse Effect” set forth therein), in each case, as of the date of the Agreement and as of the Closing Date as though made on and as of each such date (except to the extent that such representations and warranties expressly relate to a specified date, in which case as of such specified date), except where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to “materiality” or “Mosaic Material Adverse Effect” set forth therein) would not, individually or in the aggregate, reasonably be expected to have a Mosaic Material Adverse Effect;

(b) Covenants. Each Mosaic Party shall have performed its obligations, agreements and covenants under Sections 7.1(a) (iii) and (iv) of this Agreement in all respects (except for any de minimis breach) and each Mosaic Party shall have performed in all material respects all of its other obligations, agreements and covenants required to be performed by it prior to or as of the Closing under this Agreement and the other Transaction Documents;

(c) No Managing Shareholder. Other than Cargill and its Affiliates, no Person or coordinating group (as defined in Treasury Regulation § 1.355-7(h)(4)) who actively participates in the management or operation of Mosaic (including as a director thereof) shall, to the knowledge of Mosaic (based on SEC filings), beneficially own, directly or indirectly, five percent (5%) or more of the outstanding shares of Mosaic Common Stock (based on SEC filings);

(d) Officer’s Certificate. (i) Mosaic shall have furnished Cargill with a certificate dated as of the Closing Date signed on its behalf by its Chief Executive Officer or Chief Financial Officer to the effect that (x) the conditions set forth in (a), (b) and (c) of this Section 9.3 shall have been satisfied and (y) the number of shares of Mosaic Common Stock issued and outstanding immediately prior to the Closing is equal to the Mosaic Outstanding Share Number;

(e) No Change in Private Letter Ruling or Law. There shall be no change in, revocation of, or amendment to the Private Letter Ruling or change in Law that could, in the reasonable judgment of counsel to Cargill, adversely affect the validity of the Private Letter Ruling;

(f) Bring Down Tax Opinion. Mosaic shall have delivered the Mosaic Tax Certificate and Cargill shall have received the Bring Down Tax Opinion; and

(g) No Material Market Event. Since the date of this Agreement, no Material Market Event (other than any Material Market Event in respect of which Cargill has previously waived its right to invoke this Section 9.3(g)) shall have occurred.

SECTION 9.4 Obligation to Close. The parties agree and acknowledge that the parties’ obligations pursuant to this Article IX shall be subject to, and without prejudice to, (i) the right of Cargill to delay the Closing Date or (ii) the right of Cargill or Mosaic to terminate this Agreement, in each case pursuant to the terms hereof.

ARTICLE X

TERMINATION

SECTION 10.1 Termination. This Agreement may be terminated at any time prior to the Merger Effective Time (unless otherwise specifically stated below), whether before or after receipt of the Mosaic Shareholder Approval (unless otherwise specifically stated below), as applicable:

(a) by mutual written consent of Cargill and Mosaic;

(b) by Mosaic or Cargill, upon delivery by such party of written notice of termination to the other party:

(i) if a Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated or entered any Law which is in effect, which prohibits consummation of the Merger, the Split-off, the Initial Debt Exchange or any Formation Offering and shall have become final and nonappealable; or

(ii) if a vote of the Mosaic Shareholders shall have been taken at the Mosaic Shareholders Meeting (including any adjournment thereof) and the Mosaic Shareholder Approval shall not have been obtained at such meeting;

(c) by Mosaic, upon delivery by Mosaic of written notice of termination to Cargill:

(i) at any time following the completion of the Closing Period if (x) the Closing shall not have occurred, and (y) after completion of the Closing Period, Mosaic shall have given at least five (5) calendar day’s prior written notice to Cargill of Mosaic’s intention to terminate pursuant to this Section 10.1(c)(i);

(ii) at any time following the End Date if the Closing shall not have occurred;

(iii) if (x) Cargill shall have breached or failed to perform any of its representations, warranties, covenants or other obligations set forth in this Agreement, which breach or failure to perform (i) would result in the failure of the conditions set forth in clauses (a) or (b) of Section 9.2 and (ii) is not cured, or cannot be cured, by Cargill within 30 calendar days following receipt of written notice of such breach or failure to perform from Mosaic (or if the End Date is less than 30 calendar days from notice by Mosaic (without giving effect to any extension), is not cured, or cannot be cured, by Cargill by the End Date (without giving effect to any extension) or (y) the MAC Trusts Exchange Agreement is not in full force and effect as of the End Date (without giving effect to any extension)); or

(iv) if Cargill fails to deliver a Cargill Waiver Notice prior to the expiration of the Requisite Response Period with respect to any Material Market Event;

(d) by Cargill, upon delivery by Cargill of written notice of termination to Mosaic:

(i) if any Mosaic Party shall have breached or failed to perform any of its representations, warranties, covenants or other obligations set forth in this Agreement, which breach or failure to perform (i) would result in the failure of the conditions set forth in clauses (a), (b) or (c) of Section 9.3 and (ii) is not cured, or cannot be cured, by such Mosaic Party within 30 calendar days following receipt of written notice of such breach or failure to perform from Cargill (or if the End Date (without giving effect to any extension) is less than 30 calendar days from notice by Cargill, is not cured, or cannot be cured, by such Mosaic Party by the End Date (without giving effect to any extension));

(ii) at any time prior to the Mosaic Shareholder Approval being obtained, if the Mosaic Special Committee or the Board of Directors of Mosaic shall have made a Change in the Mosaic Recommendation;

(iii) at any time following the End Date if the Closing shall not have occurred; or

(iv) if Cargill’s Board of Directors concludes, in its sole discretion, that the Transactions are not in the best interest of Cargill and that then-present market conditions are not consistent with achieving Cargill’s business objectives.

SECTION 10.2 Effect of Termination.

(a) Upon termination of this Agreement pursuant to Section 10.1, this Agreement shall forthwith become null and void, and there shall be no liability or other obligation on the part of Cargill or the Mosaic Parties or their respective Subsidiaries, or their respective Affiliates, stockholders or shareholders, controlling persons or Representatives; provided, however, that this Section 10.2, Section 7.5, Section 7.6 and Article XI shall survive termination of this Agreement in accordance with their terms; and provided further, that subject to Section 11.13(b), the forgoing shall not relieve any party from any liability for any willful and material breach by such party of any of its representatives, warranties, covenants or obligations under this Agreement prior to such termination. For the purposes of this Agreement, “willful and material breach” shall mean a material breach that is a consequence of an act undertaken by the breaching party with the knowledge (actual or constructive) that the taking of such action would, or would be reasonably be expected to, cause a breach of this Agreement.

(b) In the event that this Agreement is terminated:

(A) by Mosaic pursuant to Section 10.1(c)(i), so long as each day from the completion of the Closing Period through and including the date of delivery by Mosaic of the notice referred to in Section 10.1(c)(i)(y) is a Closing Condition Date (without giving effect to the provision “prior to the completion of the Closing Period” in the definition thereof), and no Mosaic Underwriting Failure shall have occurred during the Closing Period;

(B) by Mosaic pursuant to Section 10.1(c)(iii), unless (x) Cargill is then entitled to terminate this Agreement pursuant to clauses (i) or (ii) of Section

10.1(b) or a Mosaic Underwriting Failure shall have occurred during the Closing Period or (y) any Mosaic Party shall have breached or failed to perform any of its representations, warranties, covenants or other obligations set forth in this Agreement, and such breach or failure to perform would result in the failure of the conditions set forth in clauses (a), (b) or (c) of Section 9.3 if the Closing were to be then scheduled;

(C) by Cargill pursuant to Section 10.1(d)(iii) at a time when (x) Mosaic would be permitted to terminate this Agreement pursuant to Section 10.1(c)(i) so long as each date from the completion of the Closing Period through the date of termination by Cargill was a Closing Condition Date (without giving effect to the provision “prior to the completion of the Closing Period” in the definition thereof) and no Mosaic Underwriting Failure shall have occurred during the Closing Period or (y) Mosaic would be permitted to terminate this Agreement pursuant to Section 10.1(c)(iii), unless any Mosaic Party shall have breached or failed to perform any of its representations, warranties, covenants or other obligations set forth in this Agreement and such breach or failure to perform would result in the failure of the conditions set forth in clauses (a), (b) or (c) of Section 9.3 if the Closing were to be then scheduled; or

(D) by Cargill pursuant to Section 10.1(d)(iv);

then:

(i) promptly after a request therefor from Mosaic, Cargill shall reimburse Mosaic for all customary and reasonable documented, out-of pocket fees and expenses incurred by Mosaic in connection with the negotiation by Mosaic of the terms of the Transactions and the negotiation and execution by Mosaic of the Transaction Documents and the performance by Mosaic of its obligations thereunder required to be performed prior to termination, up to $15 million, in the aggregate; and

(ii) Cargill shall pay to Mosaic, for the benefit of, and for payment to, the holders of Mosaic Common Stock (other than Cargill and its Subsidiaries) as set forth below, a termination fee of $200 million (the “Termination Fee”); provided, however, that notwithstanding the foregoing, no Termination Fee shall be payable in the event that, in connection with the termination of this Agreement, Cargill enters into a definitive agreement with respect to an Alternative Proposal (that did not result from a material violation by Cargill of its obligations under Sections 7.8(b) or 7.8(c)) under the terms of which the holders of all of the shares of Mosaic Common Stock (other than Cargill and its Subsidiaries) will be provided with the opportunity to receive consideration for all of their shares of Mosaic Common Stock that is no less favorable on a per share basis than the consideration to be received by Cargill and its Subsidiaries for their shares of Mosaic Common Stock and at substantially the same time as, or within no more than 30 Business Days after, such consideration is to be received by Cargill and its Subsidiaries; and

(iii) if Cargill shall fail to pay the Termination Fee if and when due under this Section 10.2(b), Cargill shall reimburse Mosaic for all reasonable out-of-pocket costs and expenses actually incurred by Mosaic (including the reasonable out-of-pocket fees and expenses of counsel) to collect the Termination Fee under this Section 10.2(b).

(c) Any reimbursement or Termination Fee payment pursuant to Section 10.2(b) shall be payable by wire transfer of same day funds. Within thirty (30) Business Days of Mosaic’s receipt of the Termination Fee, Mosaic shall disburse the Termination Fee (on a pro rata basis based on share ownership) to the holders of Mosaic Common Stock (other than Cargill and its Subsidiaries) as of a record date determined by Mosaic. Mosaic shall serve as disbursing and withholding agent with respect to the Termination Fee. Further, Mosaic shall be solely responsible for determining and effecting all relevant tax withholding and reporting as to the holders of Mosaic Common Stock (other than Cargill and its Subsidiaries) and timely remittance and reporting of the Termination Fee and any withholdings. Mosaic shall indemnify and hold Cargill harmless against any and all third-party tax and/or legal claims, including with respect to withholding and/or information return reporting obligations, associated with effecting payment in this manner.

(d) In the event this Agreement is terminated under circumstances in which Cargill shall be required to pay a Termination fee pursuant to Section 10.2(b) then, prior to the 6-month anniversary of the date of such termination, Cargill shall not, and shall cause its Subsidiaries to not, Transfer shares of Mosaic Common Stock constituting thirty five (35%) or more of the then outstanding shares of Mosaic Common Stock to any Person or group (as defined under Rule 13d-5 under the Exchange Act) of Persons, unless under the terms of the definitive documentation with respect to such transaction or transactions, the holders of all of the shares of Mosaic Common Stock (other than Cargill and its Subsidiaries) will be provided with the opportunity: (i) to Transfer shares of Mosaic Common Stock, in the aggregate, in the same proportion to the number of shares of Mosaic Common Stock to be Transferred by Cargill and/or its Subsidiaries and (ii) to receive consideration that is no less favorable on a per share basis than the consideration to be received by Cargill and its Subsidiaries for their shares of Mosaic Common Stock in such transaction or transactions.

ARTICLE XI

MISCELLANEOUS

SECTION 11.1 Entire Agreement. This Agreement, including the Exhibits and Schedules hereto, and the other Transaction Documents shall constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement.

SECTION 11.2 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Copies of executed counterparts transmitted by telecopy, telefax or electronic transmission shall be considered original executed counterparts for purposes of this Section 11.2; provided that receipt of copies of such counterparts is confirmed.

SECTION 11.3 Expenses.

(a) Except as otherwise expressly set forth in this Agreement or any of the other Transaction Documents and subject to any reimbursement obligation in Section 11.3(b), whether the Transactions are consummated or not, all legal and other costs and expenses to the extent incurred in connection with, arising out of, or relating to this Agreement or the other Transaction Documents shall be paid by the Person incurring such costs and expenses.

(b) In the event that the First Formation Offering is effected in accordance with the Registration Agreement, promptly after a request therefor from Mosaic or M Holdings, Cargill shall reimburse M Holdings for all customary and reasonable documented, out-of pocket fees and expenses incurred by Mosaic and M Holdings in connection with the negotiation by Mosaic of the terms of the Transactions and the negotiation and execution by Mosaic of the Transaction Documents and the performance by Mosaic of its obligations thereunder required to be performed through (and including) consummation of the First Formation Offering, up to $15 million in the aggregate.

SECTION 11.4 Notices. All notices, requests, certificates and other communications to any party hereunder (including the MAC Trusts) shall be in writing and given to each other party hereto (including the MAC Trusts) and shall be deemed given or made (i) as of the date delivered, if delivered personally, (ii) on the date the delivering party receives confirmation, if delivered by facsimile or electronic mail (iii) three Business Days after being mailed by registered or certified mail (postage prepaid, return receipt requested); or (iv) one Business Day after being sent by overnight courier (providing proof of delivery), to the parties (or the MAC Trusts, as applicable) at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11.4):

(i)	If to Cargill, to:

Cargill, Incorporated
PO Box 9300
Minneapolis, MN
55440-9300
	Attention:	Linda Cutler, Esq.
Phillip Fantle, Esq.
Scott Naatjes, Esq.

with a copy to (which shall not constitute notice):

Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, NY 10004
	Attention:	Alan Kaden, Esq.
Brian Mangino, Esq.
Philip Richter, Esq.

(ii)		If to M Holdings, Mosaic, or Merger Sub, to:

M Holdings
Merger Sub
c/o The Mosaic Company
Atria Corporate Center, Suite E490
3033 Campus Drive
Plymouth, MN 55441
	Attention:	Richard L. Mack

with a copy to (which shall not constitute notice):

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017-3954
	Attention:	Casey Cogut, Esq.
Eric Swedenburg, Esq.

(iii)		If to the MAC Trusts, to:
Christine M Morse and Paul G. Bush
as co-trustees of the Acorn Trust, Anne Ray Charitable Trust, Lilac Trust and Margaret A. Cargill Foundation
6889 Rowland Road
Eden Prarie MN 55344

with a copy to (which shall not constitute notice):

Loeb & Loeb LLP
345 Park Avenue
New York, New York 10 154-1895
	Attention:	David S. Schaefer, Esq.

Loeb & Loeb LLP
10100 Santa Monica Blvd., Suite 2200
Los Angeles, CA 90067
	Attention:	Leah M. Bishop, Esq.
Stuart P. Tobisman, Esq.

SECTION 11.5 Waivers. No failure or delay by Cargill or any Mosaic Party in exercising any right hereunder shall operate as a waiver of rights, nor shall any single or partial exercise of such rights preclude any other or further exercise of such rights or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

SECTION 11.6 Amendments. This Agreement may be amended or supplemented in any and all respects, whether before or after receipt of the Mosaic Shareholder Approval, by written agreement of the parties; provided, however, that following the receipt of the Mosaic Shareholder Approval, any amendment or change to the provisions of this Agreement which by Law would require further approval by the Mosaic Shareholders shall be subject to such further approval. No amendment to or modification of any provision of this Agreement shall be binding upon any party unless in writing and signed by all parties. No amendment may be made that adversely affects the rights of the MAC Trusts under Sections 4.1(c), 4.1(d), 5.7, 7.2(e), 7.2(f), 7.3(b)-(d), 7.4, 7.5, 7.6, 11.9 or 11.13(d) of this Agreement or under this and the next sentence of this Section 11.6, without the approval of the MAC Trusts. The MAC Trusts shall be furnished with copies of each amendment to this Agreement immediately following the execution thereof by the parties hereto.

SECTION 11.7 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by any of the parties without the prior written consent of the other party. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. Any purported assignment not permitted under this Section 11.7 shall be null and void.

SECTION 11.8 Successors and Assigns. The terms and provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

SECTION 11.9 No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties and their successors and permitted assigns (and with respect to Sections 4.1(c), 4.1(d), 5.7, 7.2(e), 7.2(f), 7.3(b)-(d), 7.4, 7.5, 7.6, 11.9 or 11.13(d), the MAC Trusts) and nothing herein express or implied shall give or shall be construed to confer any legal or equitable rights or remedies to any Person other than the parties to this Agreement and such successors and permitted assigns (and with respect to Sections 4.1(c), 4.1(d), 5.7, 7.2(e), 7.3(b)-(d), 7.2(f), 7.4, 7.5, 7.6, 11.9 or 11.13(d), the MAC Trusts).

SECTION 11.10 Exhibits and Schedules. The Exhibits and Schedules shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

SECTION 11.11 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS.

SECTION 11.12 Consent to Jurisdiction; Waiver of Jury Trial.

(a) All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in the Court of Chancery of the State of Delaware or, in the event that such court does not have subject matter jurisdiction over such action or proceeding, any federal court sitting in the State of Delaware, and the parties to this Agreement irrevocably submit to the exclusive jurisdiction of such courts (and, in the case of appeals, appropriate appellate courts therefrom) in any such action or proceeding and irrevocably waive the defense of an inconvenient forum to the maintenance of any such action or proceeding. The consents to jurisdiction set forth in this paragraph shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto. To the fullest extent permitted by applicable Law, each of the parties to this Agreement consents to service being made through the notice procedures set forth in Section 11.4 and agrees that service of any process, summons, notice or document by registered mail (return receipt requested and first-class postage prepaid) to the respective addresses of the parties set forth in Section 11.4 shall be effective service of process for any suit or proceeding in connection with this Agreement or the transactions contemplated by this Agreement. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.

(b) EACH OF THE PARTIES TO THIS AGREEMENT IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT.

SECTION 11.13 Remedies; Specific Performance.

(a) The parties hereto agree that Cargill would suffer irreparable damage if any covenant or obligation of any of the Mosaic Parties under this Agreement were not performed in accordance with the terms hereof. Accordingly, the Mosaic Parties agree that, Cargill shall be entitled to specific performance and injunctive and other equitable relief to prevent a breach or non-performance by any of the Mosaic Parties of its obligations under this Agreement, and the Mosaic Parties shall not object to the granting of specific performance of the terms and provisions of this Agreement or other equitable relief on the basis that there exists an adequate remedy at law, and the Mosaic Parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief, this being in addition to any other remedy to which Cargill is entitled at Law or in equity. If, notwithstanding the preceding sentence, a court shall require that Cargill prove that it is entitled to specific performance, injunctive or other equitable relief to prevent a breach or non-performance of this Agreement by any Mosaic Party, Cargill’s entitlement to such specific performance, injunctive or other equitable relief shall be governed by the preponderance of the evidence standard (and not the clear and convincing evidence or any other higher standard) for the burden of persuasion with respect to Cargill’s entitlement to such relief.

(b) Each of the Mosaic Parties agrees, that, in the event that the Closing shall not have occurred, except as otherwise provided in Section 11.13(c), the remedies provided for in Sections 10.1 and 10.2(b) (and any actions the Mosaic Parties may take to enforce such remedies) shall be the sole and exclusive remedies of the Mosaic Parties and their respective Representatives for, and in no event may any of the Mosaic Parties or any of their respective Representatives seek to recover any other damages or seek any other legal or equitable remedy against Cargill or any of its Subsidiaries or any of their respective Representatives with respect to, any loss, claim, cause of action or damages relating to, or arising out of, or resulting from, any failure of the Merger, the Split-off, the Debt Exchanges or the Formation Offerings to occur or any inaccuracy, breach, non-performance, failure or termination of or under this Agreement or any of the other Transaction Documents.

(c) The parties hereto agree the Mosaic Parties would suffer irreparable damage if any covenant or obligation of Cargill under Sections 7.5 or 7.6 of this Agreement were not performed in accordance with the terms hereof. Accordingly, Cargill agrees that the Mosaic Parties shall be entitled to specific performance and injunctive and other equitable relief to prevent a breach or non-performance by Cargill of its obligations under Sections 7.5 or 7.6 of this Agreement, and Cargill shall not object to the granting of specific performance or other equitable relief to enforce the terms and provisions of Sections 7.5 or 7.6 of this Agreement against Cargill on the basis that there exists an adequate remedy at law, and Cargill further agrees to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief. If, notwithstanding the preceding sentence, a court shall require that any of the Mosaic Parties prove that it is entitled to specific performance, injunctive or other equitable relief to prevent a breach or non-performance by Cargill of Sections 7.5 or 7.6 of this Agreement, the Mosaic Parties’ entitlement to such specific performance, injunctive or other equitable relief shall be governed by the preponderance of the evidence standard (and not the clear and convincing evidence or any other higher standard) for the burden of persuasion with respect to the Mosaic Parties’ entitlement to such relief. The parties acknowledge that, except as set forth in this Section 11.13(c), the Mosaic Parties shall not be entitled to specific performance, injunctive or other equitable relief to prevent breaches of this Agreement by Cargill or to enforce specifically the terms and provisions of this Agreement.

(d) The MAC Trusts agree that the Mosaic Parties and Cargill would suffer irreparable damage if any covenant or obligation of the MAC Trusts under Sections 7.5 or 7.6 of this Agreement were not performed in accordance with the terms hereof. Accordingly, the MAC Trusts agree that the Mosaic Parties and Cargill shall be entitled to specific performance and injunctive and other equitable relief to prevent a breach or non-performance by any of the MAC Trusts of its obligations under Sections 7.5 or 7.6 of this Agreement, and the MAC Trusts shall not object to the granting of specific performance or other equitable relief to enforce the terms and provisions of Sections 7.5 or 7.6 of this Agreement against the MAC Trusts on the basis that there exists an adequate remedy at law, and the MAC Trusts further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief. If, notwithstanding the preceding sentence, a court shall require that any of the Mosaic Parties or Cargill prove that it is entitled to specific performance, injunctive or other equitable relief to prevent a breach or non-performance by the MAC Trusts of Sections 7.5 or 7.6 of this Agreement, the Mosaic Parties’ and Cargill’s entitlement to such specific performance, injunctive or other equitable relief shall be governed by the preponderance of the evidence standard (and not the clear and convincing evidence or any other higher standard) for the burden of persuasion with respect to the Mosaic Parties’ and Cargill’s entitlement to such relief.

SECTION 11.14 Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby; provided, however, that the consummation of the Merger is not severable from the Split-off, the Initial Debt Exchange and the First Formation Offering and the consummation of the Split-off is not severable from the Merger, the Initial Debt Exchange and the First Formation Offering. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

*        *        *

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

CARGILL, INCORPORATED

By:	/s/ David W. MacLennan
	Name:	David W. MacLennan
	Title:	Senior Vice President
Chief Financial Officer

THE MOSAIC COMPANY

By:	/s/ James T. Prokopanko
Name: James T. Prokopanko
Title: President and Chief Executive Officer

GNS II (U.S.) CORP.

By:	/s/ James T. Prokopanko
Name: James T. Prokopanko
Title: President and Chief Executive Officer

GNS MERGER SUB LLC

By:	/s/ James T. Prokopanko
Name: James T. Prokopanko
Title: President and Chief Executive Officer

Solely with respect to (and for the limited purposes set forth in) Sections 4.1(c), 4.1(d), 5.7, 7.2(e), 7.3(b)-(d), 7.2(f), 7.4, 7.5, 7.6, 11.9, 11.13(d) and the last two sentences of Section 11.6:

CHRISTINE M. MORSE, in her capacity as Co-Trustee of the Acorn Trust dated January 30, 1995 , as amended; as Co-Trustee of the Lilac Trust dated August 20, 1996 , as amended; as Co-Trustee of the Anne Ray Charitable Trust dated August 20, 1996, as amended; as Co-Trustee of the Margaret A. Cargill Foundation established under the Acorn Trust dated January 30, 1995, as amended; and on behalf of John Bryson Chane, as Co-Trustee of the Anne Ray Charitable Trust dated August 20, 1996, as amended

/s/ Christine M. Morse

PAUL G. BUSCH, in his capacity as Co-Trustee of the Acorn Trust dated January 30, 1995, as amended; as Co-Trustee of the Lilac Trust dated August 20, 1996, as amended; as Co-Trustee of the Anne Ray Charitable Trust dated August 20, 1996, as amended; as Co-Trustee of the Margaret A. Cargill Foundation established under the Acorn Trust dated January 30, 1995, as amended; and on behalf of John Bryson Chane, as Co-Trustee of the Anne Ray Charitable Trust dated August 20, 1996, as amended

/s/ Paul G. Busch

EXHIBIT A

AMENDED & RESTATED

CERTIFICATE OF INCORPORATION

OF

[THE MOSAIC HOLDING COMPANY]

ARTICLE I

NAME

The name of the corporation (hereinafter called the “Corporation”) is [The Mosaic Holding Company].

ARTICLE II

REGISTERED OFFICE

The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle, and the name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.

ARTICLE III

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

ARTICLE IV

CAPITAL STOCK

The total number of shares of stock which the Corporation shall have authority to issue is one hundred (100) shares of Common Stock, par value $0.01 per share.

ARTICLE V

BYLAWS

In furtherance and not in limitation of the powers conferred by statute and except as provided herein or in the bylaws, the Board of Directors of the Corporation (the “Board of Directors”) shall have the power to adopt, amend, repeal or otherwise alter the bylaws without any action on the part of the stockholders in accordance with the bylaws; provided, however, that any bylaws made by the Board of Directors and any and all powers conferred by any of said bylaws may be amended, altered or repealed by the stockholders.

ARTICLE VI

LIMITATION OF DIRECTORS’ LIABILITY; INDEMNIFICATION

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. Each person who is or was a director or officer of the Corporation, and each person who serves or served at the request of the Corporation as a director or officer of another enterprise, shall be indemnified by the Corporation in accordance with, and to the fullest extent authorized by, the General Corporation Law.

If the General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended.

Any repeal or modification of the foregoing provisions of this Article VI by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

ARTICLE VII

ELECTION OF DIRECTORS

The election of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

ARTICLE VIII

BOARD OF DIRECTORS

The number of directors to constitute the whole Board of Directors shall be established as provided in the bylaws.

ARTICLE IX

AMENDMENT

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended & Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

EXHIBIT B

RESTATED

CERTIFICATE OF INCORPORATION

OF

GNS II (U.S.) CORP.

(Pursuant to Sections 242 and 245 of the

General Corporation Law of the State of Delaware)

GNS II (U.S.) Corp., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “DGCL”), DOES HEREBY CERTIFY:

1) That the name of this corporation is GNS II (U.S.) Corp., and that this corporation was originally incorporated pursuant to the DGCL on March 25, 2004.

2) That the Board of Directors duly adopted resolutions proposing to amend and restate the certificate of incorporation of this corporation, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:

RESOLVED, that the certificate of incorporation of this corporation be amended and restated in its entirety to read as follows (the “Restated Certificate of Incorporation”):

ARTICLE I

NAME

The name of the corporation (hereinafter called the “Corporation”) is GNS II (U.S.) CORP.

ARTICLE II

REGISTERED OFFICE

The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle, 19801, and the name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.

ARTICLE III

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “General Corporation Law”).

ARTICLE IV

CAPITAL STOCK

1. Authorized Stock. (A) The total number of shares of capital stock that the Corporation has authority to issue is [—] of which:

(1) [—] shares shall be shares of Common Stock, par value $0.01 per share (the “Common Stock”);

(2) [—] shares shall be shares of Class A Common Stock, par value $0.01 per share, of which (i) [—] shall be designated Class A Common Stock, Series A-1 (the “Series A-1 Common Stock”); (ii) [—] shall be designated Class A Common Stock, Series A-2 (the “Series A-2 Common Stock”); (iii) [—] shall be designated Class A Common Stock, Series A-3 (the “Series A-3 Common Stock”); and (iv) [—] shall be designated Class A Common Stock, Series A-4 (the “Series A-4 Common Stock”);

(3) [—] shares shall be shares of Class B Common Stock, par value $0.01 per share, of which (i) [—] shall be designated Class B Common Stock, Series B-1 (the “Series B-1 Common Stock”); (ii) [—] shall be designated Class B Common Stock, Series B-2 (the “Series B-2 Common Stock”); and (iii) [—] shall be designated Class B Common Stock, Series B-3 (the “Series B-3 Common Stock”); and

(4) 15,000,000 shares shall be shares of Preferred Stock, par value $0.01 per share (the “Preferred Stock”).

(B) The Series A-1 Common Stock, the Series A-2 Common Stock, the Series A-3 Common Stock and the Series A-4 Common Stock are referred to collectively as the “Class A Common Stock”. The Series B-1 Common Stock, the Series B-2 Common Stock and the Series B-3 Common Stock are referred to collectively as the “Class B Common Stock”. The Common Stock, the Class A Common Stock and the Class B Common Stock are referred to collectively as the “Company Common Stock”.

(C) Effective upon the filing of this Amended and Restated Certificate of Incorporation (the “Effective Time”), each share of common stock of the Corporation, $[—] par value per share, issued and outstanding immediately prior to the Effective Time (the “Old Common Stock”) shall automatically be reclassified into and become [—] fully paid, non-assessable shares of Common Stock, without any further action by the holder of such shares of Old Common Stock. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (each, an “Old Certificate”) shall thereafter represent that number of shares of Common Stock into which the shares of Old Common Stock represented by the Old Certificate shall have been reclassified.

2.	Company Common Stock.

(A) General. Except as expressly provided for in this Article IV and in Article IX, the shares of each class and series of Company Common Stock shall have the same powers, rights and privileges and rank equally, share ratably and be identical in all respects as to all matters. Subject to the rights of the holders of any series of Preferred Stock from time to time outstanding, stockholders of the Corporation shall not have any preemptive rights to subscribe for, purchase or receive any part of any new or additional issue of stock of the Corporation and no stockholder will be entitled to cumulate votes at any election of directors.

(B) Dividends and Other Distributions. Subject to the rights of the holders of any series of Preferred Stock from time to time outstanding, and except as expressly provided for in this Article IV, holders of shares of Company Common Stock shall be entitled to receive such dividends and other distributions in cash, securities or property as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor; provided, however, that no dividend or other distribution may be declared or paid in respect of any share of any class or series of Company Common Stock unless a dividend or other distribution, payable in the same amount, ratio, form and manner, is simultaneously declared or paid, as the case may be, in respect of all shares of each class and series of Company Common Stock, without preference or priority of any kind, except that, whenever a dividend or other distribution is paid in shares of Company Common Stock, (i) only shares of Common Stock shall be paid in respect of the shares of Common Stock outstanding as of the record date therefor, (ii) only shares of Series A-1 Common Stock shall be paid in respect of the shares of Series A-1 Common Stock outstanding as of the record date therefor, (iii) only shares of Series A-2 Common Stock shall be paid in respect of the shares of Series A-2 Common Stock outstanding as of the record date therefor, (iv) only shares of Series A-3 Common Stock shall be paid in respect of the shares of Series A-3 Common Stock outstanding as of the record date therefor, (v) only shares of Series A-4 Common Stock shall be paid in respect of the shares of Series A-4 Common Stock outstanding as of the record date therefor, (vi) only shares of Series B-1 Common Stock shall be paid in respect of the shares of Series B-1 Common Stock outstanding as of the record date therefor, (vii) only shares of Series B-2 Common Stock shall be paid in respect of the shares of Series B-2 Common Stock outstanding as of the record date therefor, and (viii) only shares of Series B-3 Common Stock shall be paid in respect of the shares of Series B-3 Common Stock outstanding as of the record date therefor.

(C) Liquidation. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, after the payment in full of all amounts to which the holders of each series, if any, of the then outstanding Preferred Stock shall be entitled, the remaining assets of the Corporation to be distributed to the holders of the capital stock of the Corporation shall be distributed ratably, on a share for share basis, among the holders of the shares of all classes and series of Company Common Stock, together with the holders of the shares of any class of stock ranking on a parity with the Company Common Stock in respect of such distribution. For purposes of this paragraph, unless otherwise provided with respect to any then outstanding series of Preferred Stock, the voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the assets of the Corporation or a consolidation or merger of the Corporation with one or more other corporations (whether or not the Corporation is the corporation surviving such consolidation or merger) shall not be deemed to be a liquidation, dissolution or winding up, either voluntary or involuntary.

(D) Voting.

(1) Except as otherwise provided in this Article IV and except as required by law, holders of shares of each class and series of Company Common Stock shall be entitled to vote, and shall vote together as one class, on all matters to be voted on by the stockholders of the Corporation. Except as otherwise provided in this Article IV and except as required by law, (x)

with respect to all matters other than the election of directors, each holder of shares of Company Common Stock shall be entitled to one (1) vote in person or by proxy for each share of Company Common Stock held of record by such holder, and (y) with respect to the election of directors, each holder of shares of Common Stock and/or Class A Common Stock shall be entitled to one (1) vote in person or by proxy for each share of Common Stock and/or Class A Common Stock held of record by such holder, and each holder of shares of Class B Common Stock shall be entitled to ten (10) votes in person or by proxy for each share of Class B Common Stock held of record by such holder.

(2) Notwithstanding anything to the contrary contained in this Restated Certificate of Incorporation, for so long as any shares of Class A Common Stock or Class B Common Stock remain outstanding, without the Requisite Vote or Requisite Votes, as applicable (and any other vote of stockholders required by this Restated Certificate of Incorporation or applicable law):

(i) this Restated Certificate of Incorporation shall not be amended, altered or repealed (including by merger, consolidation or otherwise) in a manner that would alter or change the powers, preferences, or relative, participating, optional or other special rights of the shares of Class A Common Stock and/or Class B Common Stock (or any series thereof), or the qualifications, limitations or restrictions with respect thereto, so as to affect them adversely;

(ii) no series of Preferred Stock shall be established by the Board of Directors, and no shares of any series of Preferred Stock shall be issued by the Corporation (by merger, consolidation or otherwise), if the terms of such series of Preferred Stock would be violated or breached by or as a result of the conversion of the shares of Class A Common Stock or Class B Common Stock (or any series thereof), or the Transfer of any such shares, in accordance with the terms of this Article IV;

(iii) no shares of Class A Common Stock (or any series thereof) or Class B Common Stock (or any series thereof) shall be issued by the Corporation (including by merger, consolidation or otherwise), other than pursuant to the Merger and other than the issuance of shares of Class A Common Stock upon the conversion of shares of Class B Common Stock in accordance with the terms of this Article IV or upon a dividend or other distribution paid by the Corporation in shares of Company Common Stock in accordance with the terms of this Article IV;

(iv) no reorganization, consolidation, combination or merger of the Corporation with or into another corporation or other entity in which shares of Class A Common Stock (or any series thereof) and/or Class B Common Stock (or any series thereof) are converted into (or entitled to receive with respect thereto) shares of stock or other securities or property (including cash) shall be permitted, unless, in such reorganization, consolidation, combination or merger, each holder of a share of Class A Common Stock and/or Class B Common Stock shall be entitled to receive with respect to each such share the same kind and amount of shares of stock or other securities or property (including cash) as any holder of a share of Common Stock shall be entitled to receive for a share of Common Stock;

(v) the Corporation (including its Board of Directors) shall not, and shall not permit any of its subsidiaries to, make, agree to, approve or recommend any tender or exchange offer for any shares of Company Common Stock, unless such tender or exchange offer is open to all holders of shares of all series and classes of Company Common Stock and the consideration paid to any such holder for shares of Company Common Stock tendered into such tender or exchange offer is the highest consideration paid to any other holder for shares of Company Common Stock tendered into such tender or exchange offer;

(vi) the Corporation shall not subdivide (by any stock split, reclassification, recapitalization or otherwise) or combine (by reverse stock split, reclassification, recapitalization or otherwise) the outstanding shares of Common Stock, Class A Common Stock (or any series thereof) or Class B Common Stock (or any series thereof), unless the outstanding shares of the other such classes and series of Company Common Stock shall be proportionately subdivided or combined in the same manner, in each case so that the numbers of shares of Common Stock, Class A Common Stock (and each series thereof) and Class B Common Stock (and each series thereof) outstanding immediately following such subdivision or combination shall bear the same relationship to one another as did the numbers of shares of Common Stock, Class A Common Stock (and each series thereof) and Class B Common Stock (and each series thereof) outstanding immediately prior to such subdivision or combination; and

(vii) this Section 2(D)(2) and Section 2(D)(3) of this Article IV of this Restated Certificate of Incorporation shall not be amended, altered or repealed (including by merger, consolidation or otherwise), and no provision of this Restated Certificate of Incorporation that is inconsistent with this Section 2(D)(2) or Section 2(D)(3) of this Article IV shall be adopted (including by merger, consolidation or otherwise); provided, however that no vote otherwise required by this Section 2(D)(2) shall be required for the implementation by the Company of a rights plan, including the distribution of rights to all holders of the Company Common Stock, the designation of a series of preferred stock in connection therewith, and all other actions contemplated by any such rights plan and the operation thereof, so long as all shares of all holders of shares of Company Common Stock are treated identically pursuant to such distribution and, other than a holder who is an “Acquiring Person” and certain transferees of any such “Acquiring Person” under such rights plan, the operation of such rights plan.

(3) “Requisite Vote” and “Requisite Votes,” as applicable, means, in addition to any other or different vote required by applicable law, for purposes of any action described in clauses (i) through (vii) of Section 2(D)(2) of this Article IV, (1) the affirmative vote of holders of at least two-thirds of the voting power of the shares of all series of Class A Common Stock and all series of Class B Common Stock outstanding as of the record date therefor, voting together as a single class and, (2) if any such action would affect a class or series of Class A Common Stock and/or Class B Common Stock, as applicable, less favorably, or more adversely, than it does any other class or series of Class A Common Stock and/or Class B Common Stock, the affirmative vote of holders of at least two-thirds of the voting power outstanding as of the record date therefor of the shares of the class or series less favorably or more adversely affected by such action, voting as a separate class.

3.	Transfer Restrictions and Conversion Applicable to Shares of Class A Common Stock and Class B Common Stock.

(A) Transfer Restrictions of Class A Common Stock and Class B Common Stock.

(1) Except as otherwise set forth in Section 3(A)(2), Section 3(A)(3) or Section 3(A)(4) of this Article IV, (x) shares of Class A Common Stock may not be Transferred by or at the request of any record or beneficial owner of such shares of Class A Common Stock, and (y) shares of Class B Common Stock may not be Transferred by or at the request of any record or beneficial owner of such shares of Class B Common Stock until the Lock-Up Expiration Date applicable to such shares of Class B Common Stock shall have occurred.

(2) Section 3(A)(1) of this Article IV shall not prohibit a record or beneficial owner of shares of Class A Common Stock or Class B Common Stock from Transferring such shares in a Permitted Transfer, provided that (i) any record or beneficial owner of shares of Class A Common Stock or Class B Common Stock that seeks to Transfer one or more of such shares pursuant to this Section 3(A)(2) must, upon the Corporation’s request, provide to the Corporation affidavits or other proof reasonably acceptable to the Corporation that any such Transfer qualifies as a Permitted Transfer, and any good faith determination of the Corporation that a particular Transfer so qualifies or does not so qualify shall be conclusive and binding; and (ii) if a record or beneficial owner of shares of Class A Common Stock or Class B Common Stock makes any Transfer of one or more such shares in a Permitted Transfer, each share of Class A Common Stock and/or Class B Common Stock so Transferred shall continue to be bound by the terms of this Article IV, including the restrictions on Transfer set forth in this Article IV.

(3) Section 3(A)(1) of this Article IV shall not prohibit a record or beneficial owner of shares of Class A Common Stock from Transferring such shares pursuant to a Qualified Transfer.

(4) (a) At any time or from time to time on or prior to the second (2nd) anniversary of the Issue Date, the Board of Directors (or any committee thereof designated thereby) may, in its sole discretion, (x) waive or otherwise remove the restrictions on Transfer set forth in Section 3(A)(1) of this Article IV with respect to all or any number of the shares of Series A-4 Common Stock, on such terms and conditions as may be fixed by the Board of Directors (or such committee) in its sole discretion and (y) waive or otherwise remove the restrictions on Transfer set forth in Section 3(A)(1) of this Article IV (on such terms and conditions as may be fixed by the Board of Directors (or such committee) in its sole discretion) to allow any of the MAC Trusts to Transfer all or any number of the shares of Class A Common Stock held by it so long as such Transfer will occur on or prior to the second (2nd) anniversary of the Issue Date.

(b) At any time or from time to time after the second (2nd) anniversary of the Issue Date, the Board of Directors (or any committee thereof designated thereby) may, in its sole discretion, waive or otherwise remove the restrictions on Transfer set forth in Section 3(A)(1) of this Article IV, on such terms and conditions as may be fixed by the Board of Directors (or such committee) in its sole discretion, with respect to (w) all or any number of the shares of Series A-1 Common Stock and Series B-1 Common Stock (such shares, the “Combined Series 1 Stock”), (x) all or any number of the shares of Series A-2 Common Stock and Series B-2 Common Stock (such shares, the “Combined Series 2 Stock”), or (y) all or any number of the shares of Series A-3 Common Stock and Series B-3

Common Stock (such shares, the “Combined Series 3 Stock,” and each of the Combined Series 1 Stock, Combined Series 2 Stock and Combined Series 3 Stock is referred to individually as a “Combined Series of Stock”); provided, however, that, except in the case of a waiver or removal of the restrictions on Transfer if required to permit Transfers pursuant to Section 2.02(b)(vi) of the Governance Agreement, if the Board of Directors (or such committee) waives or otherwise removes the restrictions on Transfer set forth in Section 3(A)(1) of this Article IV pursuant to this Section 3(A)(4)(b) with respect to less than all of the outstanding shares of a Combined Series of Stock, the number of shares of such Combined Series of Stock of each holder in respect of which the restrictions on Transfer set forth in Section 3(A)(1) of this Article IV shall be waived or otherwise removed shall be equal to the result obtained by multiplying (i) the number of shares of such Combined Series of Stock held by such holder as of a record date determined by the Board of Directors (or such committee) by (ii) a fraction, the numerator of which shall be the number of outstanding shares of such Combined Series of Stock as of such record date in respect of which the Board of Directors (or such committee) is waiving or otherwise removing the restrictions on Transfer set forth in Section 3(A)(1) of this Article IV and the denominator of which shall be the number of outstanding shares of such Combined Series of Stock as of such record date, rounded down to the nearest whole share. In the event that the Board of Directors (or such committee) waives or otherwise removes the restrictions set forth in Section 3(A)(1) of this Article IV, pursuant to this Section 3(A)(4)(b) with respect to less than all of the shares of any Combined Series of Stock held by any holder, such waiver or removal of restrictions shall apply first to such holder’s shares of Class A Common Stock of the Combined Series of Stock and second to such holder’s shares of Class B Common Stock of such Combined Series of Stock.

(B) Conversion of Class A Common Stock.

(1) Series A-1 Common Stock; Series A-2 Common Stock; Series A-3 Common Stock. Each share of Series A-1 Common Stock, Series A-2 Common Stock and Series A-3 Common Stock shall be converted into shares of Common Stock on the terms and conditions set forth below in this Section 3(B)(1). Any conversion effected in accordance with this Section 3(B)(1) (other than paragraph (d) of this Section 3(B)(1)) shall be effective upon the applicable Conversion Time whether or not certificates representing such shares are surrendered to the Corporation.

(a) Conversion Upon Lock-up Release Date. (i) Each share of Series A-1 Common Stock outstanding on the First Lock-up Release Date shall be converted, immediately prior to the close of business on such date, automatically and without payment of additional consideration or further action by the holder thereof, into one fully paid and non-assessable share of Common Stock; (ii) each share of Series A-2 Common Stock outstanding on the Second Lock-up Release Date shall be converted, immediately prior to the close of business on such date, automatically and without payment of additional consideration or further action by the holder thereof, into one fully paid and non-assessable share of Common Stock; and (iii) each share of Series A-3 Common Stock outstanding on the Third Lock-up Release Date shall be converted, immediately prior to the close of business on such date, automatically and without payment of additional consideration or further action by the holder thereof, into one fully paid and non-assessable share of Common Stock.

(b) Conversion in Connection with a Released Share Offering. Each share of Series A-1 Common Stock, Series A-2 Common Stock and Series A-3 Common Stock shall be converted, automatically and without payment of additional consideration or further action by the holder thereof, into one fully paid and non-assessable share of Common Stock upon the Transfer of such share pursuant to a Released Share Offering in accordance with the Registration Agreement.

(c) Conversion by the Board.

(i) At any time or from time to time on or prior to the second (2nd) anniversary of the Issue Date, the Board of Directors (or any committee thereof designated thereby) may, in its sole discretion, convert all or any number of the shares of any series of Class A Common Stock (other than Series A-4 Common Stock) held by any MAC Trust, automatically and without payment of additional consideration or further action by the holder thereof, on a share-for-share basis, into fully paid and non-assessable shares of Common Stock (at such time or times and on such terms and conditions as may be fixed by the Board of Directors (or such committee) in its sole discretion) so long as (x) such conversion will occur and is conditioned upon the Transfer of all such shares of Common Stock pursuant to a Structured Formation Offering, Market Sale or Private Sale, (y) such conversion and Transfer will occur on or prior to the second (2nd) anniversary of the Issue Date and (z) the shares of Class A Common Stock that are to be converted pursuant to this clause (i) at any one time shall consist of an equal number of shares of Series A-1 Common Stock, Series A-2 Common Stock and Series A-3 Common Stock then held by such MAC Trust.

(ii) At any time or from time to time after the later of the Class B Conversion Approval and the second (2nd) anniversary of the Issue Date, the Board of Directors (or any committee thereof designated thereby) may, in its sole discretion, convert all or any number of the shares of any series of Class A Common Stock automatically and without payment of additional consideration or further action by the holder thereof, on a share-for-share basis, into fully paid and non-assessable shares of Common Stock (at such time or times and on such terms and conditions as may be fixed by the Board of Directors (or such committee) in its sole discretion); provided, however, that if the Board of Directors (or such committee) elects to convert less than all of the outstanding shares of any series of Class A Common Stock at any time pursuant to this Section 3(B)(1)(c)(ii), the number of shares of such series of Class A Common Stock of each holder that shall be converted shall be equal to the result obtained by multiplying (x) the number of shares of such series of Class A Common Stock held by such holder as of a record date determined by the Board of Directors (or such committee) by (y) a fraction, the numerator of which shall be the number of outstanding shares of such series of Class A Common Stock as of such record date being converted by the Board of Directors (or any such committee), and the denominator of which shall be the number of outstanding shares of such series of Class A Common Stock as of such record date, rounded down to the nearest whole share.

(d) Death Conversion. In the event an estate of a person who shall have died after the Execution Date is a holder of shares of Class A Common Stock or in the event a grantor, settlor or beneficiary of a trust that holds shares of Class A Common Stock shall have died after the Execution Date, such estate or trust may, without payment of additional consideration, convert any shares of Class A Common Stock held by such trust or estate, on a share-for-share basis, into fully paid and non-assessable shares of Common Stock in connection with (a) the Transfer of such shares of Common Stock so long as the proceeds of such Transfer are to be used (or the proceeds of a prior Permitted Transfer (made pursuant to clause (B) of such definition) of shares of Class B Common Stock that were previously converted into such shares of Class A Common Stock were used) to pay estate taxes and expenses payable by reason of the death of such deceased person or the death of the grantor or settlor of such trust or any one or more beneficiaries of such trust (as applicable), and (b) the Transfer of such shares of Common Stock after the second (2nd) anniversary of the Issue Date so long as (x) the proceeds of such Transfer are to be used to pay estate taxes, debts, obligations and expenses payable by reason of the death of such deceased person or the death of the grantor or settlor of such trust or any one or more beneficiaries of such trust (as applicable) or (y) such Transfer is made in connection with a foreclosure on shares of Class A Common Stock that were pledged pursuant to a Permitted Transfer. In order for a trust or estate to convert shares of Class A Common Stock into shares of Common Stock pursuant to this Section 3(B)(1)(d), such trust or estate shall surrender such the certificate or certificates for such shares (or, if such trust or estate alleges that such certificate or certificates has been lost, stolen or destroyed, such trust or estate shall provide the Corporation with a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation and the transfer agent (if the Corporation does not serve as its own transfer agent) at the office of the transfer agent for the Class A Common Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent) and if requested by the Corporation or the transfer agent (if applicable), the posting of a surety bond in customary amount and upon customary terms, against any claim that may be made against the Corporation and/or the transfer agent on account of the alleged loss, theft or destruction of such certificate or certificates), at the office of the transfer agent for the Class A Common Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice (x) stating that such trust or estate elects to convert all or a number of shares of Class A Common Stock represented by such certificate or certificates (if any) pursuant to this Section 3(B)(1)(d) and (y) presenting facts indicating that such conversion complies with this Section 3(B)(1)(d). Such notice shall also state such trust or estate’s name or the names of the nominees in which such trust or estate wishes such shares of Common Stock, and the certificate or certificates (if any) for such shares of Common Stock, to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. In addition, the trust or estate seeking to convert shares of Class A Common Stock into shares of Common Stock pursuant to this Section 3(B)(1)(d) shall (i) provide to the Corporation affidavits stating that such conversion and the related Transfer of shares of Common Stock is in compliance with any agreement such trust or estate may have with Cargill and (ii) upon the Corporation’s request, provide to the Corporation affidavits or other proof reasonably acceptable to the Corporation that such conversion complies with this Section 3(B)(1)(d), and any good faith determination of the Corporation that a particular conversion so qualifies or does not so qualify shall be conclusive and binding. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of the certificates

(or lost certificate affidavit and agreement), notice and, if requested in accordance with the foregoing, any surety bond, affidavits or other proof, shall be the Conversion Time and the shares of Common Stock issuable upon conversion of such shares of Class A Common Stock shall be deemed outstanding of record as of such time. The Corporation shall, as soon as practicable after any such surrender following such Conversion Time, issue and deliver to the applicable trust or estate or to its nominees, a certificate or certificates (if any) for the number of shares of Common Stock into which such shares of Class A Common Stock were converted pursuant to this Section 3(B)(1)(d) and a certificate representing the shares of Class A Common Stock represented by a surrendered certificate that were not converted into shares of Common Stock pursuant to this Section 3(B)(1)(d).

(2) Series A-4 Common Stock. The shares of Series A-4 Common Stock shall be converted into shares of Common Stock on the terms and conditions set forth in this Section 3(B)(2). Any conversion effected in accordance with this Section 3(B)(2) shall be effective upon the applicable Conversion Time whether or not certificates representing such shares are surrendered to the Corporation.

(a) Conversion in Connection with Certain Sales. Prior to the second (2nd) anniversary of the Issue Date, each share of Series A-4 Common Stock shall be converted, automatically and without payment of additional consideration or further action by the holder thereof, into one fully paid and non-assessable share of Common Stock upon the Transfer of that share pursuant to a Structured Formation Offering, Market Sale or Private Sale, as applicable.

(b) Other Conversion. Immediately after the close of business on the second (2nd) anniversary of the Issue Date, each then outstanding share of Series A-4 Common Stock shall be converted, automatically and without payment of additional consideration or further action by the holder thereof, into one share of Common Stock.

(3) 90% Owner After Tender Offer. In the event that any Person becomes the record and beneficial owner of 90% or more of the outstanding shares of Company Common Stock as a result of a tender or exchange offer approved or recommended by the Board of Directors of the Corporation (or the exercise of any “top-up” option granted by the Company in connection with any such tender or exchange offer), each outstanding share of Class A Common Stock, whether or not held by such Person, shall be converted, automatically and without payment of additional consideration or further action by the holder thereof, into one fully paid and non-assessable share of Common Stock.

(C) Conversion of Class B Common Stock. Each share of Class B Common Stock shall be converted into shares of Series A-1 Common Stock, Series A-2 Common Stock, Series A-3 Common Stock or Common Stock, as applicable, on the terms and conditions set forth below in this Section 3(C). Any conversion effected in accordance with this Section 3(C) shall be effective upon the applicable Conversion Time whether or not certificates representing such shares are surrendered to the Corporation.

(1) Conversion upon Shareholder Approval. If the Corporation’s Board of Directors determines to submit to the stockholders of the Corporation, at a duly called meeting of stockholders, a proposal to effect a conversion of the shares of Class B Common Stock, and such proposal is approved by the affirmative vote of the holders of a majority of the voting power of the shares of Common Stock, Class A Common Stock and Class B Common Stock entitled to vote and present in person or by proxy at the meeting, voting together as a single class (any such approval, the “Class B Conversion Approval”), all of the shares of Class B Common Stock then outstanding shall be converted, automatically and without payment of additional consideration or further action by the holders thereof, as follows:

(a) If the Class B Conversion Approval occurs prior to the First Lock-up Release Date, then immediately prior to the close of business on the date of such Class B Conversion Approval (i) each share of Series B-1 Common Stock shall be converted into one fully paid and non-assessable share of Series A-1 Common Stock, (ii) each share of Series B-2 Common Stock shall be converted into one fully paid and non-assessable share of Series A-2 Common Stock, and (iii) each share of Series B-3 Common Stock shall be converted into one fully paid and non-assessable share of Series A-3 Common Stock;

(b) If the Class B Conversion Approval occurs on or after the First Lock-up Release Date but prior to the Second Lock-up Release Date, then immediately prior to the close of business on the date of such Class B Conversion Approval, (i) each share of Series B-1 Common Stock shall be converted into one fully paid and non-assessable share of Common Stock, (ii) each share of Series B-2 Common Stock shall be converted into one fully paid and non-assessable share of Series A-2 Common Stock, and (iii) each share of Series B-3 Common Stock shall be converted into one fully paid and non-assessable share of Series A-3 Common Stock;

(c) If the Class B Conversion Approval occurs on or after the Second Lock-up Release Date but before the Third Lock-up Release Date, then immediately prior to the close of business on the date of such Class B Conversion Approval, (i) each share of Series B-1 Common Stock and Series B-2 Common Stock shall be converted into one fully paid and non-assessable share of Common Stock, and (ii) each share of Series B-3 Common Stock shall be converted into one fully paid and non-assessable share of Series A-3 Common Stock; and

(d) If the Class B Conversion Approval occurs on or after the Third-Lock-up Release Date, then immediately prior to the close of business on the date of such Class B Conversion Approval, each share of Class B Common Stock shall be converted into one fully paid and non-assessable share of Common Stock.

(2) 90% Owner After Tender Offer. In the event that any Person becomes the record and beneficial owner of 90% or more of the outstanding shares of Company Common Stock as a result of a tender or exchange offer approved or recommended by the Board of Directors of the Corporation (or the exercise of any “top-up” option granted by the Company in connection with any such tender or exchange offer), each outstanding share of Class B Common Stock, whether or not held by such Person, shall be converted, automatically and without payment of additional consideration or further action by the holder thereof, into one fully paid and non-assessable share of Common Stock.

(D) Conversion Mechanics.

(1) Manner of Conversion.

(a) Upon the automatic conversion of any shares of Class A Common Stock or any shares of Class B Common Stock pursuant to Section 3(B) or Section 3(C) of this Article IV (other than pursuant to Section 3(B)(1)(d)) (any such conversion, an “Automatic Conversion”), the Corporation will provide written notice of the conversion of such shares to the holders of record of such shares, at such holders’ respective addresses as they appear on the transfer books of the Corporation, as soon as reasonably practicable following the applicable Conversion Time; provided, however, that neither the failure to give such notice nor any defect therein shall affect the validity of the conversion. Such notice, which need not be sent in advance of the occurrence of the applicable Conversion Time, shall state, as appropriate and together with such other information as the Corporation may deem appropriate to include in such notice: (i) the effective date of the conversion; and (ii) the number and series of shares of Class A Common Stock or Class B Common Stock, as the case may be, that were or are to be automatically converted and the number and class and series of shares, as applicable, into which the converted (or to be converted) shares were (or are to be) converted.

(b) In the event of an Automatic Conversion of any shares of Class A Common Stock or any shares of Class B Common Stock, the certificates formerly representing each such share of Class A Common Stock or Class B Common Stock shall thereupon and thereafter be deemed to represent such number and series (if applicable) of shares of Class A Common Stock or Common Stock, as applicable, into which such shares of Class A Common Stock or Class B Common Stock were converted pursuant to such Automatic Conversion unless and until such certificate or certificates are exchanged in accordance with the following paragraph.

(c) From and after the Conversion Time applicable to shares of Class A Common Stock or Class B Common Stock converted pursuant to an Automatic Conversion any holder of such shares of former Class A Common Stock or former Class B Common Stock may surrender such holder’s certificate or certificates for such shares (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, such holder shall provide the Corporation with a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation and the transfer agent (if the Corporation does not serve as its own transfer agent) at the office of the transfer agent for the Class A Common Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent) and if requested by the Corporation or the transfer agent (if applicable), the posting of a surety bond in customary amount and upon customary terms, against any claim that may be made against the Corporation and/or the transfer agent on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Class A Common Stock and/or Class B Common Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder would like one or more new certificates (if any) representing the shares of Class A Common Stock or Common Stock, as applicable, into which such shares of Class A Common Stock and/or Class B Common Stock were converted pursuant to the Automatic Conversion. Such notice shall state such holder’s name or, where shares were converted into shares of Common Stock, the names of the nominees in which such holder wishes the certificate or certificates (if any) for such shares to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The Corporation shall, as soon as practicable after any such surrender following the Conversion Time applicable to any such shares, issue and deliver to such holder, or where shares were converted into shares of Common Stock, to his, her or its nominees, a certificate or certificates (if any) for the number of shares of Class A Common Stock or Common Stock into which such shares of Class A Common Stock and/or Class B Common Stock were converted pursuant to the Automatic Conversion.

(2) Reservation of Shares. The Corporation shall at all times when Class A Common Stock or Class B Common Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Class A Common Stock or Class B Common Stock, such number of its duly authorized shares of Class A Common Stock and Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class A Common Stock and Class B Common Stock at such time; and if at any time the number of authorized but unissued shares of Class A Common Stock or Common Stock, as applicable, shall not be sufficient to effect the conversion of all then outstanding shares of Class A Common Stock and Class B Common Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Class A Common Stock or Common Stock, as applicable, to such number of shares as shall be sufficient for such purposes, including, if applicable, seeking to obtain the requisite stockholder approval of any necessary amendment to this Restated Certificate of Incorporation.

(3) Effect of Conversion. Each share of Class A Common Stock and Class B Common Stock converted as herein provided shall no longer be deemed to be outstanding and all rights with respect to such share shall immediately cease and terminate at the Conversion Time applicable to such share, except only the right of the holder thereof to receive shares of Class A Common Stock or Common Stock, as the case may be, in exchange therefor and to receive payment of any dividends declared but unpaid on the share so converted for which the record date has already occurred. Any shares of any series of Class A Common Stock or Class B Common Stock so converted shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of the applicable series of Class A Common Stock or Class B Common Stock accordingly.

(4) Treatment of Certain Dividends.

(a) With respect to any dividends that (i) are declared on shares of Series A-1 Common Stock, Series A-2 Common Stock, Series A-3 Common Stock or Series A-4 Common Stock, (ii) are payable in shares of Series A-1 Common Stock, Series A-2 Common Stock, Series A-3 Common Stock, or Series A-4 Common Stock, respectively, and (iii) have not been paid prior to the conversion of such shares of Series A-1 Common Stock, Series A-2 Common Stock, Series A-3 Common Stock or Series A-4 Common Stock, as applicable, into shares of Common Stock, such dividend shall be paid in the form of shares of Common Stock rather than in the form of shares of Series A-1 Common Stock, Series A-2 Common Stock, Series A-3 Common Stock or Series A-4 Common Stock, as applicable.

(b) With respect to any dividends that (i) are declared on shares of Series B-1 Common Stock, Series B-2 Common Stock or Series B-3 Common Stock, (ii) are payable in shares of Series B-1 Common Stock, Series B-2 Common Stock or Series B-3 Common Stock, respectively, and (iii) have not been paid prior to the conversion of such shares of Series B-1 Common Stock, Series B-2 Common Stock or Series B-3 Common Stock, as applicable, into shares of Series A-1 Common Stock, Series A-2 Common Stock or Series A-3 Common Stock, as the case may be, such dividend shall be paid in the form of the Series A-1 Common Stock, Series A-2 Common Stock or Series A-3 Common Stock, as applicable, into which such shares were converted rather than in the form of shares of Series B-1 Common Stock, Series B-2 Common Stock, or Series B-3 Common Stock, as applicable.

(c) With respect to any dividends that (i) are declared on shares of Series B-1 Common Stock, Series B-2 Common Stock or Series B-3 Common Stock, (ii) are payable in shares of Series B-1 Common Stock, Series B-2 Common Stock, or Series B-3 Common Stock, respectively, and (iii) have not been paid prior to the conversion of such shares of Series B-1 Common Stock, Series B-2 Common Stock or Series B-3 Common Stock, as applicable, into shares of Common Stock, such dividend shall be paid in the form of shares of Common Stock rather than in the form of shares of Series B-1 Common Stock, Series B-2 Common Stock or Series B-3 Common Stock, as applicable.

(5) Taxes. The issuance of shares of Common Stock or Class A Common Stock, as the case may be, on the conversion of Class A Common Stock or Class B Common Stock shall be made by the Corporation without charge for expenses or for any documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock or Class A Common Stock, as applicable. However, if any such shares are to be issued in a name other than that of the holder of the share or shares of Class A Common Stock and/or Class B Common Stock converted, the person or persons requesting the issuance thereof shall pay to the Corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Corporation that such tax has been paid or is not required to be paid.

(E) General.

(1) The restrictions on Transfer set forth in this Section 3 of Article IV shall be referred to as the “Lock-up.” The Corporation shall not register the purported Transfer of any shares of Class A Common Stock or Class B Common Stock in violation of the Lock-up and any such Transfer in violation of the Lock-up shall be null and void ab initio.

(2) All shares of Class A Common Stock and Class B Common Stock shall be issued solely in certificated form, which certificate shall at all times bear a legend to the effect that such shares are subject to the Lock-up.

(F) Definitions.

The following terms shall have the meanings set forth below:

“Acorn Trust” means the Acorn Trust dated January 30, 1995, as amended.

“Anne Ray Charitable Trust” means the Anne Ray Charitable Trust dated August 20, 1996, as amended.

“beneficial owner” and words of similar import (including “beneficially own” and “beneficial ownership”) shall have the meaning attributed to them under Rule 13d-3 promulgated under the Exchange Act except that a Person shall be deemed to have “beneficial ownership” of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after passage of time.

“Cargill” means Cargill, Incorporated and its successors.

“Cargill Family Entity” means any corporation, partnership or limited liability company of which, in each case, at least ninety percent (90%) in value of the stock or other ownership interests is owned by one or more Cargill Family Members, Cargill Family Trusts, other Cargill Family Entities or Cargill Family Member Estates.

“Cargill Family Member” means (a) any natural person who is a lineal descendent of W.W. Cargill, including a legally adopted descendent and his or her descendents; (b) any natural person who is a spouse of any person referred to in clause (a); and (c) any natural person who is a brother, sister or parent, including as a result of a legal adoption, of any person referred to in clause (a).

“Cargill Family Member Estate” means the estate of any Cargill Family Member.

“Cargill Family Trust” means any trust the primary beneficiaries of which are Cargill Family Members, Cargill Family Entities, other Cargill Family Trusts and/or Charitable Organizations.

“Charitable Organization” means an organization described in Section 170(c), Section 501(c)(3) or Section 501(c)(4) of the Code.

“Code” means the Internal Revenue Code of 1986, as amended.

“Conversion Time” means, with respect to any share of Company Common Stock, the date and time that such share is converted into any other class or series of Company Common Stock as set forth in Section 3 of this Article IV.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Execution Date” means January 18, 2011.

“Family Members” means, with respect to any natural person, such person’s spouse, parents, grandparents, children, grandchildren, great-grandchildren, brothers and sisters, mother-in-law and father-in-law, brothers-in-law and sisters-in-law, daughters-in-law and sons-in-law. Adopted and step-members are also included as “Family Members.”

“First Lock-Up Release Date” means the first day after the thirty (30) month anniversary of the Issue Date.

“Governance Agreement” means that certain Governance Agreement, dated as of January 18, 2011, by and among the Corporation, the Mosaic Company and the Stockholder Parties thereto, as such agreement may be amended from time to time.

“Issue Date” means the date on which Cargill consummates the Split-off, as such term is defined in the Merger and Distribution Agreement, in accordance with the terms thereof.

“Lock-Up Expiration Date” means: (A) with respect to each share of Series B-1 Common Stock, the First Lock-Up Release Date, (B) with respect to each share of Series B-2 Common Stock, the Second Lock-Up Release Date and (C) with respect to each share of Series B-3 Common Stock, the Third Lock-Up Release Date.

“Lilac Trust” means the Lilac Trust dated August 20, 1996, as amended.

“MAC Trusts” means the Margaret A. Cargill Foundation, the Acorn Trust, the Lilac Trust and the Anne Ray Charitable Trust.

“Margaret A. Cargill Foundation” means the Margaret A. Cargill Foundation established under the Acorn Trust dated January 30, 1995, as amended.

“Market Sale” means a sale of capital stock of the Corporation by the MAC Trusts pursuant to and in accordance with Section 2.2(a) of the Registration Agreement.

“Merger” shall have the meaning assigned to such term in the Merger and Distribution Agreement.

“Merger and Distribution Agreement” means that certain Merger and Distribution Agreement, dated as of January 18, 2011, by and among the Corporation, The Mosaic Company, GNS Merger Sub LLC, the MAC Trusts and Cargill, as such agreement may be amended from time to time.

“Permitted Transfer” means:

(A) any Transfer of shares to the Corporation or any of its subsidiaries;

(B) any Transfer of shares by an estate of a person who shall have died after the Execution Date or by a trust (in the event a grantor, settlor or beneficiary of such trust shall have died after the Execution Date), in each case so long as the proceeds of such Transfer are to be used to pay estate taxes and expenses payable by reason of the death of such deceased person or the death of the grantor or settlor of such trust or any one or more beneficiaries of such trust (as applicable);

(C) any pledge of shares by an estate of a person who shall have died after the Execution Date or by a trust (in the event a grantor, settlor or beneficiary of such trust shall have died after the Execution Date), in each case so long as such pledge of shares is made to a bank, trust company or other financial institution as security for a bona fide loan and the proceeds of such loan are to be, or shall have been, used to pay estate taxes, debts, obligations and expenses payable by reason of the death of such deceased person or the death of the grantor or settlor of such trust or any one or more beneficiaries of such trust (as applicable), and the Transfer of any such pledged shares in connection with a foreclosure on such pledged shares;

(D) any Transfer of shares of a deceased holder to the estate of such deceased holder upon such deceased holder’s death and the Transfer of such shares from the estate of such deceased holder to the beneficiaries thereof, provided that each such Transfer is pursuant to the deceased holder’s will or the laws of descent or distribution;

(E) any Transfer of shares of a holder to the bankruptcy estate of such holder if such holder has become bankrupt or insolvent;

(F) any Transfer of shares by a natural person to (i) any of such holder’s Family Members, (ii) a trust for the benefit of the holder or one or more of such holder’s Family Members (a “Qualified Trust”) or (iii) any corporation, partnership or limited liability company of which, in each case, 100% of the voting and equity interests are beneficially owned by one or more of such holder and such holder’s Family Members or a trust for the benefit of one or more of such holder’s Family Members;

(G) any Transfer of shares by a Qualified Trust to the beneficiaries and/or grantor or settlor of such trust, in each case in accordance with the terms of the governing trust instrument;

(H) any Transfer of shares of Series A-4 Common Stock by a Charitable Organization to another Charitable Organization to satisfy the transferor’s annual distribution requirements under the Code, applicable treasury regulations or state law; to the extent, and only to the extent, such transferor’s liquid assets are insufficient, in the good faith judgment of the transferor, to meet such annual distribution requirements and operating requirements for such period;

(I) any Transfer of shares by the Acorn Trust to the MAC Foundation in accordance with the governing trust agreement for the Acorn Trust and any Transfer of shares from the Lilac Trust to the Anne Ray Charitable Trust in accordance with the governing trust agreement for the Lilac Trust;

(J) any Transfer of shares by a holder thereof approved by the Board of Directors of the Company and by Cargill;

(K) any Transfer of shares after the second (2nd) anniversary of the Issue Date with respect to which no gain or loss is recognized for U.S. federal income tax purposes;

(L) any Transfer of shares after the second (2nd) anniversary of the Issue Date to Cargill Family Members, Cargill Family Entities, Cargill Family Member Estates, Cargill Family Trusts and Charitable Organizations; and

(M) any Transfer of shares after the second (2nd) anniversary of the Issue Date by a Cargill Family Trust to the beneficiaries and/or grantors or settlors of such trust.

“Person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, governmental entity or agency or other entity of any kind or nature.

“Private Sale” means a sale of capital stock of the Corporation by the MAC Trusts pursuant to and in accordance with Section 2.2(c) of the Registration Agreement.

“Qualified Transfer” means a Transfer (A) pursuant to a tender or exchange offer that is made by the Corporation or any of its subsidiaries or approved (including solely for the purposes of this definition) or recommended by the Board of Directors (or a designated committee thereof) or (B) arising as a result of a reorganization, consolidation, combination or merger or similar transaction to which the Corporation is a party.

“Registration Agreement” means that certain Registration Agreement, dated as of January 18, 2011, by and among the Corporation, The Mosaic Company, Cargill, the MAC Trusts and the other Persons party thereto, as such agreement may be amended from time to time.

“Released Share Offering” has the meaning assigned to such term in the Registration Agreement.

“Second Lock-Up Release Date” means the first day after the forty-two (42) month anniversary of the Issue Date.

“Structured Formation Offering” means any of the First Formation Offering, the Second Formation Offering, the Third Formation Offering, the Fourth Formation Offering, and the S&P 500 Index Inclusion Offering, as each such term is defined in, and pursuant to, the Registration Agreement.

“Third Lock-Up Release Date” means the first day after the fifty-four (54) month anniversary of the Issue Date.

“Transfer” means (with its cognates having corresponding meanings), with respect to any securities (“applicable securities”), (i) any direct or indirect sale, exchange, issuance, transfer, redemption, grant, pledge, hypothecation or other disposition, whether voluntary or involuntary, by operation of law or otherwise, and whether or not for value, of any of the applicable securities, or any securities, options, warrants or rights convertible into or exercisable or exchangeable for, or for the purchase or other acquisition of, any applicable securities or any contract or other binding arrangement or understanding (in each case, whether written or oral) to take any of the foregoing actions or (ii) entering into any swap or other agreement, arrangement or understanding, whether or not in writing, that, directly or indirectly, transfers, conveys or otherwise disposes of, in whole or in part, any of the economic or other risks or consequences of ownership of any applicable securities, including short sales of applicable securities, option transactions with respect to applicable securities, use of equity or other derivative financial instruments relating to applicable securities and other hedging arrangements with respect to applicable securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of the applicable securities, other securities, cash or otherwise; provided, however, that the grant of a proxy in connection with a solicitation of proxies subject to the provisions of Section 14 of the Exchange Act shall not constitute a “Transfer”.

4. Preferred Stock.

The Board of Directors is authorized, subject to limitations prescribed by law and Section 2(D)(2) of this Article IV, to provide by resolution or resolutions for the issuance of shares of Preferred Stock from time to time in one or more series, and, by filing a certificate pursuant to the applicable law of the State of Delaware (each a “Preferred Stock Designation”), to establish the number of shares to be included in each such series, and to fix the voting powers (if any), designations, powers, preferences, and relative, participating, optional or other rights, if any, of the shares of each such series, and any qualifications, limitations and restrictions thereof. The shares of Preferred Stock of any one series shall be identical with each other in all respects except as to the dates from and after which dividends thereon shall cumulate, if cumulative.

The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

(a) the designation of the series, which may be by distinguishing number, letter or title;

(b) the number of the shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares of such series then outstanding);

(c) whether dividends, if any, shall be cumulative or noncumulative and the dividend rate of the series;

(d) the dates at which dividends, if any, shall be payable;

(e) the redemption rights and price or prices, if any, for shares of the series;

(f) the terms and amount of any sinking fund provided for the purchase or redemption of shares of the series;

(g) the amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

(h) whether the shares of the series shall be convertible or exchangeable into shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series or of such other security, the conversion price or prices or exchange rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

(i) restrictions on the issuance of shares of the same series or of any other class or series;

(j) the voting rights, if any, of the holders of shares of the series; and

(k) such other powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof as the Board of Directors shall determine.

ARTICLE V

BYLAWS

In furtherance and not in limitation of the powers conferred by statute and except as provided herein or in the bylaws, the Board of Directors shall have the power to adopt, amend, repeal or otherwise alter the bylaws without any action on the part of the stockholders in accordance with the bylaws; provided, however, that any bylaws made by the Board of Directors and any and all powers conferred by any of said bylaws may be amended, altered or repealed by the stockholders.

ARTICLE VI

LIMITATION OF DIRECTORS’ LIABILITY; INDEMNIFICATION

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. Each person who is or was a director or officer of the Corporation, and each person who serves or served at the request of the Corporation as a director or officer of another enterprise, shall be indemnified by the Corporation in accordance with, and to the fullest extent authorized by, the General Corporation Law.

If the General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended.

Any repeal or modification of the foregoing provisions of this Article VI shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

ARTICLE VII

ELECTION OF DIRECTORS

The election of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

ARTICLE VIII

BOARD OF DIRECTORS

The business of the Corporation shall be managed by or under the direction of the Board of

Directors. A majority of the whole Board of Directors shall constitute a quorum for the transaction of business. Any director may tender his resignation at any time. Subject to any rights of the holders of any series of Preferred Stock, any director may be removed from office at any time, but only for cause and then only by the affirmative vote of the holders of at least a majority of the voting power of the then outstanding Voting Stock (as hereafter defined), voting together as a single class. For purposes of this Restated Certificate of Incorporation, “Voting Stock” shall mean the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.

The number of directors to constitute the whole Board of Directors shall be established as provided in the bylaws. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the Board of Directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. At the first annual meeting of stockholders, the terms of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of the stockholders, the term office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders, the term of office for the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting. The Board of Directors is authorized to assign members of the Board of Directors already in office to such classes at the time such classification becomes effective.

Notwithstanding the foregoing provisions of this section, each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. If the number of directors is hereafter changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, except as may be expressly provided as to any directors who may be elected by the holders of any series of Preferred Stock.

ARTICLE IX

STOCKHOLDER ACTION BY WRITTEN CONSENT

Action shall be taken by the stockholders of the Corporation only at annual or special meetings of the stockholders, and stockholders may not act by written consent; provided, however, that any action required or permitted to be taken by stockholders for or in connection with any action set forth in Section 2(D)(2) of Article IV and recommended by the Board of Directors may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of the applicable classes and/or series of shares of Class A Common Stock and/or Class B Common Stock representing the Requisite Votes (in addition to the holders of outstanding shares of Company Common Stock representing the minimum number of votes that are otherwise required under applicable law or this Restated Certificate of Incorporation) and shall otherwise comply with the procedures set forth in the bylaws of the Corporation. Special meetings of the stockholders may only be called as provided in the bylaws.

ARTICLE X

AMENDMENT

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute (but subject to Section 2(D)(2) of Article IV), and all rights conferred upon stockholders herein are granted subject to this reservation; provided, however, that no Preferred Stock Designation shall be amended after the issuance of any shares of the series of Preferred Stock created thereby, except in accordance with the terms of such Preferred Stock Designation and the requirements of applicable law.

3) That the foregoing amendment and restatement was approved by the holders of the requisite number of shares of this corporation in accordance with Section 228 of the DGCL.

4) That said amended and restated certificate of incorporation, which restates and integrates and further amends the provisions of this corporation’s certificate of incorporation, has been duly adopted in accordance with Sections 242 and 245 of the DGCL.

IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of the Corporation on this [    ] day of [        ], 20[    ].

GNS II (U.S.) CORP.

By:
Name:
Title:

EXHIBIT C

1.	The undersigned is acquiring M Holdings Shares pursuant to the Offer for its own account and not with a view to, or for offer or sale in connection with, any distribution, whether in violation of the Securities Act of 1933, as amended (the “Securities Act”) or otherwise, other than pursuant to and in accordance with the Transaction Documents. The undersigned understands that the M Holdings Shares are not listed on any national securities exchange and that the M Holdings Shares acquired by it pursuant to the Offer will constitute “restricted securities” (as defined under Rule 144(a) under the Securities Act) and may not be sold, transferred or otherwise disposed of unless such sale, transfer or other disposition is registered under the Securities Act and applicable state securities laws or is exempt from registration thereunder. The undersigned has not, directly or indirectly, offered any of the M Holdings Shares to be acquired by it pursuant to the Offer to anyone or solicited any offer to buy any of such shares and the undersigned will not sell, transfer or otherwise dispose of or offer for sale any of such shares unless such sale, transfer or other disposition or offer is registered under the Securities Act and applicable state securities laws or is exempt from registration thereunder. The undersigned has no agreement or understandings, directly or indirectly, with anyone to distribute any of such shares.

2.	The undersigned is an “accredited investor” (as defined in Rule 501(a) under the Securities Act) in that it satisfies one or more of the criteria indicated on Exhibit A, and the undersigned (either alone or together with its advisors) has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the Offer and an investment in the M Holdings Shares, and the undersigned is capable of bearing any risk and complete loss of its investment in the M Holdings Shares.

3.	The undersigned has had the opportunity to ask questions and receive answers concerning the terms and conditions of the transactions contemplated by the Transaction Documents and has had full access to such other information concerning the M Holdings Shares, Cargill, Mosaic, M Holdings and any of their respective subsidiaries as it has requested. The undersigned has received all information that it believes is necessary or appropriate in connection with its investment in the M Holdings Shares.

4.

The undersigned is an informed and sophisticated party and has engaged, to the extent the undersigned deems appropriate, expert advisors experienced in the evaluation of transactions of the type contemplated by the Offer and the Letter of Transmittal. The undersigned acknowledges that the undersigned has not relied upon any investigation that may have been made by Cargill with respect to the M Holdings Shares or any express or implied representations or warranties of any nature made by or on behalf of or imputed to Cargill, Mosaic or M Holdings, whether or not any such representations, warranties or statements were made in writing or orally, except as expressly set forth for the benefit of the undersigned in the Offer to Exchange or in the Letter of Transmittal. Without limiting the generality of the foregoing, the undersigned acknowledges that none of Cargill, Mosaic or Mosaic Holdings has made, makes, or will make any representation or warranty, express or implied, with respect to (i) any projections, estimates or budgets delivered to or made available to the undersigned of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of Cargill, Mosaic or M Holdings and of any of their respective subsidiaries or the future business and operations of Cargill, Mosaic or M Holdings and their respective subsidiaries; or (ii) any other information or documents made available to the undersigned or its counsel, accountants or advisors with respect to Cargill, Mosaic, M Holdings or their respective subsidiaries or their respective businesses or operations, except as expressly set forth for the benefit of the undersigned in the Offer to Exchange and in this Letter of Transmittal.